UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

CARNIVAL CORPORATION

CARNIVAL PLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐ Check	box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 1, 2004

MICKY ARISON

Chairman of the Boards

Chief Executive Officer

To our Shareholders:

On behalf of the boards of directors of each of Carnival Corporation and Carnival plc, it is my pleasure to invite you to attend our joint annual meetings of shareholders. As we have shareholders in both the United Kingdom and the United States, our intention is to rotate the location of the annual meetings between the United States and the United Kingdom each year in order to accommodate shareholders on both sides of the Atlantic. Last year we held our annual meetings in Southampton, England, and this year we will be holding them in New York City.

The annual meetings will be held at The Auditorium at Equitable Center, 787 Seventh Avenue, in New York City on Thursday, April 22, 2004. The meetings will commence at 10:00 a.m. (New York time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

We are also offering our shareholders the opportunity to tour Queen Mary 2 during the afternoon of April 22, 2004 in New York or the morning of May 24, 2004 in Southampton, England. Details are enclosed.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to one of our websites, www.carnivalcorp.com or www.carnivalplc.com, shortly before the start of the meetings and follow the instructions provided. For our UK shareholders, we will also be hosting the webcast of the annual meetings at Southampton Guildhall in Southampton, England. Although shareholders will not be able to vote in Southampton (they must submit a proxy as described in the Carnival plc Notice of Annual General Meeting), they will be able to submit questions to the directors in New York.

We remind our new shareholders that, as a result of our dual listed company, or DLC, structure, the conduct of our shareholders meetings differs from practice you may be accustomed to as shareholders of other companies. Please see “Questions and Answers about the Proxy Materials and the Annual Meetings” which begins on page 7 for an overview of the main differences. In addition, because this proxy statement complies with the requirements of the U.S. Securities and Exchange Commission, the format of the information for the Carnival plc annual general meeting differs significantly from the format of the information that shareholders of UK companies are accustomed to receiving.

You will find information regarding the matters to be voted on in the attached notices of annual meetings of shareholders and proxy statement. The Carnival Corporation Notice of Annual Meeting begins on page 1 and the Carnival plc Notice of Annual General Meeting begins on page 3. We are also pleased to offer most Carnival Corporation and all Carnival plc shareholders the opportunity to receive future shareholder communications electronically. By signing up for electronic delivery, shareholders can receive shareholder communications faster and can help us reduce our printing and mailing costs. Because of the DLC structure, all voting will take place on a poll (or ballot).

Under the DLC structure, shareholders of both companies effectively vote together as a single body on most significant matters, called joint electorate actions. All of the resolutions proposed for this year’s annual meetings are joint electorate actions, which means that Carnival Corporation shareholders will be asked to vote on resolutions for Carnival plc as well on resolutions for Carnival Corporation, and Carnival plc shareholders will be asked to vote on resolutions for Carnival Corporation as well on resolutions for Carnival plc. Please see “Questions and Answers about the Proxy Materials and the Annual Meetings” which begins on page 7 for a discussion of the voting procedures under the DLC structure.

The overall results of the joint electorate vote will be announced to the media and the relevant stock exchanges and posted on the websites of Carnival Corporation and Carnival plc after both shareholder meetings have closed.

Your vote is important. Whether or not you plan to attend the annual meetings in person, please submit your vote using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meetings in person should you so choose.

The boards of directors recommend that you vote “FOR” Carnival Corporation Proposals 1-7, which are Carnival plc Resolutions 1-20.

Thank you for your ongoing support of, and continued interest in, Carnival Corporation & plc.

Sincerely,

Micky Arison

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS	1

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS	3

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS	7

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION	12

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC	15

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23

PROPOSAL 1 (RESOLUTIONS 1-14) ELECTION OR RE-ELECTION OF DIRECTORS	23

PROPOSALS 2 & 3 (RESOLUTIONS 15 & 16) RE-APPOINTMENT OF INDEPENDENT AUDITORS FOR CARNIVAL PLC AND RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR CARNIVAL CORPORATION	25

PROPOSAL 4 (RESOLUTION 17) RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC	25

PROPOSAL 5 (RESOLUTION 18) APPROVAL OF DIRECTORS’ REMUNERATION REPORT	26

PROPOSALS 6 & 7 (RESOLUTIONS 19 & 20) APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC	26

BOARD STRUCTURE AND COMMITTEE MEETINGS	28

COMPENSATION OF DIRECTORS	33

EXECUTIVE COMPENSATION	34

DEFINED BENEFIT AND OTHER PLANS	42

REPORT OF THE COMPENSATION COMMITTEES	44

STOCK PERFORMANCE GRAPHS	46

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	48

REPORT OF THE AUDIT COMMITTEES	50

TRANSACTIONS OF MANAGEMENT AND DIRECTORS	51

CHANGE IN INDEPENDENT AUDITORS	54

3655 N.W. 87th Avenue

Miami, Florida 33178-2428

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS

DATE	Thursday, April 22, 2004

TIME	10:00 a.m. (New York time) The Carnival Corporation annual meeting will start directly following the annual general meeting of Carnival plc.

PLACE	The Auditorium at Equitable Center 787 Seventh Avenue New York, New York 10019 U.S.A.

WEBCAST	www.carnivalcorp.com

ITEMS OF BUSINESS	1.	To elect and re-elect 14 directors to the boards of each of Carnival Corporation and Carnival plc;

	2.	To appoint the independent auditors for Carnival plc and to ratify the selection of independent certified public accountants for Carnival Corporation;

	3.	To authorize the audit committee of Carnival plc to agree the remuneration of the independent auditors;

	4.	To receive the UK accounts and reports for Carnival plc for the financial period ended November 30, 2003 (in accordance with legal requirements applicable to UK companies);

	5.	To approve the directors’ remuneration report of Carnival plc (in accordance with legal requirements applicable to UK companies);

	6.	To approve limits on the authority to allot shares by Carnival plc (in accordance with customary practice for UK companies);

	7.	To approve the disapplication of pre-emption rights for Carnival plc shares (in accordance with customary practice for UK companies);

	8.	To transact such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote your Carnival Corporation shares if you were a shareholder at the close of business on February 23, 2004.

MEETING ADMISSION	Attendance at the meeting is limited to shareholders. Each Carnival Corporation shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in brokerage accounts (“under a street name”) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 7 of this proxy statement and the instructions on your proxy card.

On behalf of the Board of Directors

ARNALDO PEREZ

Senior Vice President,

General Counsel & Secretary

A proxy statement and proxy card are enclosed. All Carnival Corporation shareholders are urged to follow the instructions attached to the proxy card and complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

This proxy statement and accompanying proxy card are being distributed on or about March 5, 2004.

Carnival House

5 Gainsford Street

London SE1 2NE

United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc will be held at The Auditorium at Equitable Center, 787 Seventh Avenue, in New York City, U.S.A. on April 22, 2004 at 10:00 a.m. (New York time) for the purpose of considering and, if thought fit, passing the resolutions described below:

•	Resolutions 1 through 19 will be proposed as ordinary resolutions. For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

•	Resolution 20 will be proposed as a special resolution. For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

To consider the following resolutions as ordinary resolutions:

Election and Re-election of directors

1.	To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc.

2.	To re-elect Ambassador Richard G. Capen, Jr. as a director of Carnival Corporation and as a director of Carnival plc.

3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and as a director of Carnival plc.

4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc.

5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and as a director of Carnival plc.

6.	To re-elect Howard S. Frank as a director of Carnival Corporation and as a director of Carnival plc.

7.	To re-elect Baroness Hogg as a director of Carnival Corporation and as a director of Carnival plc.

8.	To re-elect A. Kirk Lanterman as a director of Carnival Corporation and as a director of Carnival plc.

9.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and as a director of Carnival plc.

10.	To elect John P. McNulty as a director of Carnival Corporation and as a director of Carnival plc.

11.	To re-elect Peter Ratcliffe as a director of Carnival Corporation and as a director of Carnival plc.

12.	To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc.

13.	To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc.

14.	To re-elect Uzi Zucker as a director of Carnival Corporation and as a director of Carnival plc.

Re-appointment and remuneration of Carnival plc auditor and ratification of Carnival Corporation auditor

15.	To appoint PricewaterhouseCoopers LLP as independent auditors of Carnival plc for the period commencing upon the conclusion of the meeting until the conclusion of the next general meeting at which the accounts of Carnival plc are laid and to ratify the selection of PricewaterhouseCoopers LLP as independent certified public accountants of Carnival Corporation for the period commencing upon the conclusion of the meeting until the conclusion of the next annual meeting of Carnival Corporation after the date on which this resolution is passed.

16.	To authorize the audit committee of the board of directors of Carnival plc to agree the remuneration of the independent auditors.

Accounts and Reports

17.	To receive the UK accounts of Carnival plc and the reports of the directors and the auditors of Carnival plc for the financial period ended November 30, 2003.

Directors’ remuneration report

18.	To approve the directors’ remuneration report of Carnival plc as set out in the accounts and the reports of the directors and the auditors for the financial period ended November 30, 2003.

Allotment of shares

19.	THAT the authority and power conferred on the directors by Article 30 of Carnival plc’s articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the section 80 amount shall be U.S. $24,299,397.

To consider the following resolution as a special resolution:

Disapplication of pre-emption rights

20.	THAT subject to passing ordinary resolution 19 set out in the notice, the power conferred on the directors by Article 31 of Carnival plc’s articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the section 89 amount shall be U.S. $17,535,030.

By Order of the Board	Registered Office:

Arnaldo Perez Company Secretary March 1, 2004	Carnival House 5 Gainsford Street London SE1 2NE United Kingdom

Registered Number 4039524

VOTING ARRANGEMENTS FOR CARNIVAL PLC SHAREHOLDERS

Carnival plc shareholders can vote in either of two ways:

•	by attending the meeting and voting in person or by attorney or, in the case of corporate shareholders, by corporate representatives; or

•	by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this notice of annual general meeting.

Voting in person (or by attorney)

If you come to the annual general meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly. If you appoint an attorney to attend instead of you he or she should bring an original or certified copy of the power of attorney under which you have authorized them to attend and vote.

In order to attend and vote at the annual general meeting, a corporate shareholder may appoint an individual to act as its representative. The appointment must comply with the requirements of the Companies Act 1985. The representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. In order to pre-register, you would need to fax your Letter of Representation to Carnival plc’s registrar, Lloyds TSB Registrars, on 01903 833085 from within the UK or +44 1903 833085 from elsewhere.

Please note that there will be a live webcast of the Carnival plc annual general meeting and the Carnival Corporation annual meeting, at Southampton Guildhall, West Marlands Road, Civic Centre, Southampton, England, from 3:00 p.m. (London time). All Carnival plc and Carnival Corporation shareholders and their guests are welcome to attend the live webcast, although only Carnival plc and Carnival Corporation shareholders will be able to submit questions to the directors from Southampton. Please note further that only shareholders attending the meetings to be held in New York will be able to vote in person. Accordingly, Carnival plc shareholders attending the webcast of the meetings in Southampton will need to submit a proxy (see below) to make their vote count.

Voting by proxy

A shareholder entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and (on a poll) vote instead of him. A proxy need not be a shareholder of Carnival plc.

To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc’s registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6DA, UK as soon as possible and in any event no later than 3:00 p.m. (UK time) on April 20, 2004. Alternatively, a proxy vote may be submitted via the Internet in accordance with the instructions set out on the proxy form.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of members of Carnival plc in respect of the relevant joint holding.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with CRESTCo’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or to an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID 7RA01) by the latest time(s) for receipt of proxy appointments specified in the notice of meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that CRESTCo does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST

Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Carnival plc may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Shareholders who are entitled to vote

Carnival plc, pursuant to Regulation 41of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 11:00 p.m. on April 20, 2004 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11:00 p.m. on April 20, 2004 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

Documents available for inspection

Copies of the following documents will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting:

•	the register of interests of directors in the share capital of Carnival plc; and

•	copies of all service agreements (including letters of appointment) between each director and Carnival plc.

* * *

There are 20 Resolutions that require shareholder approval at the annual meetings this year. The directors unanimously recommend that you vote in favour of Resolutions 1-20 (inclusive), and encourage you to submit your vote using one of the voting methods described herein. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting in person should you so choose.

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS

Q:	Why am I receiving these materials?

A:	The board of directors of each of Carnival Corporation and Carnival plc (together, “Carnival Corporation & plc,” “we” or “us”) is providing these proxy materials to you in connection with our joint annual meetings of shareholders on Thursday, April 22, 2004. The annual meetings will be held at The Auditorium at Equitable Center, 787 Seventh Avenue, in New York City. The meetings will commence at 10:00 a.m. (New York time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. For our UK shareholders, we will be hosting a live webcast of the annual meeting at Southampton Guildhall, West Marlands Road, Civic Center in Southampton, England. Shareholders in Southampton will be able to submit questions to the directors in New York, but will not be able to vote at that meeting.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meetings, the voting process, the compensation of directors and our most highly paid executive officers and certain other information required by U.S. Securities and Exchange Commission rules applicable to both companies. We have attached as Annexes A, B and D to this proxy statement information that Carnival plc is required to provide to its shareholders under applicable UK rules. Annex C is the charter of our Audit Committees (as revised on January 19, 2004) and Annex E is our Environmental Policy.

Q:	What proposals will be voted on at each of the meetings?

A:	The proposals to be voted on at each of the meetings are set out in the notices of meetings starting on pages 1 and 3 of this proxy statement.

Q:	What is the voting recommendation of the boards of directors?

A:	Your boards of directors recommend that you vote “FOR” all of the proposals described in this proxy statement.

Q:	How does the DLC structure affect my voting rights?

A:	On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called “joint electorate actions.” Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters specified in the organizational documents of Carnival Corporation and Carnival plc where the interests of the two shareholder bodies may diverge are called “class rights actions.” These class rights actions are voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at these annual meetings are joint electorate actions, and there are no class rights actions.

Q:	Generally, what actions are joint electorate actions?

A:	Any resolution to approve an action other than a class rights action or a procedural resolution (described below) is designated as a joint electorate action. The actions designated as joint electorate actions include:

•	the appointment, removal or re-election of any director of either or both companies;

•	if required by law, the receipt or adoption of the annual accounts of both companies;

•	the appointment or removal of the independent auditors of either company;

•	a change of name by either or both companies; or

•	the implementation of a mandatory exchange of Carnival plc shares for Carnival Corporation shares based on a change in tax laws, rules or regulations.

The relative voting rights of Carnival plc shares and Carnival Corporation shares are equalized based on a ratio which we refer to as the “equalization ratio.” Based on the current equalization ratio of 1:1, each Carnival Corporation share has the same voting rights as one Carnival plc share on joint electorate actions.

Q:	How are joint electorate actions voted on?

A:	Joint electorate actions are voted on as follows:

•	Carnival plc shareholders vote at the annual general meeting of Carnival plc (whether in person or by proxy). Voting is on a poll (or ballot) which remains open for sufficient time to allow the vote at the Carnival Corporation meeting to be held and reflected in the Carnival plc meeting through the mechanism of the special voting share. An equivalent vote is cast at the subsequent Carnival Corporation meeting on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

•	Carnival Corporation shareholders vote at the Carnival Corporation annual meeting (whether in person or by proxy). Voting is by ballot (or on a poll) which remains open for sufficient time to allow the vote at the Carnival plc meeting to be held and reflected in the Carnival Corporation meeting through the mechanism of the special voting share. An equivalent vote is cast on the corresponding resolutions at the Carnival plc meeting through a special voting share issued by Carnival plc.

A joint electorate action is approved if it is approved by:

•	a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution if required by applicable law and regulations or Carnival plc’s articles) by the holders of Carnival plc’s shares and the holder of the Carnival plc special voting share as a single class at a meeting at which a quorum was present and acting;

•	a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation articles and by-laws) by the holders of Carnival Corporation shares and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and

•	a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective. Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been “cast” for this purpose.

Q:	How are the directors of each company elected or re-elected?

A:	Resolutions relating to the election or re-election of directors are considered as joint electorate actions. No person may be a member of the board of directors of Carnival Corporation or Carnival plc without also being a member of the board of directors of the other company. There are 14 nominees for election or re-election to the board of directors of each company this year. Each nominee currently serves as a director of Carnival Corporation and Carnival plc. All directors are to be elected or re-elected to serve until the next annual meetings and until their successors are elected.

Q:	What votes are required to elect directors or approve the other proposals?

A:	Proposal 7 (which is Resolution 20) is required to be approved by 75% of the combined votes cast at both meetings.

Each of the other proposals, including the election or re-election of directors, requires the approval of a majority of the combined votes cast at both meetings. Abstentions (including votes withheld) and broker non-votes are not deemed votes cast for purposes of calculating the vote, but do count for the purpose of determining whether a quorum is present.

If you are a beneficial owner of Carnival Corporation shares and do not provide the shareholder of record with a signed voting instruction card, your shares may constitute broker non-votes, as described in “How is the quorum determined?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not deemed cast for purposes of calculating the vote.

Q:	Generally, what are procedural resolutions?

A:	Procedural resolutions are resolutions of a procedural or technical nature that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting. The special voting shares do not represent any votes on “procedural resolutions.” The chairman of each of the meetings will determine whether a resolution is a procedural resolution.

To the extent that such matters require the approval of the shareholders of either company, any of the following will be procedural resolutions:

•	that certain people be allowed to attend or be excluded from attending the meeting;

•	that discussion be closed and the question put to the vote (provided no amendments have been raised);

•	that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

•	to proceed with matters in an order other than that set out in the notice of the meeting;

•	to adjourn the debate (for example, to a subsequent meeting); and

•	to adjourn the meeting.

Q:	Where can I find the voting results of the meeting?

A:	The voting results will be announced to the media and the relevant stock exchanges and posted on the website of Carnival Corporation (www.carnivalcorp.com) and Carnival plc (www.carnivalplc.com), after both shareholder meetings have closed. The results will also be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2004 ending May 31, 2004.

Q:	What is the quorum requirement for the meetings?

A:	The quorum requirement for holding the meetings and transacting business at the meetings is one-third of the total votes of all shareholders of both companies entitled to be voted. Shareholders may be present in person (or by attorney) or represented by proxy at the meetings.

Q:	How is the quorum determined?

A:	For purposes of determining a quorum with respect to joint electorate actions, the special voting shares have the maximum number of votes attached to them as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) constitutes shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting.

In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.

Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our boards of directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q:	Who will bear the cost of soliciting votes for the meetings?

A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the meetings. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q:	Can I view the proxy materials electronically?

A:	This proxy statement will be posted on our websites at www.carnivalcorp.com and www.carnivalplc.com. We encourage you to take advantage of the convenience of accessing these materials through the Internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q:	What reports are filed by Carnival Corporation and Carnival plc with the U.S. Securities and Exchange Commission and how can I obtain copies?

A:	We file joint annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the U.S. Securities and Exchange Commission. Copies of the Carnival Corporation & plc annual report on Form 10-K for the year ended November 30, 2003 (not including documents incorporated by reference), as well as any quarterly reports on Form 10-Q or current reports on Form 8-K, as filed with the U.S. Securities and Exchange Commission can be viewed or obtained without charge through the U.S. Securities and Exchange Commission’s website www.sec.gov (under Carnival Corporation or Carnival plc) or at one of our websites, www.carnivalcorp.com or www.carnivalplc.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 or Carnival plc, Carnival House, 5 Gainsford Street, London SE1 2NE, United Kingdom. We encourage you to take advantage of the convenience of accessing these materials through the Internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q:	May I propose actions for consideration at next year’s annual meetings?

A:	Carnival Corporation shareholders and Carnival plc shareholders (to the extent permitted under Carnival plc’s governing documents and UK law) may submit proposals for consideration at future shareholder meetings, including director nominations. In order for shareholder proposals to be considered for inclusion in our proxy statement for next year’s annual meetings, the written proposals must be received by our Secretary no later than November 3, 2004. Such proposals also will need to comply with U.S. Securities and Exchange Commission regulations and UK corporate law requirements regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year’s meetings, but not included in our proxy statement, must be submitted in writing by January 21, 2005.

Q:	May I nominate individuals to serve as directors?

A:	You may propose director candidates for consideration by our board’s Nominating & Governance Committee. In order to have a nominee considered by the Nominating & Governance Committee for election at the 2005 annual meetings you must submit your recommendation in writing to the attention of our Secretary at our headquarters not later than November 3, 2004. Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the factors referred to below in “Board Structure and Committee Meetings — Nominations of Directors”; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION

Carnival plc shareholders should refer to the “Questions Specific to Shareholders of Carnival plc” beginning on page 15.

Q:	What Carnival Corporation shares owned by me can be voted?

A:	All Carnival Corporation shares owned by you as of February 23, 2004, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Carnival Corporation’s Dividend Reinvestment Plan and its Employee Stock Purchase Plan and (2) held for you as the beneficial owner though a stockbroker, bank or other nominee.

Q:	Will I be asked to vote at the Carnival plc annual meeting?

A:	No. Your vote at the Carnival Corporation annual meeting, for purposes of determining the outcome of combined voting, is automatically reflected as appropriate at the parallel annual meeting of Carnival plc through the mechanism of the special voting share issued by Carnival plc.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Carnival Corporation’s transfer agent, SunTrust Bank, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. Carnival Corporation has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:.	How can I vote my Carnival Corporation shares in person at the meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instruction card included by your broker or nominee.

Q:	How can I vote my Carnival Corporation shares without attending the meeting?

A:

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

In most instances, where your shares are held in street name, you will be able to do this over the Internet at www.proxyvote.com, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee.

Q:	Can I change my vote?

A:	You may change your proxy instruction at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions on each proxy or voting card you receive and mail each, as directed.

Q:	Who can attend the Carnival Corporation meeting?

A:	All Carnival Corporation shareholders of record as of February 23, 2004, or their duly appointed proxies, may attend and vote at the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 23, 2004 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q:	What class of shares are entitled to be voted at the Carnival Corporation meeting?

A:	Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on February 23, 2004, the record date, is entitled to one vote at the annual meeting. On the record date, Carnival Corporation had approximately 632,402,414 shares of common stock issued and outstanding. The trust shares of beneficial interest in the P&O Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. In the election of directors, a vote “withheld” on the Carnival Corporation proxy card has the same effect as a vote against the indicated nominee or nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the other proposals. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for purposes of determining if a quorum is present for joint electorate actions. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the boards of directors.

Q:	What happens if additional proposals are presented at the meeting?

A:

Other than the proposals described in this proxy statement, Carnival Corporation does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, our Chairman of the board and Chief Executive Officer, and Arnaldo Perez, Carnival Corporation’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the boards of directors.

Q:	Who will count the vote?

A:	A representative of SunTrust Bank, our transfer agent, will tabulate the votes and act as the inspector of elections.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC

Carnival Corporation shareholders should refer to “Questions Specific to Shareholders of Carnival Corporation” beginning on page 12.

Q:	Who is entitled to attend and vote at the annual general meeting of Carnival plc?

A:	If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 11:00 p.m. (UK time) on April 20, 2004, you will be entitled to attend in person and vote at the annual general meeting to be held in New York City, U.S.A. in respect of the number of Carnival plc shares registered in your name at that time. You may also appoint one or more proxies to attend and (on a poll) vote instead of you. If you are a corporation you may appoint a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting to be held in New York City, U.S.A. For further details regarding appointing a proxy or corporate representative please see below.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to one of our websites, www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided. For your convenience, we will also be hosting a live webcast of the Carnival plc annual general meeting and the Carnival Corporation annual meeting, at Southampton Guildhall, Southampton, England, from 3:00 p.m. (London time). All Carnival plc and Carnival Corporation shareholders and their guests are welcome to attend the live webcast, although only Carnival plc and Carnival Corporation shareholders will be able to submit questions to the directors from Southampton. Please note further that only shareholders attending the meetings to be held in New York will be able to vote in person. Carnival plc shareholders attending the webcast of the meetings in Southampton will need to submit a proxy to make their vote count.

Q:	Will I be asked to vote at the Carnival Corporation annual meeting?

A:	No. Your vote at the Carnival plc annual general meeting, for purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the parallel annual meeting of Carnival Corporation through the mechanism of a special voting share issued by Carnival Corporation.

Q:	How do I vote my Carnival plc shares without attending the annual general meeting?

A:	You may vote your Carnival plc shares at the annual general meeting by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc’s registrar, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6DA, by not later than 3:00 p.m. (UK time) on April 20, 2004. Alternatively, a proxy vote may be submitted via the Internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system, please see the Carnival plc Notice of Annual General Meeting for further details. Voting by proxy does not preclude you from attending the annual general meeting and voting in person should you wish to do so.

If you are a corporation you can vote your Carnival plc shares at the annual general meeting by appointing a corporate representative. You are strongly encouraged to pre-register your corporate representative to make registration on the day of the annual meeting more efficient. In order to pre-register you would need to fax your Letter of Representation to Carnival plc’s registrar, Lloyds TSB Registrars, on 01903 833085 from within the UK or +44 1903 833085 from elsewhere.

Corporate representatives themselves are urged to arrive at least two hours before commencement of the annual general meeting to assist Carnival plc’s registrar with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc’s registrar.

Q:	Can I change my vote given by proxy or by my corporate representative?

A:	Yes, in certain circumstances. You may change your proxy vote by either completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc’s registrars by no later than 3:00 p.m. (UK time) on April 20, 2004, or by attending and voting in person at the annual general meeting. If you do not attend and vote in person at the annual general meeting and wish to revoke the appointment of your proxy or corporate representative you must do so by delivering a notice of such revocation to Carnival plc’s registrars at least three hours before the start of the annual general meeting.

Q:	What class of shares are entitled to be voted at the Carnival plc meeting?

A:	Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on April 20, 2004, is (on a poll) entitled to one vote at the annual general meeting.

Q:	How are votes counted?

A:	You may vote “FOR,” “AGAINST” or “WITHHOLD” your vote for each of the resolutions. If you “WITHHOLD,” it has no effect on the outcome of the votes, although withheld votes will be counted for purposes of determining if a quorum is present for joint electorate actions.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the share ownership of (1) all persons known by us to be the beneficial owners of 5% or more of the 632,402,414 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding as of February 23, 2004, (2) all persons known by us to be the beneficial owners of 5% or more of the 211,278,994 ordinary shares of Carnival plc outstanding as of February 23, 2004 (41,679,877 of which are owned by Carnival Corporation and have no voting rights), (3) each of our executive officers named in the Executive Compensation Table which appears elsewhere in this proxy statement, (4) each of our other directors and (5) all directors and executive officers as a group.

Micky Arison, Chairman of the board and Chief Executive Officer of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the “Principal Shareholders”), beneficially own shares representing approximately 33% of the combined voting power of Carnival Corporation & plc and have informed us that they intend to cause all such shares to be voted in favor of the 14 nominees to the boards of directors named in this proxy statement and in favor of Proposals 2 through 7 listed in the accompanying Carnival Corporation Notice of Meeting. The table begins with ownership of the Principal Shareholders. See footnote (2) below for a description of the group comprised of members of the Arison family and other persons and entities affiliated with them.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined under rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shares voting power or investment power and also any shares which the individual would have the right to acquire as of April 23, 2004 (60 days after the Carnival Corporation record date of February 23, 2004) through the conversion of a convertible security or the exercise of any stock option or other right.

Beneficial Ownership Table

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percent of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Parent of Carnival plc Ordinary Shares	Percent of Combined Voting Power**
Micky Arison	214,352,138	(2)(4)	33.9%	0	0	26.7%

Shari Arison c/o The Ted Arison Family Foundation, USA Inc. 3655 N.W. 87 Avenue Miami, Florida 33178	7,353,908	(2)(5)	1.2%	0	0	***

James M. Dubin c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019	143,273,930	(2)(20)	22.7%	0	0	17.9%

MA 1994 B Shares, L.P.	106,114,284	(2)(6)	16.8%	0	0	13.2%

MA 1994 B Shares, Inc.	106,114,284	(2)(6)	16.8%	0	0	13.2%
JMD Delaware, Inc as Trustee for the Micky Arison 1994 “B” Trust	106,114,284	(2)(6)	16.8%	0	0	13.2%

MA 1997 Holdings, L.P.	2,162,187	(2)(7)	***	0	0	***

MA 1997 Holdings, Inc.	2,162,187	(2)(7)	***	0	0	***

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percent of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Parent of Carnival plc Ordinary Shares	Percent of Combined Voting Power**

JMD Delaware, Inc. as Trustee for the Micky Arison 1997 Holdings Trust	2,162,187	(2)(7)	***	0	0	***

Ted Arison 1992 Irrevocable Trust for Lin No. 2 23-25 Broad Street P.O. Box 6, St. Helier Jersey JE4 8ND Channel Islands	44,685,830	(2)(12)	7.1%	0	0	5.6%

Shari Arison Irrevocable Guernsey Trust St. James Chambers, Athol Street Douglas, Isle of Man	5,102,708	(2)(9)	***	0	0	***

Ted Arison 1994 Irrevocable Trust For Shari No. 1 P.O. Box 728, 38 Esplanade, St. Helier, Jersey JE4-8ZT Channel Islands	75,679,625	(2)(10)(12)	12.0%	0	0	9.4%

John J. O’Neil c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019	125,468,163	(2)(11)	19.8%	0	0	15.6%

JMD Protector, Inc. c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019	120,365,455	(2)(12)	19.0%	0	0	15.0%

JMD Delaware, Inc. as Trustee for the Micky Arison 2003 GRAT	4,000,000	(2)	***	0	0	***

JMD Delaware, Inc. as Trustee for the Continued Trust for Micky Arison	2,124,560	(2)	***	0	0	***
JMD Delaware, Inc. as Trustee for the Continued Trust for Shari Arison Dorsman	3,759,010	(2)(3)	***	0	0	***

JMD Delaware, Inc. as Trustee for the Continued Trust for Michael Arison	4,759,010	(2)(3)	***	0	0	***

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percent of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Parent of Carnival plc Ordinary Shares	Percent of Combined Voting Power**

JMD Delaware, Inc. as Trustee for the Michael Arison 1999 Irrevocable Delaware Trust	1,000,000	(2)	***	0		0	***

MBA I, L.P.	1,432,440	(2)(3)(13)	***	0		0	***

Marilyn Arison 2003 Trust.	1,432,440	(2)(3)(13)

TAMMS Investment Company Limited Partnership	3,653,168	(2)(3)	***	0		0	***

TAMMS Management Corporation	3,653,168	(2)(3)	***	0		0	***

The Ted Arison Family Foundation USA, Inc. 3655 N.W. 87 Avenue Miami, Florida 33178	2,250,000	(2)	***	0		0	***

Robert H. Dickinson	609,933	(14)	***	0		0	***

Howard S. Frank	810,738	(15)	***	0		0	***

A. Kirk Lanterman c/o Holland America Line Inc. 300 Elliott Avenue West Seattle, Washington 98119	170,637	(16)	***	0		***	***

Peter Ratcliffe c/o Princess Cruise Lines 24200 Magic Mountain Parkway Santa Clarita, CA 91355	27,974	(17)	***	67,736	(18)	***	***

Ambassador Richard G. Capen, Jr. 6077 San Elijo Rancho Santa Fe, California 92067	45,002	(19)	***	0		0	***

Arnold W. Donald c/o Merisant Company 1 North Brentwood Blvd. Suite 510 Clayton, Missouri 63105	9,000	(21)	***	0		0	***
Pier Luigi Foschi	10,000		***	0		0	***

Baroness Hogg c/o 3i Group plc 91 Waterloo Road London SE1 8XP United Kingdom	0		***	1,874		***	***

Modesto A. Maidique c/o Florida International University Office of the President University Park Campus 107th Avenue and S.W. 8th Street Miami, Florida 33199	21,200	(22)	***	0		0	***

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percent of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Parent of Carnival plc Ordinary Shares	Percent of Combined Voting Power**

John P. McNulty P.O. Box 725 Short Hills, N.J. 07078	0		***	0		0	***

Sir John Parker c/o National Grid Transco plc 1-3 Strand London WC2N 5EH England	0		***	3,004		***	***

Stuart Subotnick c/o Metromedia Company 810 7th Avenue, 29th Floor New York, New York 10019	9,200	(23)	***	0		0	***

Uzi Zucker 870 5th Avenue New York, New York 10021	67,200	(24)	***	0		0	***

Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	38,362,900	(25)	6.1%	0		0	4.8%

FMR Corp. and Fidelity International Limited and their direct and indirect subsidiaries 82 Devonshire Street Boston, Massachusetts 02109	0		0	7,608,759		4.5%	***

All directors and executive officers as a group (22 persons)	216,673,413	(27)	34.2%	374,005	(28)	***	27.0%

*	As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.
**	As a result of the DLC structure, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.
***	Less than one percent.
(1)	The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178-2428. The address of all other entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.

(2)	Micky Arison and the other members of the Arison family and trusts for their benefit (collectively, the “Principal Shareholders”), beneficially own shares representing approximately 42% of the voting power of Carnival Corporation and approximately 33% of the combined voting power. The Principal Shareholders have filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock and trust shares (representing a beneficial interest in a special voting share) held by such persons.
(3)	TAMMS Investment Company Limited Partnership (“TAMMS”) owns 3,653,168 shares of common stock. TAMMS’ general partner is TAMMS Management Corporation (“TAMMS Corp.”), which is wholly-owned by MBA I, L.P. (“MBA I”). TAMMS’ limited partners are various trusts established for the benefit of certain members of Micky Arison’s family, including Shari Arison (the “Family Trusts”). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 3,653,168 shares of common stock. By virtue of its interest in TAMMS, JMD Delaware, Inc., JJO Delaware, Inc. and Balluta Limited as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 3,653,168 shares of common stock held by TAMMS which corresponds to their partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to its name in the table above. Because of authority granted under the trust instrument for the Marilyn B. Arison 2003 Trust (the “Marilyn Arison 2003 Trust”), Micky Arison may be deemed to beneficially own the 1,032,440 shares held by the Marilyn Arison 2003 Trust by virtue of the limited partnership interest of MBA I in TAMMS. Because of his position as President and Treasurer of TAMMS Corp., Micky Arison may be deemed to beneficially own the remaining 2,620,728 shares of common stock owned by TAMMS; however, Micky Arison disclaims beneficial ownership of the 2,620,728 shares which are beneficially owned by TAMMS. Accordingly, Micky Arison has not reported beneficial ownership of any of the shares owned by TAMMS.
(4)	Includes (i) 552,000 shares of common stock issuable to Micky Arison upon his exercise of stock options granted to him in January 1998, 1999, 2000 and 2001, October 2001 and December 2002, (ii) 2,162,187 shares of common stock held by the MA 1997 Holdings, L.P., (iii) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (iv) 104,091,227 shares of common stock held by the Ted Arison 1992 Irrevocable Trust for Lin No. 2, Ted Arison 1994 Irrevocable Trust For Shari No. 1, the Michael Arison 1999 Irrevocable Delaware Trust and the 1997 Irrevocable Trust for Micky Arison by virtue of the authority granted to Micky Arison under the last will of Ted Arison and (v) 1,432,440 shares of common stock held by the Marilyn Arison 2003 Trust by virtue of authority granted under the trust instrument all of which may be deemed to be beneficially owned by Micky Arison.
(5)	Under the terms governing the Shari Arison Irrevocable Guernsey Trust, Shari Arison has the sole right to vote and shares the right to direct the sale of the 4,000,000 shares of common stock held directly by such trust and the 1,102,708 shares of common stock held by TAMMS which corresponds to such trust’s respective ownership interest in TAMMS. In addition, the shares described above include 2,250,000 shares owned by The Ted Arison Family Foundation USA, Inc. (the “Foundation”) and 1,200 shares of common stock owned by Shari Arison’s children. Because Shari Arison is Chairman and President of the Foundation, she may be deemed to beneficially own the common stock held by the Foundation. Shari Arison disclaims beneficial ownership of the shares owned by the Foundation and her children.
(6)	MA 1994 B Shares, L.P. (“MA 1994, L.P.”) owns 106,114,284 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. (“MA 1994, Inc.”), which is wholly-owned by the Micky Arison 1994 “B” Trust, a trust established for the benefit of Micky Arison and his heirs (the “B Trust”). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Micky Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 106,114,284 shares of common stock. By virtue of Micky Arison’s interest in the B Trust and the B Trust’s interest in MA 1994, L.P., Micky Arison may be deemed to beneficially own all such 106,114,284 shares of common stock. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.
(7)	MA 1997 Holdings, L.P. (“MA 1997, L.P.”) owns 2,162,187 shares of common stock. The general partner of MA 1997, L.P. is MA 1997 Holdings, Inc. (“MA 1997, Inc.”), which is wholly-owned by the Micky Arison 1997 Holdings Trust, a trust established for the benefit of Micky Arison and his heirs (the “MA 1997 Trust”). The sole limited partner of MA 1997, L.P. is the MA 1997 Trust. By virtue of the limited partnership agreement of MA 1997, L.P., MA 1997, Inc. may be deemed to beneficially own all of such 2,162,187 shares of common stock. By virtue of the MA 1997 Trust’s interest in MA 1997, L.P., the MA 1997 Trust may be deemed to beneficially own all such 2,162,187 shares of common stock. Under the terms of the instrument governing the MA 1997 Trust, Micky Arison has the sole right to vote the common stock indirectly held by the MA 1997 Trust. The trustee of the MA 1997 Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.
(8)	Coutts (Jersey) Limited, JMD Delaware, Inc. and JJO Delaware, Inc. act as co-trustees for the Ted Arison Irrevocable Trust for Lin No. 2.
(9)	Balluta Limited, JMD Delaware, Inc. and JJO Delaware, Inc. act as co-trustees for the Shari Arison Irrevocable Guernsey Trust.
(10)	Cititrust (Jersey) Limited, JMD Delaware, Inc. and JJO Delaware, Inc. act as co-trustees for the Ted Arison 1994 Irrevocable Trust for Shari No. 1.
(11)	By virtue of being the sole shareholder of JJO Delaware, Inc., Mr. O’Neil may be deemed to own the aggregate of 125,468,163 shares of common stock beneficially owned by such entity, as to which he disclaims beneficial ownership.
(12)	JMD Protector, Inc., a Delaware corporation, is the protector of the Ted Arison 1994 Irrevocable Trust for Shari No. 1 and the Ted Arison 1992 Irrevocable Trust for Lin No. 2 and has certain voting and dispositive rights with respect to the common stock held by such trusts.
(13)	MBA I owns 400,000 shares of common stock and a limited partnership interest in TAMMS (See Note 2 above). MBA I may be deemed to own 1,032,440 shares of common stock held by TAMMS which corresponds to its respective partnership interest in TAMMS and TAMMS Corp. The Marilyn Arison 2003 Trust owns a controlling interest in MBA I; therefore, the Marilyn Arison 2003 Trust be deemed to beneficially own all such 1,432,440 shares of common stock.
(14)

Includes 243,200 shares of common stock issuable to Mr. Dickinson upon his exercise of stock options granted to him in August 1997, 1998, 1999, 2000 and 2001 and January and October 2001. Also includes 364,551 shares of common stock owned by Dickinson Enterprises Limited Partnership (the “Dickinson Partnership”). The general partner of the Dickinson

Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the “Dickinson Trust”). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.

(15)	Includes (i) 460,000 shares of common stock issuable to Mr. Frank upon his exercise of stock options granted to him in January 1998, 1999, 2000 and 2001, October 2001 and December 2002 and (ii) 4,000 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.
(16)	Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).
(17)	Includes 13,892 shares held by Mr. Ratcliffe’s wife.
(18)	Includes 54,432 shares held by Mr. Ratcliffe’s wife.
(19)	Includes 27,200 shares of common stock issuable to Mr. Capen upon his exercise of stock options granted to him in April 1999 and 2001, October 2001 and December 2002. Also includes 17,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee. Also includes 802 shares of common stock owned by Mr. Capen’s wife as to which he disclaims beneficial ownership.
(20)	By virtue of being the sole shareholder of JMD Delaware, Inc., JMD Protector, Inc. and Balluta Limited and the sole trustee of the Marilyn Arison 2003 Trust, Mr. Dubin may be deemed to own the aggregate of 143,272,930 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin beneficially owns 1,000 shares of common stock held directly.
(21)	Includes 7,200 shares of common stock issuable to Mr. Donald upon his exercise of stock options granted to him in April and October 2001 and December 2002. Also includes 1,800 shares owned by The Arnold and Hazel Donald Charitable Trust (Mr. Donald is trustee).
(22)	Includes 21,200 shares of common stock issuable to Dr. Maidique upon his exercise of stock options granted to him in April 1999 and 2001.
(23)	Includes 7,200 shares of common stock issuable to Mr. Subotnick upon his exercise of stock options granted to him in April and October 2001 and December 2002.
(24)	Includes 7,200 shares of common stock issuable to Mr. Zucker upon his exercise of stock options granted to him in April and October 2001 and December 2002.
(25)	As reflected in Amendment No. 2 to Schedule 13G, dated February 10, 2003, as filed with the U.S. Securities and Exchange Commission.
(26)	Based on notifications to Carnival plc of interests of 3% or more in the share capital of Carnival plc as required by the Companies Act 1985.
(27)	Includes an aggregate of 1,808,894 shares of common stock issuable to directors and executive officers upon their exercise of previously granted stock options.
(28)	Includes an aggregate of 100,503 shares of Carnival plc issuable to executive officers upon their exercise of previously granted stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3 and 4 and amendments thereto furnished to Carnival Corporation and Carnival plc during and with respect to their most recent fiscal year and upon written representations from persons known to Carnival to be subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “reporting person”) that no Form 5 is required to be filed for such reporting person, all reporting persons filed on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended November 30, 2003, with the exception of one late report for Coutts (Jersey) Limited and two late reports for Peter Ratcliffe.

PROPOSAL 1 (Resolutions 1-14)

ELECTION OR RE-ELECTION OF DIRECTORS

The DLC structure requires the boards of Carnival plc and Carnival Corporation to be identical. Shareholders are required to approve the election or re-election of directors to each board. There are 14 nominees for election or re-election to each board of directors. Each nominee currently serves as a director of both companies. All directors are to be elected or re-elected to serve until the next annual meeting and until their successors are elected.

With respect to each nominee set forth below, the information presented includes such person’s age, the month and year in which such person first became a director, any other position held with Carnival Corporation and Carnival plc, such person’s principal occupations during the past five years and any directorships held by such nominee in public or certain other companies.

The boards of directors unanimously recommend a vote FOR the election of each of the following nominees:

Micky Arison, age 54, has been Chairman of the board of directors of Carnival Corporation since October 1990 and a director since June 1987. He became a director and Chairman of the board of directors of Carnival plc in April 2003. He has been Chief Executive Officer of Carnival Corporation since 1979 and became Chief Executive Officer of Carnival plc in April 2003.

Ambassador Richard G. Capen, Jr., age 69, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the board of directors of the Fixed Income Funds of The Capital Group, the New Economy Fund and Smallcap World Fund.

Robert H. Dickinson, age 61, has been a director of Carnival Corporation since June 1987 and a director of Carnival plc since April 2003. Since May 2003, Mr. Dickinson has served as President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation (“CCL”). From May 1993 through May 2003, Mr. Dickinson was President and Chief Operating Officer of CCL. Mr. Dickinson was Senior Vice President-Sales and Marketing of CCL from 1979 through May 1993.

Arnold W. Donald, age 49, has been a director of Carnival Corporation since January 2001 and a director of Carnival plc since April 2003. Since March 2000, Mr. Donald has been the Chairman and Chief Executive Officer of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal® and Canderel® brands. From January 1998 to March 2000 he was Senior Vice-President of Monsanto Company, a company which develops agricultural products and consumer goods, and president of its nutrition and consumer sector. Prior to that he was President of Monsanto Company’s agricultural sector. He is a member of the board of directors of Belden, Inc., Crown Cork & Seal Company, Inc., The Laclede Group, Oil-Dri Corporation of America and The Scotts Company.

Pier Luigi Foschi, age 57, has been a director of Carnival Corporation and of Carnival plc since April 2003. He has been Chief Executive Officer of Costa Crociere S.p.A. (“Costa”), a subsidiary of Carnival Corporation, since October 1997 and chairman of its board since January 2000. From 1974 to 1997, he held senior positions with OTIS, a world leader in the field of elevators, which is a subsidiary of United Technologies Corporation, and from 1990-1997 he was Executive Vice President of Otis’s Asia-Pacific operations.

Howard S. Frank, age 63, has been Vice Chairman of the board of directors of Carnival Corporation since October 1993 and a director since April 1992. He has been a director, Vice Chairman of the board of directors and Chief Operating Officer of Carnival plc since April 2003. He was appointed Chief Operating Officer of Carnival Corporation in January 1998. From July 1989 to January 1998, he was Chief Financial Officer and Chief Accounting Officer of Carnival Corporation. From July 1975 through June 1989, he was a partner with Price Waterhouse.

Baroness Hogg, age 57, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. She is Chairman of 3i Group Plc and Frontier Economics Ltd. and Deputy Chairman of GKN plc. Sarah Hogg was Head of the Prime Minister’s Policy Unit, with the rank of Second Permanent Secretary, from 1990-1995 and served as a non-executive director of The Peninsular and Oriental Steam Navigation Company (“P&O”) between 1999 and October 2000.

A. Kirk Lanterman, age 72, has been a director of Carnival Corporation since April 1992 and a director of Carnival plc since April 2003. He has been Chairman of the Board and Chief Executive Officer of Holland America Line Inc. (“HAL”), a subsidiary of Carnival plc, since November 2003. From August 1999 to November 2003, he was Chairman of the Board, President and Chief Executive Officer of HAL. From March 1997 to August 1999, he was Chairman of the Board and Chief Executive Officer of HAL. From December 1989 to March 1997, he was President and Chief Executive Officer of HAL. From 1983 to 1989, he was President and Chief Operating Officer of HAL. From 1979 to 1983 he was President of Westours, Inc., which merged with Holland America Line in 1983.

Modesto A. Maidique, age 64, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He has been President of Florida International University (“FIU”) since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Gerome Therapeutics Collaborative Research, Inc., a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of Ivax Corporation and National Semiconductor, Inc.

John P. McNulty, age 51, has been a director of Carnival Corporation and Carnival plc since June 25, 2003. From July 1998 through July 7, 2001, Mr. McNulty was a Member of the Management Committee, Head of the Investment Management Division, and Partner, Managing Director of Goldman Sachs & Co., whose principal business is financial services. From July 7, 2001 he has been retired from Goldman Sachs.

Sir John Parker, age 61, has been a director of Carnival Corporation since April 2003 and a non-executive director of Carnival plc since October 2000. He was Deputy Chairman of Carnival plc from September 2002 to April 2003. He is the non-executive Chairman of National Grid Transco plc and RMC Group plc. He was formerly a non-executive director of Brambles Industries plc, Chairman of Babcock International Group plc and a President of the Royal Institution of Naval Architects. Sir John Parker has been a member of the General Committee of Lloyds Register of Shipping since 1983 and Chairman of its Technical Committee from 1993 until 2002.

Peter Ratcliffe, age 56, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. He was Carnival plc’s Chief Executive Officer until April 2003. He is now Chief Executive Officer of P&O Princess Cruises International Limited, a subsidiary of Carnival plc. He was previously an executive director of P&O and head of its cruise division, having served as President of Princess Cruises since 1993 and its Chief Operating Officer since 1989. His early career was spent with P&O Containers Limited in London and Sydney.

Stuart Subotnick, age 62, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He was a director of Metromedia Inc., a predecessor company, from 1982 and its Executive Vice President from 1986. Prior to 1986, Mr. Subotnick was Senior Vice President-Finance of Metromedia Inc. from October 1983 and a member of the Office of the President from 1982. He is a director of Big City Radio Inc., Abovenet Inc. (formerly Metromedia Fiber Networks Inc.) and Metromedia International Group, Inc.

Uzi Zucker, age 68, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Zucker joined Bear, Stearns & Co. in 1967, became a General Partner in 1982, a Senior Managing Director in 1986 and retired in December 2002. Mr. Zucker is now a private investor.

PROPOSALS 2 & 3 (Resolutions 15 & 16)

RE-APPOINTMENT OF INDEPENDENT AUDITORS FOR CARNIVAL PLC AND

RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

FOR CARNIVAL CORPORATION

The audit committee of the board of directors of Carnival plc has selected PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the year ending November 30, 2004, subject to approval of our shareholders. The audit committee of the board of directors of Carnival Corporation has selected PricewaterhouseCoopers LLP as Carnival Corporation’s independent certified public accountants for the year ending November 30, 2004, subject to approval of our shareholders. A representative of PricewaterhouseCoopers LLP will be present at the annual meetings and will have an opportunity to make a statement if he or she desires to do so. The PricewaterhouseCoopers LLP representative is expected to respond to appropriate questions from shareholders.

This resolution would appoint PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next general meeting at which accounts are laid. It is a requirement of section 385(2) of the Companies Act 1985 (the “UK Companies Act”) that Carnival plc appoint its independent auditors at a general meeting at which accounts are laid. You are also being asked to authorize the audit committee of Carnival plc to determine the remuneration of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

Although ratification by our shareholders of the appointment of independent certified public accountants for Carnival Corporation is not legally required, our boards of directors believe that such action is desirable. If our shareholders do not approve Proposal 2, the audit committees will consider the selection of another accounting firm for 2004 and future years.

The boards of directors unanimously recommend a vote FOR the appointment of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the 2004 fiscal year, the ratification of the selection of PricewaterhouseCoopers LLP as Carnival Corporation’s independent certified public accountants for the 2004 fiscal year and the authorization of the audit committee of Carnival plc to agree the remuneration of PricewaterhouseCoopers LLP.

PROPOSAL 4 (Resolution 17)

RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC

The directors of Carnival plc are required by the UK Companies Act to present the financial statements, the directors’ report and the auditors’ report relating to those accounts to their shareholders. Accordingly, the directors of Carnival plc lay before the annual meetings the Carnival plc accounts and the reports of the directors and auditors for the financial period ended November 30, 2003, which have been approved by and signed on behalf of Carnival plc’s board of directors and will be delivered to Companies House in the UK following the annual meetings. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory directors report and the summary financial information for the financial period ended November 30, 2003 are attached to this proxy statement as Annex A. The full accounts and reports of Carnival plc will be available for inspection prior to and during the annual meetings.

Only Carnival plc is subject to these rules and, accordingly, no action is required in respect of the Carnival Corporation & plc consolidated financial statements.

The boards of directors unanimously recommend a vote FOR the receipt of the accounts and reports of Carnival plc for the financial period ended November 30, 2003.

PROPOSAL 5 (Resolution 18)

APPROVAL OF DIRECTORS’ REMUNERATION REPORT

The UK Directors’ Remuneration Report Regulations 2002 (the “Regulations”) require companies listed on the Official List of the UK Listing Authority to prepare a directors’ remuneration report, which must be put to a shareholder vote. Shareholders are voting to approve adoption of the Directors’ Remuneration Report. UK law does not require shareholder approval of the substance and content of the Directors’ Remuneration Report. Accordingly, disapproval of the Directors’ Remuneration Report will not require us to amend the report although under applicable UK guidelines the boards and Compensation Committees are expected to take into account both the voting result and the views of our shareholders in their application, development and implementation of remuneration policies and schemes.

The Directors’ Remuneration Report sets out the board’s remuneration policy for the next and subsequent financial years and other details required by the Regulations, the Combined Code appended to the Listing Rules of the UK Listing Authority (the “UK Combined Code”) and the Association of British Insurers Guidelines 2003.

No action is required in respect of the Report of the Compensation Committees of Carnival Corporation and Carnival plc included in this proxy statement as it is responsive to the rules of the U.S. Securities and Exchange Commission.

The boards of directors unanimously recommend a vote FOR the approval of the Carnival plc Directors’ Remuneration Report.

PROPOSALS 6 & 7 (Resolutions 19 & 20)

APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES

AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC

At the last Carnival plc annual general meeting, the shareholders of Carnival plc approved appropriate limits on the authority and power granted to directors by Carnival plc’s articles of association to allot ordinary shares of Carnival plc and to allot shares for cash without making a pre-emptive offer to existing shareholders. These prior authorizations lapse at the upcoming annual general meeting.

Under Article 30 of Carnival plc’s articles of association, the directors have, for a “prescribed period,” unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the “section 80 amount.” The prescribed period and the section 80 amount are approved by shareholders passing an ordinary resolution. By passing an ordinary resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, up to an amount of shares having an aggregate nominal value equal to the section 80 amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.

Under Article 31, the directors have, for the same prescribed period, power to allot ordinary shares for cash without making a pre-emptive offer to existing shareholders up to an aggregate nominal amount known as the “section 89 amount.” The section 89 amount is approved by shareholders passing a special resolution. By passing a special resolution, shareholders are authorizing the board of Carnival plc to issue, during the same prescribed period, an amount of shares having an aggregate nominal value equal to the section 89 amount, for cash without first offering them to existing shareholders of Carnival plc.

Carnival Corporation’s articles of incorporation do not contain provisions similar to Articles 30 and 31 of Carnival plc’s articles of association and holders of Carnival Corporation shares do not have pre-emption rights. Accordingly, no action is required in respect of Carnival Corporation’s authority to allot shares or to disapply pre-emption rights.

In common with many UK companies, resolutions to renew the prescribed period and re-establish the section 80 amount and the section 89 amount are normally proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of Resolution 19 (an ordinary resolution) and Resolution 20 (a special resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next annual general meeting.

Guidelines issued by the Association of British Insurers, whose member insurance companies are some of the largest institutional investors in UK listed companies, require the section 80 amount to be limited to the lesser of (a) the authorized but unissued ordinary share capital and (b) one-third of the issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on February 23, 2004, the maximum section 80 amount is U.S.$24,299,397, which is the nominal value of the authorized but unissued ordinary share capital of Carnival plc and is equivalent to approximately 6.93% of Carnival plc’s issued share capital.

Guidelines issued by the Pre-emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the London Stock Exchange (the “LSE”) to monitor the operation of the Guidelines, recommend that a resolution to disapply section 89 of the UK Companies Act should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company’s issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on February 23, 2004, the maximum section 89 amount is U.S.$17,535,030.

The directors have no commitment or plans to allot additional shares of Carnival plc.

Carnival plc’s authorized share capital is $375 million and £100,002 divided into 225,903,614 ordinary shares of $1.66 each, two subscriber shares, 99,998 preference shares, a special voting share of £1 and an equalization share of £1. As of February 23, 2004, there were 211,278,994 ordinary shares allotted and issued. The proposals you are voting on do not increase the authorized share capital of Carnival plc.

The boards of directors unanimously recommend a vote FOR the approval of limits on the authority to allot Carnival plc shares and the disapplication of pre-emption rights for Carnival plc.

BOARD STRUCTURE AND COMMITTEE MEETINGS

Board Meetings

During the year ended November 30, 2003, the board of directors of Carnival Corporation held a total of seven meetings, three of which were on or after April 17, 2003 (the date the DLC structure was implemented) and the board of directors of Carnival plc held a total of eight meetings, three of which were on or after April 17, 2003. Effective April 17, 2003, the boards were reconstituted to reflect the DLC structure.

During the year ended November 30, 2003, each Carnival Corporation director attended either telephonically or in person at least 75% of all Carnival Corporation board of directors and applicable committee meetings. Since April 17, 2003, each Carnival plc director attended either telephonically or in person at least 75% of all Carnival plc board of directors and applicable committee meetings.

Our corporate governance guidelines provide that our non-management directors will meet in executive session at least quarterly. Our non-management directors (all of whom satisfy the independence requirements of the New York Stock Exchange currently in effect, as discussed below), acting in executive session, elected Stuart Subotnick as the Presiding Director to preside at these meetings. Mr. Subotnick will also act as the senior independent director under the UK Combined Code.

All board members are expected to attend our annual meetings of shareholders. At the 2003 annual meetings, all of the current board members of each company were in attendance.

Board Committees

The board of directors of each of Carnival Corporation and Carnival plc has established standing Audit, Nominating & Governance, Compensation and Executive Committees, which are comprised of the same directors for each company. A majority of the directors of each company and all of the members of the Audit Committee, Nominating & Governance Committee and Compensation Committee of each company are independent (as defined by the listing standards of the NYSE currently in effect and the UK Combined Code).

The membership and function of each committee is described below and a copy of the charter of each of the Audit, Nominating & Governance and Compensation Committees is available on either of our websites, www.carnivalcorp.com or www.carnivalplc.com. Our Audit Committee charter, which we revised on January 19, 2004, is also attached as Annex C to this proxy statement. Each committee will periodically review its charter in light of new developments in applicable regulations and may make additional recommendations to the boards to reflect evolving best practices.

Additional information with respect to Carnival plc’s corporate governance practices during the 2003 financial period is included in the Carnival plc Corporate Governance Report attached as Annex D to this proxy statement.

Name of Committee and Members		Functions of the Committee	Number of Meetings/ Consent Actions in Fiscal 2003	Number of Meetings/Consent Actions Since April 17, 2003
EXECUTIVE: Micky Arison, Chair Howard S. Frank Uzi Zucker	•	Exercises the authority of the full board of directors in between board meetings	31	14

AUDIT: Stuart Subotnick, Chair Richard G. Capen, Jr. Arnold W. Donald Sir John Parker	•	Inspects the work and written reports of our internal audit department	11	6
	•	Reviews submissions from independent auditors
	•	Selects independent auditors and approves audit and non-audit fee services

	•	Assists board oversight of:

— the integrity of our financial statements;

— our compliance with legal and regulatory requirements;

— the independent auditor’s qualifications and independence; and

— the performance of the internal audit function and the independent auditors

	•	Prepares the annual report of the audit committee to be included in our proxy statement

NOMINATING & GOVERNANCE: Uzi Zucker, Chair Baroness Hogg Stuart Subotnick	•	Develops and recommends to the boards Corporate Governance Guidelines reflecting the requirements applicable to companies listed for trading on the NYSE and the LSE	2	2

	•	Identifies individuals qualified to become board members

	•	Recommends to the boards the director nominees for the next annual meetings of shareholders

	•	Recommends to the boards director nominees for each committee

	•	Assists the boards with such other matters as may be set forth in its charter from time to time

Name of Committee and Members		Functions of the Committee	Number of Meetings/ Consent Actions in Fiscal 2003	Number of Meetings/Consent Actions Since April 17, 2003

COMPENSATION: Modesto A. Maidique, Chair John P. McNulty Sir John Parker	•	Discharges the board’s responsibilities relating to the compensation of independent directors and executive officers	4	4

	•	Administers stock incentive plans

	•	Makes grants of stock and option awards

	•	Prepares the annual report on executive compensation to be included in our proxy statement

	•	Makes recommendations to the board with respect to incentive compensation and equity-based plans

Corporate Governance Guidelines

Upon the advice and recommendation of the Carnival Corporation Nominating & Governance Committee, the Carnival Corporation board adopted Corporate Governance Guidelines on January 7, 2003. These guidelines, now applicable to the board of Carnival plc as well, were amended on June 25, 2003 and, as discussed below, on January 20, 2004. These guidelines address various governance issues and principles, including director qualifications and responsibilities, access to management personnel, director compensation, director orientation and continuing education and annual performance evaluations of the boards and directors. The NYSE recently adopted rules that require listed companies to adopt governance guidelines covering certain matters. We have reviewed our Corporate Governance Guidelines and believe they comply with the NYSE rules. Our Corporate Governance Guidelines are posted on our websites at www.carnivalcorp.com and www.carnivalplc.com.

Nominations of Directors

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Nominating & Governance Committee. As the DLC structure requires that there be identical boards of directors, the Committees make one set of determinations in relation to both companies.

The Nominating & Governance Committees actively seek individuals qualified to become board members and recommend to the boards the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders.

When evaluating prospective candidates for director, regardless of the source of the nomination, the Nominating & Governance Committees will consider, in accordance with their charter, such factors, as they deem appropriate, including:

•	the candidate’s judgment;

•	the candidate’s skill;

•	diversity considerations;

•	the candidate’s experience with businesses and other organizations of comparable size;

•	the interplay of the candidate’s experience with the experience of other board members; and

•	the extent to which the candidate would be a desirable addition to the boards and any committees of the boards.

The Nominating & Governance Committees will also use their best efforts to seek to ensure that the composition of the boards at all times adheres to the independence requirements applicable to companies listed for trading on the NYSE and the LSE. The Nominating & Governance Committees may consider candidates proposed by management, but is not required to do so. Other than the foregoing, there are no stated minimum criteria for director nominees.

The Nominating & Governance Committees identify nominees by first evaluating the current members of the boards willing to continue in service. Current members of the boards with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the boards with that of obtaining a new perspective. If any member of the boards does not wish to continue in service or if the Nominating & Governance Committees or the boards decide not to re-nominate a member for re-election, the Nominating & Governance Committees identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committees and the boards are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committees. The Nominating and Governance Committees intend to engage a third party search firm to identify or evaluate or assist in identifying potential nominees.

Procedures Regarding Director Candidates Recommended by Shareholders

The Nominating & Governance Committees will also consider shareholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2005 annual meetings, a shareholder must submit its recommendation in writing to the attention of our Secretary at our headquarters not later than November 3, 2004. Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Nominating & Governance Committees in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committees.

Communications between Shareholders and the Boards

At the meeting of the boards on January 20, 2004, Carnival Corporation and Carnival plc, upon the approval of the independent directors, amended the Corporate Governance Guidelines to formalize procedures to facilitate communications to the boards from shareholders. Shareholders who wish to communicate with the boards should address their communications to the attention of the Secretary of Carnival Corporation at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The Secretary will maintain a log of all such communications, promptly forward to the Presiding Director those which the Secretary believes require immediate attention, and also periodically provide the Presiding Director with a summary of all such communications and any responsive actions taken. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

On January 21, 1997, Carnival Corporation adopted a Code of Business Conduct and Ethics, which Carnival Corporation has amended periodically to remain in line with best practices. The Code of Business Conduct and Ethics was amended most recently on January 20, 2004 and has been adopted by the board of Carnival plc. The Code of Business Conduct and Ethics applies to all employees of Carnival Corporation & plc and is posted on our websites, www.carnivalcorp.com and www.carnivalplc.com.

COMPENSATION OF DIRECTORS

Our non-employee directors are entitled to receive an annual retainer of $40,000 per year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone), options to acquire 6,000 shares of Carnival Corporation common stock as further described below and reimbursement for expenses attendant to their board membership. In addition, they receive additional compensation for serving as a member of a board committee, as follows:

	Retainer		Attendance Fee
	Chair	Member	In Person	By Telephone
Audit Committee	$10,000	$5,000	$2,500	$1,000
All other Committees	$5,000	$2,500	$2,000	$1,000

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting. Directors who are employed by us or our subsidiaries do not receive any compensation for their board activities.

Non-employee directors receive options under the 2001 Outside Director Stock Option Plan (the “Outside Director Plan”). The Outside Director Plan was adopted by the Carnival Corporation board on February 16, 2001 and approved by Carnival Corporation shareholders on April 17, 2001 to provide additional compensation to non-employee directors. Currently, each non-employee director is granted an option to purchase 6,000 shares of Carnival Corporation common stock annually at the time he or she is elected to the boards of directors by the shareholders or at such other time during the year approved by the boards of directors. The exercise price of each option granted under the Outside Director Plan is equal to the average of the high and the low sales price of a share of common stock on the New York Stock Exchange Composite Tape on the date an option is granted. Options granted under the Outside Director Plan vest and become exercisable in five equal annual installments beginning on the first anniversary of the grant date and expire ten years from the date of grant. The maximum number of shares of common stock which may be made subject to options under the Outside Director Plan is 800,000. The Outside Director Plan expires on January 1, 2011.

During fiscal 2003, 6,000 options were granted on October 13, 2003 under the Outside Director Plan at an exercise price equal to $34.45 to Messrs. Capen, Donald, Maidique, McNulty, Subotnick and Zucker. Baroness Hogg and Sir John Parker, as UK directors, have elected not to participate in the Outside Director Plan.

Carnival plc

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2003 for non-employee directors is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

EXECUTIVE COMPENSATION

Although Carnival Corporation and Carnival plc are two separate entities with separate officers, our business is run by a single management team. The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and our four other most highly compensated executive officers (each of whom are also members of our board of directors) for the year ended November 30, 2003. The compensation information for each of the years ended November 30, 2002 and November 30, 2001 relates to Carnival Corporation only.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards				Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)		Number of Securities Underlying Options (#)(3) (4)		LTIP Payouts ($)		All other Compensation ($)
Micky Arison Chairman and CEO	2003 2002 2001	$500,000 500,000 500,000	$1,675,000 1,675,000 1,675,000		$101,200 96,500 103,300	$2,654,000 1,546,200 1,570,200		120,000 120,000 120,000		— — —		— — —

Howard S. Frank Vice Chairman and COO	2003 2002 2001	400,000 400,000 400,000	1,645,000 1,645,000 1,645,000		198,100 92,000 70,700	4,913,650 1,288,500 1,308,500		100,000 100,000 100,000		— — —		— — —

Robert H. Dickinson President and CEO of CCL	2003 2002 2001	400,000 400,000 400,000	1,256,200 1,304,300 1,327,000	(5) (5) (5)	98,900 64,500 —	5,688,400 1,028,000 1,312,800		80,000 — 160,000		— — —		— — —

A. Kirk Lanterman Chairman and CEO of HAL	2003 2002 2001	214,000 214,000 214,000	1,675,900 2,425,000 3,223,000	(6) (6) (6)	— — —	— — —		— — —		— — —		$16,000 15,700 13,600	(7) (7) (7)

Peter Ratcliffe(8) CEO of P&O Princess Cruises International Ltd.	2003	996,833	419,800	(9)	57,800	862,150	(10)	51,188	(11)	3,130,418	(12)	12,000	(13)

(1)	Represents the fair market value of personal use of corporate aircraft, medical insurance and tax return preparation and tax planning services provided by a third party, as well as the dollar value of perquisites and other personal benefits. Unless otherwise indicated, personal benefits for each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer’s total annual salary and bonus for the years ended November 30, 2003, 2002 and 2001.
(2)	Represents the value, based on the closing market price of Carnival Corporation common stock on the NYSE on the date of grant. As of November 28, 2003, Messrs. Arison, Frank and Dickinson owned 300,000 shares, 350,000 shares and 360,000 shares of restricted Carnival Corporation common stock, respectively. The restricted shares owned by Messrs. Frank and Dickinson include a special one-time grant in April 2003 of 100,000 restricted shares of Carnival Corporation common stock to Mr. Frank in recognition of Mr. Frank’s additional role and responsibilities during the period leading up to competition clearance and the formation of the DLC and 160,000 restricted shares of Carnival Corporation common stock to Mr. Dickinson in recognition of his continuing services as the President and Chief Executive Officer of CCL. Neither Mr. Lanterman nor Mr. Ratcliffe owned any shares of restricted Carnival Corporation common stock. At November 28, 2003, based on the closing price of Carnival Corporation common stock on such date of $35.19, such restricted shares of common stock owned by Messrs. Arison, Frank and Dickinson had a value of $10,557,000, $12,316,500, and $12,668,400, respectively. The restricted shares of Carnival Corporation common stock held by such executive officers have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock. Restricted share grants to Mr. Ratcliffe are discussed in note 10 below.
(3)	No stock appreciation rights were granted to any of the named executive officers.
(4)	In certain instances, options are granted to executive officers during the subsequent fiscal year in recognition of services rendered during the prior fiscal year.
(5)	Represents payments to Mr. Dickinson pursuant to the 1994 Carnival Cruise Lines Key Management Incentive Plan, which allows key management employees of CCL to participate in an incentive award pool based upon the net income of CCL reaching certain predetermined levels.
(6)	Represents amounts payable to Mr. Lanterman under an arrangement pursuant to which he receives a bonus based on a specified percentage of the consolidated net income of HAL Antillen N.V., our subsidiary.
(7)	Represents amounts paid on behalf of Mr. Lanterman pursuant to the Holland America Line Inc. Profit Sharing Plan (the “Profit Sharing Plan”) and the Holland America Line Inc. Employee Savings Plan (the “Savings Plan”). The amounts paid or accrued to Mr. Lanterman under the Profit Sharing Plan in fiscal 2003, 2002 and 2001 were $12,000, $12,000 and $10,200, respectively. The employer contributions made on behalf of Mr. Lanterman under the Savings Plan for fiscal 2003, 2002 and 2001 were $4,000, $3,700 and $3,400, respectively. The Profit Sharing Plan and the Savings Plan are generally available to all employees of HAL.

(8)	Represents Mr. Ratcliffe’s compensation for the fiscal year ended November 30, 2003 (including for the period through April 16, 2003, as Chief Executive Officer of P&O Princess Cruises plc).
(9)	Represents cash amounts payable to Mr. Ratcliffe under his employment agreement pursuant to which he receives a bonus contingent upon the net income of certain of specified cruise brands, including Princess, P&O Cruises, Ocean Village, Swan Hellenic P&O Cruises (Australia) and Cunard Line Limited. The cash amount represents 50% of Mr. Ratcliffe’s bonus for the period ended November 30, 2003, the other 50% of which will be paid in shares of Carnival plc pursuant to the Deferred Bonus Plan described in note (10) below.
(10)	Represents the value of 10,000 shares of restricted Carnival Corporation common stock based on the closing market price of Carnival Corporation common stock on the NYSE on the date of grant and the value of share awards in respect of Mr. Ratcliffe’s 2003 bonus that we anticipate will be granted to Mr. Ratcliffe in March 2004. As mentioned in note (9) above, pursuant to the terms of the P&O Princess Cruises Deferred Bonus and Co-Investment Matching Plan (the “Deferred Bonus Plan”), 50% of Mr. Ratcliffe’s bonus is payable in the form of a conditional right to receive Carnival plc shares after a three-year retention period. As of November 28, 2003, Mr. Ratcliffe held 13,304 share awards under the Deferred Bonus Plan, which were granted in respect of his 2002 bonus and are reflected under “Carnival plc Long-Term Incentive Plans” below. At November 28, 2003, based on the closing price of Carnival plc ordinary shares on such date of £20.40, such 13,304 restricted shares had a value of £271,402 (or $467,544 based on the November 28, 2003 exchange rate of $1.698: £1), which shares do not have the right to dividends until the end of the retention period.
(11)	Represents options to purchase ordinary shares of Carnival plc granted to Mr. Ratcliffe on April 15, 2003. See “Option Grants in Last Fiscal Year.”
(12)	Represents the value of 128,473 Carnival plc ordinary shares at the April 15, 2003 share price of $24.37 (based on an exchange rate of US$1.5748:£1) acquired by Mr. Ratcliffe on April 15, 2003 through the acceleration resulting from the DLC transaction of LTIP options, LTIP awards, share awards and matching awards, granted to him by P&O Princess Cruises plc in his capacity as Chief Executive Officer of P&O Princess Cruises plc.
(13)	Represents employer contributions made on behalf of Mr. Ratcliffe under the P&O Princess Cruises Retirement Savings Plan.

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2003 for non-employee (or non-executive) directors is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Option Grants in Last Fiscal Year

The following table sets forth all stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers during fiscal 2003.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)(2)		Percent of Total Options Granted to Employees in Fiscal Year (3)		Exercise or Base Price ($/Sh)(4)	Expiration Date	Grant Date Present Value ($)(5)
Micky Arison	120,000 120,000	(6)	2.24 2.24	% %	$27.875 34.450	12/02/2012 10/13/2013	$1,484,400 1,870,800
Howard S. Frank	100,000 100,000	(6)	1.86 1.86	% %	27.875 34.450	12/02/2012 10/13/2013	1,237,000 1,559,000
Robert H. Dickinson	80,000		1.49%		34.250	08/01/2013	1,241,600
A. Kirk Lanterman	—		—		—	—	—
Peter Ratcliffe	51,188		1.54%		24.37	04/15/2013	563,068

(1)	Except in the case of Peter Ratcliffe, represents options granted in respect of Carnival Corporation common stock. In the case of Mr. Ratcliffe, represents stock options granted in respect of Carnival plc ordinary shares. No stock appreciation rights were granted to the executive officers in fiscal 2003.
(2)	Except in the case of options granted to Mr. Ratcliffe, the term for each option is ten years and, subject to accelerated vesting upon the death or disability of the option holder, each option is exercisable in amounts equal to twenty percent of the aggregate number of shares underlying the option, on the first through fifth anniversaries of the grant date. The term of each option granted to Mr. Ratcliffe is 10 years and, subject to accelerated vesting upon a general offer or other change of control of Carnival plc, each option is exercisable on and from the third anniversary of the date of grant.
(3)	Except in the case of Mr. Ratcliffe, represents the percent of Carnival Corporation options granted. In the case of Mr. Ratcliffe, represents the percent of Carnival plc options granted.
(4)	Except in the case of options granted to Mr. Ratcliffe, represents fair market value of Carnival Corporation common stock at date of grant. In the case of Mr. Ratcliffe, represents the middle market quotation of Carnival plc ordinary shares on the date of grant.
(5)	In accordance with U.S. Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the Carnival Corporation options set forth in this table at $12.37 per share at December 2, 2002, $15.52 per share at August 1, 2003 and $15.59 per share at October 13, 2003 and the Carnival plc options at $11.00 per share at April 15, 2003. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The Grant Date Present Values presented in the table were determined in part using the following assumptions:

	Carnival Corporation			Carnival plc
	December 2, 2002	August 1, 2003	October 13, 2003	April 15, 2003
Expected volatility	47.55%	49.42%	49.57%	48.2%
Risk-free interest rate	3.60%	3.46%	3.41%	3.63%
Expected dividend yield	1.27%	1.30%	1.32%	1.30%
Expected option life	6 years	6 years	6 years	6 years

The real value of the options in this table depends upon the actual performance of Carnival Corporation common stock and the Carnival plc ordinary shares during the applicable period and upon when they are exercised. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

(6)	Granted in December 2002 for services performed in fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values(1)

The following table provides information on the values of the exercised and unexercised options held by our Chief Executive Officer and our four other most highly compensated executive officers at November 30, 2003.

Name	Shares Acquired on Exercise(#)(1)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable		Unexercisable
Micky Arison	—	—	432,000	528,000	$2,176,050	(2)	$2,649,600	(2)
Howard S. Frank	400,000	$8,420,000	360,000	440,000	1,813,375	(2)	2,208,000	(2)
Robert H. Dickinson	—	—	355,200	268,800	2,546,700	(2)	2,073,600	(2)
A. Kirk Lanterman	—	—	—	—	—		—
Peter Ratcliffe	147,254	2,490,785	0	51,188	0		525,701	(3)

(1)	Except in the case of Peter Ratcliffe, represents options granted in respect of Carnival Corporation common stock. In the case of Mr. Ratcliffe, represents stock options granted in respect of Carnival plc ordinary shares. No stock appreciation rights are held by any of the named executive officers.
(2)	The value of the unexercised options is based upon the difference between the exercise price and the average of the high and low market prices of Carnival Corporation common stock on November 28, 2003 of $35.19.
(3)	The value of the unexercised options is based upon the difference between the exercise price and the mid-market price of Carnival plc ordinary shares on November 28, 2003 of $34.64 (converted from pounds sterling at an exchange rate of $1.698:£1).

Additional information with respect to option values for the directors of Carnival plc for the financial period ended November 30, 2003 is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Carnival plc Long-Term Incentive Plans

Set forth below is a table that summarizes the awards made to our Chief Executive Officer and four other most highly compensated executive officers under Carnival plc long-term incentive plans during the year ended November 30, 2003. Carnival Corporation does not have any long-term incentive plans.

Long-Term Incentive Plans - Awards in Last Fiscal Year

Name	Number of shares, units or other rights (#)	Performance or other period until maturation or payout	Estimated future payouts under non-stock price-based plans
			Threshold (#)	Target (#)	Maximum (#)
Micky Arison	—	—	—	—	—
Howard S. Frank	—	—	—	—	—
Robert H. Dickinson	—	—	—	—	—
A. Kirk Lanterman	—	—	—	—	—
Peter Ratcliffe(1)	13,304	3 years	—	3,326	13,304

(1)	During the year ended November 30, 2003, as required by the Deferred Bonus Plan, Peter Ratcliffe invested 50% of his cash bonus for the 2002 calendar year to acquire share awards held under the Deferred Bonus Plan with the opportunity to earn a matching award of up to 13,304 Carnival plc ordinary shares. The extent to which Mr. Ratcliffe may receive his matching award is based on the growth over the three-year retention period in earnings per share of Carnival Corporation & plc as disclosed in Carnival Corporation & plc’s audited financial statements. If Carnival Corporation & plc achieves earnings per share growth of 15% over this period, Mr. Ratcliffe will be entitled to 25% of his matching award, or an additional 3,326 shares. If earnings per share growth is 50%, Mr. Ratcliffe will receive his entire matching award, or an additional 13,304 shares. For growth between 15% and 50%, the extent to which a matching award is exercised is determined on a straight-line basis between these points. Generally, the matching award may only be exercised if the share award and invested shares are retained throughout the retention period.

Compensation Agreements

Executive Long-Term Compensation Agreements

Carnival Corporation has entered into Executive Long-Term Compensation Agreements (the “Compensation Agreements”) with Micky Arison, its Chairman of the board and Chief Executive Officer, Howard S. Frank, its Vice Chairman of the board and Chief Operating Officer, and Robert H. Dickinson, President and Chief Executive Officer of CCL (each an “Officer”). The Compensation Agreements provide that during the term of such Officer’s employment, Carnival Corporation will provide long-term compensation (in addition to his annual compensation consisting of a base salary and annual bonus, which in the case of Mr. Dickinson is awarded under the 1994 Carnival Cruise Lines Key Management Incentive Plan) in the form of annual grants to each Officer, contingent upon satisfactory performance, as follows: Mr. Arison, 60,000 restricted shares of common stock and 120,000 options to purchase common stock; Mr. Frank, 50,000 restricted shares of common stock and 100,000 options to purchase common stock; and Mr. Dickinson, 40,000 restricted shares of common stock and 80,000 options to purchase common stock.

The options vest in five equal annual installments beginning one year from the date of grant and the restricted shares of common stock vest five years from the date of grant. Unvested options and restricted shares of common stock are forfeited if an Officer’s employment is terminated for cause, if he engages in competition with Carnival Corporation or if he violates the nondisclosure provisions of the Compensation Agreement.

In addition, in April 2003, Carnival Corporation entered into agreements with Mr. Frank and Mr. Dickinson to award them a special one-time grant of 100,000 and 160,000 restricted shares of Carnival Corporation common stock as described above.

Retirement and Consulting Agreement

In 1999 and years prior thereto, Mr. Lanterman deferred receipt of a portion of his annual bonus. In exchange, Carnival Corporation and Mr. Lanterman entered into a Retirement and Consulting Agreement which provides that Carnival Corporation will pay him the deferred bonus amounts plus interest in monthly installments over the 15 years following his retirement.

Employment Agreement

On completion of the DLC transaction, Peter Ratcliffe entered into an employment agreement with P&O Princess Cruises International Ltd (“POPCIL”) under which he was appointed Chief Executive Officer of POPCIL responsible for the Princess, P&O Cruises, Swan Hellenic, Ocean Village, P&O Cruises (Australia) and Cunard Line Limited brands (the “P&O Princess brands”) and other business conducted by POPCIL from time to time. It is anticipated that, effective February 27, 2004, substantially all of the business and assets of POPCIL will be transferred to Carnival plc and Mr. Ratcliffe’s employment will automatically transfer with the business on its existing terms and conditions to Carnival plc.

Mr. Ratcliffe’s base salary is $1.1 million with an annual bonus based on a specified percentage of the net income from the P&O Princess brands. Fifty percent of the annual bonus is payable in cash with the remaining fifty percent payable in the form of a right to receive shares in Carnival plc (“share awards”) after a retention period of three years pursuant to the terms of the Deferred Bonus Plan. If the share awards are not granted, POPCIL must pay the remaining portion of such bonus in cash. Mr. Ratcliffe is eligible for a match of share award granted in 2003 in respect of his 2002 bonus up to 100% depending on the earnings per share growth of Carnival Corporation & plc as described under “Carnival plc Long-Term Incentive Plans.” Mr. Ratcliffe will, subject to the recommendation of the trustee of the P&O Princess Cruises Employee Benefit Trust, be entitled to receive share awards in future years in respect of 50% of his annual bonus (subject to the value of the annual bonus share award in any year not exceeding 50% of his base salary) but will not be entitled to matching awards or to contribute any part of his bonus in further share awards.

Subject to satisfactory performance conditions during the year, Mr. Ratcliffe is entitled to receive annual non-qualified stock options to purchase 50,000 shares of Carnival Corporation common stock pursuant to the terms of the Carnival Corporation 2002 Stock Plan. The options vest in five equal annual installments beginning one year from the date of grant. Unvested options are forfeited if Mr. Ratcliffe’s employment is terminated for cause or because he is in material violation of the non-competition, non-disclosure or intellectual property provisions of his employment agreement, or by Mr. Ratcliffe prior to the age of 60 other than as a result of a terminal medical condition or for good reason as defined in his employment agreement.

Mr. Ratcliffe is also entitled to certain fringe benefits available to other senior executives as well as participation in the P&O Princess Cruises Pension Scheme and the Princess Cruises Supplemental Executive Retirement Plan.

If Mr. Ratcliffe’s employment agreement is terminated by POPCIL without “Cause” or is terminated by Mr. Ratcliffe with “Good Reason” (as such terms are defined in the employment agreement), Mr. Ratcliffe is entitled to compensation of base salary, a bonus equal to the bonus paid the year prior to termination and certain benefits such as a car, medical insurance and recreational/health club membership fees unless Mr. Ratcliffe becomes eligible for similar benefits from another employer prior to expiration of the 12 month period. If Mr. Ratcliffe’s employment is terminated for “Cause,” no additional payments are due (other than amounts accrued, but unpaid) as of the date of termination. Termination for reasons other than POPCIL termination for Cause, termination by Mr. Ratcliffe without Good Reason or termination by reason of a material breach of the non-disclosure or intellectual property provisions of the employment agreement, permits Mr. Ratcliffe to retain his share awards and matching awards in the plan for the full retention period, subject to certain exceptions.

All options granted to Mr. Ratcliffe before December 31, 2002 vested in full on completion of the DLC transaction and became exercisable from that date until the scheduled 10-year expiration date of each set of options. In the event of Mr. Ratcliffe’s termination before exercise, the outstanding options lapse on the later of 12 months following termination (but not later than the 10-year expiration date) or 42 months following grant. Further, POPCIL exercised its discretion to allow the options granted to Mr. Ratcliffe on April 15, 2003 to be exercised in full between three years from the date of grant and the 10-year expiration date of the options without reference to any performance targets. In the event of Mr. Ratcliffe’s termination before exercise, the outstanding options lapse on the later of 12 months following termination (but not later than the 10-year expiration date) or 42 months following grant.

Additional long-term compensation information for the directors of Carnival plc for the financial period ended November 30, 2003 is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Compensation Committee Interlocks and Insider Participation

During the year ended November 30, 2003, the composition of the Carnival Corporation Compensation Committee changed. Until April 17, 2003, Messrs. Sherwood M. Weiser, Uzi Zucker and Modesto A. Maidique served as members of the Carnival Corporation Compensation Committee. Mr. Weiser resigned from the board of directors of Carnival Corporation and the Compensation Committee on April 17, 2003. Mr. Zucker resigned from the Compensation Committee on April 17, 2003.

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Compensation Committee. Effective April 17, 2003, Dr. Maidique was appointed Chairman, and Sir John Parker was appointed as a member, of the Compensation Committee of the board of directors of each of Carnival Corporation and Carnival plc. John P. McNulty was appointed as a member of each of the Compensation Committees on June 25, 2003.

Transactions with Sherwood M. Weiser. Mr. Weiser is currently a managing member of and owns a membership interest in Continental Hospitality Holdings, LLC (“CHH”). In June 2002, CHH redeemed Carnival Corporation’s entire 55% interest in CHH for $1.1 million paid in cash, a $4.3 million interest-bearing promissory note and certain additional contingent consideration. The note is personally guaranteed by Mr. Weiser and certain other owners of CHH. During fiscal 2003, Carnival Corporation received principal and interest payments of approximately $966,000 and $206,000, respectively, under the promissory note.

Equity Compensation Plans

Carnival Corporation

Set forth below is a table that summarizes compensation plans (including individual compensation arrangements) under which Carnival Corporation equity securities are authorized for issuance as of November 30, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	15,730,317	(1)	$30.58	37,730,696	(2)(3)
Equity compensation plans not approved by security holders	0		0	0

Total	15,730,317		$30.58	37,730,696

(1)	Includes options to purchase shares outstanding under the Carnival Cruise Lines, Inc. 1987 Stock Option Plan, Carnival Corporation 1992 Stock Option Plan, Carnival Corporation 2002 Stock Plan, Carnival Corporation 1993 Outside Directors’ Stock Option Plan and Carnival Corporation 2001 Outside Director Stock Option Plan.
(2)	Includes shares available for issuance as of November 30, 2003 as follows: 2,788,946 under the Carnival Corporation Employee Stock Purchase Plan, 34,321,750 under the Carnival Corporation 2002 Stock Plan and 620,000 under the Carnival Corporation 2001 Outside Director Stock Option Plan. This figure excludes securities reflected in column (a).
(3)	In addition to options, the Carnival Corporation 2002 Stock Plan provides for the award of restricted stock without limitation on the number of shares than can be awarded in either form.

Carnival plc

Set forth below is a table that summarizes compensation plans (including individual compensation arrangements) under which Carnival plc equity securities are authorized for issuance as of November 30, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,567,662	$20.89	4,765,104
Equity compensation plans not approved by security holders	0	0	0

Total	3,567,662	$20.89	4,765,104

(1)	Converted from pounds sterling, if applicable, using the exchange rate of $1.698:£1 on November 28, 2003.

DEFINED BENEFIT AND OTHER PLANS

Carnival Corporation

The following table sets forth the combined estimated pension benefits payable at age 65 (the “Normal Retirement Date”), pursuant to Carnival Corporation’s nonqualified pension plan (the “Carnival Corporation Pension Plan”) and Supplemental Executive Retirement Plan (the “SERP”).

	Years of Service
Pay	15	20	25	30	35
$1,000,000	$278,359	$378,359	$478,359	$478,359	$478,359
$1,250,000	$353,359	$478,359	$603,359	$603,359	$603,359
$1,500,000	$428,359	$578,359	$728,359	$728,359	$728,359
$1,750,000	$503,359	$678,359	$853,359	$853,359	$853,359
$2,000,000	$578,359	$778,359	$978,359	$978,359	$978,359
$2,250,000	$653,359	$878,359	$1,103,359	$1,103,359	$1,103,359

A participant’s benefits under the Carnival Corporation Pension Plan are calculated based on an employee’s length of service with Carnival Corporation and the average of the participant’s five highest consecutive years of compensation (including base pay, overtime, bonuses and commissions) out of the last ten years of service. The eligible compensation with respect to the individuals named in the Summary Compensation Table includes base salary and cash bonuses. The Carnival Corporation Pension Plan provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of .5% for each month that distribution of benefits precedes the participant’s Normal Retirement Date.

The normal form of payment is a straight life annuity with benefits ceasing at the later of the death of the participant or five years from the date of first payment. If the employee is married, pension benefits are presumptively payable on a reduced 50% joint and survivor annuity basis with the employee’s spouse as the contingent annuitant. If the employee is not married, pension benefits are paid as a lump sum to the participant’s beneficiary or estate, as applicable. For retired or terminated employees, other forms of distribution are available under the Carnival Corporation Pension Plan.

The Carnival Corporation Pension Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

Carnival Corporation established the SERP to provide benefits to a select group of management or highly compensated employees. Currently, only Robert H. Dickinson and Howard S. Frank are eligible to participate. The SERP provides a benefit equal to 50% of cash compensation (as defined in the SERP) reduced proportionately for each year of service less than 25. Mr. Dickinson and Mr. Frank have already satisfied the 25 year service requirement. The SERP provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of .25% for each month that distribution of benefits precedes the participant’s Normal Retirement Date. The SERP benefit is offset for any benefit payable under the Carnival Corporation Pension Plan and for Social Security benefits. The form of payment is either a lump-sum, life annuity (with either a 5-year or 10-year certain benefit) or a joint and survivor annuity for married participants.

As of December 31, 2003, the years of credited service under the Carnival Corporation Pension Plan for each of the executive officers named in the Summary Compensation Table, except for A. Kirk Lanterman and Peter Ratcliffe, who are not eligible for participation in the Carnival Corporation Pension Plan, was as follows: Micky Arison, age 54, with 29 credited years of service; Robert H. Dickinson, age 61, 29 years; and Howard S. Frank, age 63, 15 years. In consideration of Mr. Frank’s forfeiture of retirement benefits from his prior employer, on April 17, 1995, the Compensation Committee approved an agreement with Mr. Frank whereby Carnival Corporation agreed to compensate Mr. Frank upon his retirement for benefits he would have received under the Carnival Corporation Pension Plan if he had been credited with an additional 13 years of service in addition to the actual years of credited service, reduced by the amounts payable to him under the Carnival Corporation Pension Plan. He is also credited with an additional 13 years of service under the SERP.

Carnival Corporation has a benefit limitation policy for the Pension Plan consistent with Section 415 of the Internal Revenue Code of 1986 (the “Code”) applicable only to Micky Arison. The annual compensation covered by the Carnival Corporation Pension Plan for the calendar year 2003 for Micky Arison is limited to $295,404 (as may be indexed) pursuant to Section 401(a)(17) of the Code.

The following table sets forth the estimated benefits payable to Micky Arison at the Normal Retirement Date pursuant to the Carnival Corporation Pension Plan:

	Years of Service
Pay	15	20	25	30	35
$295,404	$64,892	$86,523	$108,154	$129,784	$129,784

Carnival plc

UK Pension Scheme

Pursuant to the P&O Princess Cruises Pension Scheme (the “UK Scheme”), a UK resident defined-benefit scheme approved by the UK Inland Revenue, participants generally accrue pension rights at a rate of up to 1/60th of final salary for each year of service, although the accrual rate varies by employee. Peter Ratcliffe accrues pension rights under the UK Scheme at a rate of up to 1/45th of final salary for years of service after April 1, 1988. He accrues pension rights at a rate of up to 1/60th of final salary for each year prior to April 1, 1988. For this purpose, final salary is defined as the basic salary received in the final 12 months of service less (other than in the case of Mr. Ratcliffe) 1.5 times the threshold for UK National Insurance payments for the applicable year (the “Lower Earnings Limit”). Normal retirement age is 63 for general employees and 60 for sea staff and certain senior executives. In addition, a cash supplement is paid equal to 1/20th of the Lower Earnings Limit for shore employees or 1/8th of the Lower Earnings Limit for sea employees for each year of pensionable service.

Peter Ratcliffe is our only named executive officer who is eligible for pension benefits from Carnival plc. Mr. Ratcliffe has 33 years of credited service under the UK Scheme. The estimated annual benefits payable upon retirement to Mr. Ratcliffe under the UK Scheme at the normal retirement age of 60 is $802,933 based on unchanged basic salary.

Supplemental Executive Retirement Plan

Carnival plc has established the Princess Cruises Supplemental Executive Retirement Plan in the United States (the “Supplemental Plan”). This plan provides benefits to supplement those received from other plans, including the UK Scheme. The overall effect is to provide, on retirement, a pension of 65% of final salary, subject to having completed 15 years’ service. For this purpose, final salary is the average basic salary for the five years immediately preceding retirement. Peter Ratcliffe’s service in the Supplemental Plan commenced on September 1, 1986, so as his service exceeds 15 years, the maximum pension would be payable on retirement. Normal retirement age is 60. If benefits from the U.K. Scheme exceed those resulting from the Supplemental Plan, no further amounts are payable under the Supplemental Plan. Currently, benefits payable to Mr. Ratcliffe under the UK Scheme exceed those resulting from the Supplemental Plan and, accordingly, no amounts are payable to him under the Supplemental Plan.

Additional information with respect to pension plan arrangements for Carnival plc for the financial period ended November 30, 2003 is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

REPORT OF THE COMPENSATION COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Compensation Committee. As there is a single management team, the Committees (which have three identical members), make one set of determinations in relation to both companies.

This report of the Compensation Committees sets out the compensation policies of the Compensation Committee with respect to the Chief Executive Officer and the four other most highly compensated executive officers for the year ended November 30, 2003, details of whose compensation is set forth under “Executive Compensation” in accordance with U.S. Securities and Exchange Commission requirements. Further information on our compensation policies as required under applicable UK law is set out in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

The Compensation Committees are responsible for annually recommending to the boards of directors the cash compensation payable to the executive officers named in the Summary Compensation Table and for the administration of the Carnival Corporation and Carnival plc stock-based incentive plans. Compensation decisions by the Compensation Committees are submitted to the relevant boards of directors for approval.

The Compensation Committee for each of Carnival Corporation and Carnival plc is currently comprised of Dr. Modesto A. Maidique, Mr. John P. McNulty and Sir John Parker, each of whom is independent as defined by the listing standards of the NYSE currently in effect. During a portion of fiscal 2003, the Compensation Committee for Carnival Corporation was comprised of Messrs. Sherwood M. Weiser, Uzi Zucker and Modesto A. Maidique, each of whom was independent as defined by the listing standards of the NYSE.

Compensation Philosophy

The key components of the compensation of the Chief Executive Officer and the other executive officers are base salary, annual bonus and stock-based incentives. The objective is to create compensation packages for executive officers that are competitive with compensation payable by comparable peer companies, as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performance. The various components of executive compensation are discussed below.

Base Salaries

Overall, the base salaries of executive officers, including the base salary of the Chief Executive Officer, are set at a level the Committees believe to be below the median of salaries paid to executives of comparable peer companies. The objective is to emphasize the variable annual bonus as the most important cash compensation feature of executive compensation as a reward for contributions made towards achieving Carnival Corporation & plc’s goals, including profitability.

Bonuses

The emphasis on the annual discretionary bonus for the Chief Executive Officer and other corporate level executive officers allows Carnival Corporation & plc greater flexibility in rewarding favorable individual and corporate performance than possible under a salary-oriented structure. The annual bonus to Robert Dickinson is based on the financial performance of Carnival Cruise Lines and is determined pursuant to the terms of the 1994 Carnival Cruise Lines Key Management Incentive Plan (the “CCL Plan”). The annual bonus for Mr. Lanterman, Chief Executive Officer of HAL is based on the financial performance of HAL. The annual bonus for Peter Ratcliffe is based on the financial performance of the P&O Princess brands and any other brands for which he is responsible during the financial year.

Although there is no specific relationship between the bonus for the Chief Executive Officer and the Chief Operating Officer and the performance for the 2003 fiscal year, the Compensation Committees considered generally the individual performance of such executives as well as the financial performance of Carnival Corporation & plc for fiscal 2003 and the shareholder return reflected in the Performance Graphs appearing elsewhere in this proxy statement.

Stock-Based Incentives

The third component of Carnival Corporation & plc’s executive compensation is comprised of stock-based incentive plans. Whereas the cash bonus payments are intended to reward positive short-term individual and corporate performance, grants under the stock-based plans are intended to provide executives with longer term incentives, which appreciate in value with the continued favorable future performance of Carnival Corporation & plc. The Compensation Committees approve grants of stock options and restricted stock pursuant to the 2002 Stock Plan, the Carnival plc stock option plan and the other stock-based incentive plans described elsewhere in this proxy statement based on the individual performance of the executive officers, oversee the activities of individuals and committees responsible for administering the plan, and discharge any responsibilities of the Committees pursuant to any such plans.

Other Compensation

Carnival Corporation and Carnival plc have entered into various compensation-related agreements with individual officers. See “Executive Compensation—Executive Long-Term Compensation Agreements” and “Executive Compensation—Employment Agreement.” Such agreements include stock compensation agreements and employment agreements. The Committees and the boards of directors will continue to consider such arrangements in the future in connection with circumstances that warrant an individualized compensation arrangement.

In fiscal 2003, some of Carnival Corporation’s executive officers also participated in Carnival Corporation’s nonqualified defined benefit pension plan and all were able to participate in Carnival Corporation’s nonqualified 401(k)/profit sharing plan. In addition, two of Carnival Corporation’s executive officers participated in Carnival Corporation’s supplemental executive retirement plan and Peter Ratcliffe participated in the Carnival plc UK Scheme and Supplemental Plan.

Review of Policies

The Committees have engaged an outside compensation consultant, Watson, Wyatt & Company, to perform a comprehensive review of the compensation policies of Carnival Corporation & plc. This review is expected to be completed in fiscal 2004.

The Compensation Committee of Carnival Corporation	The Compensation Committee of Carnival plc
Modesto A. Maidique, Chairman	Modesto A. Maidique, Chairman
John P. McNulty	John P. McNulty
Sir John Parker	Sir John Parker

STOCK PERFORMANCE GRAPHS

Carnival Corporation

The following graph compares the Price Performance of $100 if invested in Carnival Corporation common stock with the Price Performance of $100 if invested in each of the S&P 500 Index and the Dow Jones Industry Group REQ (leisure services and products). The Price Performance, as used in the Performance Graph, is calculated by assuming $100 is invested at the beginning of the period in Carnival Corporation common stock at a price equal to the market value. At the end of each fiscal year the total value of the investment is computed by taking the number of shares owned, assuming Carnival Corporation dividends are reinvested on an annual basis, times the market price of the shares at the end of each fiscal year.

	1998	1999	2000	2001	2002	2003
Carnival Corporation	100	129	67	79	86	110
Dow Jones Industry Group/REQ	100	110	85	86	92	98
S&P 500 Index	100	121	116	102	85	98

Carnival plc

The following graph compares the Price Performance of $100 invested in Carnival plc American Depositary Shares (“ADSs”), each representing one ordinary share of Carnival plc (prior to April 17, 2003 each ADS represented four ordinary shares of Carnival plc), with the Price Performance of $100 invested in each of the NYSE Market Index, the S&P 500 Index and the Dow Jones Industry Group REQ (leisure services and products). The Price Performance, as used in the Performance Graph, is calculated by assuming $100 was invested in Carnival plc ADSs at a price equal to the market value on October 23, 2000, the date on which Carnival plc ordinary shares and ADSs were originally listed on the LSE and the NYSE, respectively, upon the demerger of the cruise business of The Peninsular and Oriental Steam Navigation Company. Prior to October 23, 2000, there was no public market for Carnival plc equity securities. The total value of the investment at the end of each subsequent fiscal year is computed by taking the number of ADSs owned, assuming Carnival plc dividends are reinvested on an annual basis, times the market price of ADSs at the end of each fiscal year.

We have decided to change to the S&P 500 Index for the Carnival plc Performance Graph from the NYSE Market Index used last year so that the comparison used for the Carnival plc ADSs is consistent with the comparison used for Carnival Corporation common stock. We use the S&P 500 Index for the Carnival Corporation Performance Graph.

	Oct. 23, 2000	2000	2001	2002	2003
Carnival plc	100	88	133	185	257
Dow Jones Industry Group/REQ	100	104	104	110	119
NYSE Market Index	100	95	88	77	91
S&P 500 Index	100	92	81	68	78

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

PricewaterhouseCoopers were the auditors of Carnival Corporation during 2002 and 2003 and of Carnival plc since April 18, 2003. KPMG Audit plc were the auditors of Carnival plc for 2002 and through April 17, 2003. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended November 30, 2003 and 2002 and by KPMG Audit plc for the period January 1, 2003 through April 17, 2003 and the year ended December 31, 2002 are set forth below.

	Carnival Corporation & plc 2003 (in millions)(1)	Carnival plc January 1, 2003 through April 17, 2003 (in millions)(2)	Carnival Corporation 2002 (in millions)(3)	Carnival plc 2002 (in millions)(2)
Audit Fees	$1.4	$0.1	$0.9	$1.1
Audit-Related Fees	0.8	0.8	0.4	2.6
Tax Fees	0.2	0.9	0.2	3.1
All Other Fees	0.1	—	0.8	—

Total	$2.5	$1.8	$2.3	$6.8

(1)	Represents fees for professional services rendered by PricewaterhouseCoopers LLP for Carnival Corporation & plc. Includes fees for audit and audit related services for Carnival Corporation for 2003 and for Carnival plc for the period April 18, 2003 through November 30, 2003.
(2)	Represents fees for professional services rendered by KPMG Audit plc for Carnival plc.
(3)	Represents fees for professional services rendered by PricewaterhouseCoopers LLP for Carnival Corporation.

Audit Fees for PricewaterhouseCoopers LLP for 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of Carnival Corporation & plc, quarterly review of these consolidated financial statements included in our quarterly reports on Form 10-Q, consents, comfort letters, registration statements, statutory audits relied upon in the audit of Carnival Corporation & plc’s consolidated financial statements and other agreed upon procedures required to complete the year end audits of the consolidated financial statements. Audit fees for KPMG Audit plc for the period January 1, 2003 through April 17, 2003 and for 2002 were for professional services rendered for the audits of the consolidated financial statements of Carnival plc, quarterly reviews and a debt compliance certificate.

Audit-Related Fees for PricewaterhouseCoopers LLP for 2003 and 2002 were for assurance and related services primarily associated with the DLC transaction with P&O Princess Cruises plc, other due diligence services, statutory audits not relied upon in the audit of Carnival Corporation & plc’s consolidated financial statements, employee benefit plan audits and internal control reviews. Audit-related fees for KPMG Audit plc for the period January 1, 2003 through April 17, 2003 and for 2002 were primarily for services related to the DLC transaction.

Tax Fees for PricewaterhouseCoopers LLP for 2003 and 2002 were for services related to tax compliance and tax planning. Tax fees for KPMG Audit plc for the periods from January 1, 2003 through April 17, 2003 and for 2002 were primarily related to the DLC transactions and tax planning.

All Other Fees for PricewaterhouseCoopers LLP for 2003 were primarily for actuarial services and employee benefit plan consulting and Immigration and Naturalization Service certifications. All other fees for PricewaterhouseCoopers LLP for 2002 consist primarily of fees for Carnival Corporation’s corporate procurement system, actuarial services and employee benefit plan consulting.

None of the services described above were provided under the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In December 2003, the Audit Committees adopted Key Policies and Procedures which address, among other matters, pre-approval of audit and permissible non-audit services provided by the independent auditor. The Key Policies and Procedures require that all services to be provided by the independent auditors must be approved by the Audit Committees. To facilitate smaller projects that may arise between scheduled meetings of the Audit Committees, the Committees have pre-approved the provision of certain defined services by the independent auditors, subject to an annual threshold of $100,000. For both types of pre-approval, the Audit Committees consider whether such services are consistent with the rules of the U.S. Securities and Exchange Commission on auditor independence.

REPORT OF THE AUDIT COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Audit Committee. In accordance with their charter (a copy of which is attached as Annex C to this proxy statement), each Audit Committee assists the relevant board of directors in carrying out its oversight of:

•	the integrity of the relevant financial statements;

•	the company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the company’s internal audit functions and independent auditors.

Both Audit Committees are subject to the audit committee independence requirements under the corporate governance standards of the NYSE and relevant SEC rules, and the Audit Committee of Carnival plc is also subject to the requirements of the UK Combined Code. The two Audit Committees have identical members and each currently consists of four independent (as defined by the listing standards of the NYSE currently in effect and the UK Combined Code), non-employee directors. Each board of directors has determined that Stuart Subotnick is both “independent” and an “audit committee financial expert, “ as defined by SEC rules. In addition the board of Carnival plc has determined that Stuart Subotnick has “recent and relevant financial experience” for purposes of the UK Combined Code.

Management has primary responsibility for Carnival Corporation & plc’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements. Carnival Corporation & plc’s independent auditors are responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committees are responsible for monitoring and overseeing the financial reporting process and the preparation of consolidated financial statements and for supervising the relationship between Carnival Corporation & plc and its independent auditors, as well as reviewing the group’s systems of internal controls and compliance with the group Code of Business Conduct and Ethics. The Audit Committees have met and held discussions with management of Carnival Corporation & plc and the independent auditors. In this context, management represented to the Audit Committees that Carnival Corporation & plc’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committees (i) reviewed and discussed Carnival Corporation & plc’s audited financial statements for the year ended November 30, 2003 with Carnival Corporation & plc’s management and with Carnival Corporation & plc’s independent auditors; (ii) discussed with Carnival Corporation & plc’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from Carnival Corporation & plc’s independent accountants required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and discussed with Carnival Corporation & plc’s independent auditors the independent auditor’s independence. The Audit Committees also considered whether the provision to the relevant entity by the independent auditors of non-audit services was compatible with maintaining the independence of the independent auditors. Based on the reviews and discussions described above, the Audit Committees recommended to the boards of directors that the audited consolidated financial statements of Carnival Corporation & plc be included in Carnival Corporation & plc’s Annual Report on Form 10-K for the year ended November 30, 2003 for filing with the U.S. Securities and Exchange Commission.

The Audit Committee of Carnival Corporation	The Audit Committee of Carnival plc
Stuart Subotnick, Chairman	Stuart Subotnick, Chairman

Richard G. Capen, Jr.	Richard G. Capen, Jr.

Arnold W. Donald	Arnold W. Donald

Sir John Parker	Sir John Parker

TRANSACTIONS OF MANAGEMENT AND DIRECTORS

Transactions with Micky Arison. Mr. Arison, our Chairman and Chief Executive Officer is also the Chairman and Chief Executive Officer and the indirect sole shareholder of Florida Basketball Associates, Inc., the sole general partner of the Miami Heat Limited Partnership (“MHLP”), the majority owner of the Miami Heat, a professional basketball team. Pursuant to a sponsorship agreement between Carnival Corporation and MHLP, Carnival Corporation paid MHLP approximately $318,000 during fiscal 2003 in exchange for various sponsorship, marketing and advertising services and the use of floor level season tickets.

Carnival Corporation also provided aircraft management services to MHLP. During fiscal 2003, Carnival Corporation received approximately $1.4 million from MHLP as compensation for providing such services and reimbursement of costs. Carnival Corporation ceased providing such aircraft management services to MHLP in 2003.

From time to time Carnival Corporation charters the aircraft owned by MHLP under an arrangement whereby it pays estimated fair market charter rates. During fiscal 2003, Carnival Corporation incurred $66,000 for charters of this aircraft.

Transactions with Funair Corporation. Carnival Corporation provided aircraft management services to Funair Corporation (“Funair”), a company beneficially owned by a trust established for the benefit of Shari Arison, a former member of Carnival Corporation’s board of directors and Micky Arison’s sister. During fiscal 2003, Carnival Corporation received approximately $2.2 million from Funair as compensation for providing such services and reimbursement of costs. Carnival Corporation ceased providing such aircraft management services to Funair in 2003.

Transactions with the Ted Arison Family Foundation USA, Inc. Shari Arison is the Chairman of the Board of Trustees and President of the Ted Arison Family Foundation USA, Inc. (the “Foundation”), a charitable foundation established by Carnival Corporation’s founder, Ted Arison. Carnival Corporation leases approximately 100 square feet of office space to the Foundation and employs one of its employees. During fiscal 2003, Carnival Corporation received approximately $104,000 from the Foundation for both lease payments and for all costs incurred by Carnival Corporation related to this employee. It is expected that Carnival Corporation will continue these arrangements with the Foundation in the future.

Registration Rights. Pursuant to a letter agreement (the “Trust Registration Rights Agreement”) dated July 11, 1989, Carnival Corporation granted to the Ted Arison Irrevocable Trust (the “Irrevocable Trust”) and the Arison Children’s Irrevocable Trust (the “Children’s Trust,” and together with the Irrevocable Trust, the “Trusts”) certain registration rights with respect to the 28,554,056 shares of Carnival Corporation common stock held for investment by the Trusts (the “Shares”). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, our Chairman of the boards and Chief Executive Officer, and Shari Arison, a former director. Effective December 26, 1991, the Children’s Trust was divided into three separate continued trusts, including continued trusts for Micky Arison and Shari Arison.

Under the Trust Registration Rights Agreement, Carnival Corporation has granted the Trusts demand and piggyback registration rights. Carnival Corporation is not required to effect any demand registration unless all of the Shares owned by either of the Trusts are included in the demand. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, underwriting discounts and applicable filing fees.

Under a registration rights agreement (the “Arison Registration Rights Agreement”), Carnival Corporation granted certain registration rights to Ted Arison with respect to the shares of common stock beneficially owned by him (the “Arison Shares”) in consideration for $10,000. The registration rights were held by the Estate of Ted Arison. The Estate of Ted Arison subsequently transferred the Arison Shares to The 1997 Irrevocable Trust of Micky Arison, the Ted Arison 1992 Irrevocable Trust for Lin No. 2, the Ted Arison 1994 Irrevocable Trust for Shari No. 1 and the Michael Arison 1999

Irrevocable Delaware Trust (collectively, the “Family Trusts”). The Arison Registration Rights Agreement provides for demand and piggyback registration rights. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Family Trusts, selling costs, underwriting discounts and applicable filing fees.

Transactions with Cruise Specialists. Janet Olczak Lanterman, the wife of A. Kirk Lanterman, one of our executive officers and a director, is the owner of a travel agency located in Seattle, Washington, named Cruise Specialists. Under the laws of the State of Washington, Ms. Lanterman’s ownership interest in Cruise Specialists is her separate property and, accordingly, Mr. Lanterman does not have any ownership interest in the agency. Cruise Specialists sells cruises and other similar products for various travel providers, including us, under arrangements that are common throughout the travel industry, whereby Cruise Specialists receives a commission based on sales generated. In fiscal 2003, Cruise Specialists generated approximately $14.9 million of gross revenues (before commission) for Carnival Corporation & plc. In connection with such revenues, Cruise Specialists received commissions of approximately $2.6 million from Carnival Corporation & plc. Carnival Corporation and Carnival plc believe that the commissions paid to Cruise Specialists are comparable to those paid to other travel agents for comparable services.

Loan to Pamela C. Conover. On July 22, 2002, Carnival Corporation entered into a loan agreement with Pamela C. Conover, President and Chief Operating Officer of Cunard Line Limited. The loan was set up as a line of credit for $250,000. Interest accrued on the loan at the rate of 2.82% per annum. Principal and accrued interest due under the loan were payable upon demand. Ms. Conover repaid the loan in full on June 30, 2003.

Loan to Stein Kruse. In February 2000, HAL made a $250,000 advance to Stein Kruse against amounts he was expected to receive under the Holland America Line Key Management Incentive Plan during the following five years. In March 2002, when the unpaid balance under the advance was $150,000, HAL agreed that no further deductions would be made from Mr. Kruse’s Key Management Incentive Plan awards in respect of this advance and the loan would be forgiven in full if he remained employed by HAL through November 30, 2004. However, if his service with HAL is terminated for any reason prior to November 30, 2004, he will be required to repay a pro-rata portion of the outstanding balance of the loan. As of November 30, 2003, the outstanding balance of the loan was $50,000.

Transactions with Trustees. James M. Dubin is the sole shareholder of JMD Delaware, Inc., JMD Protector, Inc. and Balluta Limited, which act either as trustee or protector of certain Arison family trusts. By virtue of being the sole shareholder of JMD Delaware, Inc., JMD Protector Inc., and Balluta Limited, Mr. Dubin may be deemed to own the aggregate of 141,372,330 shares of Carnival Corporation common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin resigned as one of Carnival Corporation’s directors on April 17, 2003. He is a partner in the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, which firm serves as counsel to Carnival Corporation & plc, Micky Arison and Shari Arison.

Transactions with Horst Rahe. On March 12, 2003, Carnival plc, POPCIL and Deutsche Seereederei GmbH (“DS”), a company wholly owned by Mr. Horst Rahe, a former director of Carnival plc, and his family each signed a letter confirming certain rights and obligations of the parties to the Aida Sale and Purchase Agreement (the “Aida Sale and Purchase Agreement”), dated September 25, 2000, between Carnival plc, POPCIL and DS. Under the letter DS irrevocably exercised its right to give Carnival plc an accelerated notice with respect to an option payment under the Aida Sale and Purchase Agreement conditional on completion of the DLC transaction. Accordingly, following completion of the DLC transaction, Carnival plc paid DS €58,798,566 in respect of the option payment in accordance with the terms of the Aida Sale and Purchase Agreement. Following such payment, the Aida Sale and Purchase Agreement terminated.

On December 5, 2003, POPCIL sold the A’ROSA river cruise business to Arkona AG, a German-based leisure travel supplier that is controlled by Horst Rahe. The price of the transaction, which included A’ROSA’s three 200-passenger riverboats and the A’ROSA trademark, was approximately €63.5 million, including €800,000 payable for the goodwill of the business. The sale is part of POPCIL’s strategy to consolidate its German cruise operations. As part of the transaction, POPCIL agreed, through its Seetours operating unit, to provide certain technical support and sales and marketing services to Arkona AG for the AROSA business until the end of 2004.

Other Transactions. Certain transactions involving Sherwood M. Weiser are described in “Compensation Committee Interlocks and Insider Participation.”

Transactions with Affiliated Entities. Carnival Corporation & plc has adopted a policy of dealing with affiliated entities on an arm’s-length basis and Carnival Corporation & plc may not engage in business transactions with any affiliate on terms and conditions less favorable to Carnival Corporation & plc than terms and conditions available at the time for comparable transactions with unaffiliated persons.

CHANGE IN INDEPENDENT AUDITORS

As previously disclosed, on April 17, 2003, KPMG Audit Plc (“KPMG”) resigned as the independent auditors for Carnival plc. The report of KPMG on Carnival plc’s financial statements for the years ended December 31, 2002 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and December 31, 2002 and the subsequent interim period through April 17, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereto in its reports on the financial statements for such periods.

On April 17, 2003, based on a decision to have one audit firm to audit the consolidated financial statements of Carnival Corporation & plc, Carnival plc engaged PricewaterhouseCoopers LLP to serve as its independent auditors for the financial period ended November 30, 2003 and this appointment was approved by Carnival plc shareholders at their annual general meeting on June 23, 2003. The decision to engage PricewaterhouseCoopers LLP was approved by the audit committee of the board of directors of Carnival plc.

During the years ended December 31, 2001 and 2002 and the subsequent interim period through April 17, 2003, Carnival plc did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Carnival plc’s financial statements, or any other matters or reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

Annex A

Carnival plc Directors’ Report and UK GAAP Summary Financial Information

Directors’ Report

The directors of Carnival Corporation & plc have pleasure to present their first report to shareholders since the dual listed companies transaction (the “DLC transaction”) of Carnival Corporation and Carnival plc (previously P&O Princess Cruises plc), together with the summary audited financial information for Carnival plc for the year ended November 30, 2003 annexed to this report.

Dual Listed Companies Transaction

The DLC transaction of Carnival Corporation and Carnival plc was completed on April 17, 2003. The companies both continue as separate publicly listed entities retaining their existing stock exchange listings and index participations. Under the arrangements:

•	Carnival Corporation & plc is managed and operated as a single economic enterprise;

•	The boards of Carnival Corporation and Carnival plc are identical and the combined group is managed by a single executive management team;

•	Carnival Corporation shareholders continue to hold their shares in Carnival Corporation and Carnival plc shareholders continued to hold their shares in Carnival plc;

•	Through the implementation of special voting arrangements, the shareholders of Carnival Corporation and Carnival plc vote together as a single decision-making body on matters requiring the approval of shareholders of both companies;

•	Certain actions in which the shareholders of each company may have divergent interests, including amendments to provisions designed to preserve the dual listed company structure of Carnival Corporation & plc, will be subject to the separate approvals of both Carnival Corporation shareholders and Carnival plc shareholders, each voting separately as a class;

•	To enable the voting rights of each share in Carnival plc to be equal to the economic and voting rights of each share in Carnival Corporation, the shares of Carnival plc were consolidated on a 3.3289:1 basis; and

•	In connection with the DLC transaction, Carnival Corporation made an offer to Carnival plc shareholders to exchange all or part of their plc shares for Carnival Corporation shares, subject to an aggregate maximum of 20 per cent. of Carnival plc’s issued ordinary share capital. Carnival Corporation acquired 41,679,877 shares of Carnival plc pursuant to the partial share offer.

Principal activities

Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of 12 cruise brands in North America, Europe and Australia. Together, these brands operate over 70 ships. Carnival has a multi-brand strategy which provides products and services appealing to the widest possible target audience across all major segments of the vacation industry.

Business review and future developments

A review of Carnival Corporation & plc’s group activities during the year and likely future developments is provided in the Chairman’s statement and the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Carnival Corporation & plc Annual Report.

Dividends

Prior to the DLC transaction, Carnival Corporation paid a quarterly dividend of 10.5 U.S. cents per share (2002 - 10.5 U.S. cents) and Carnival plc paid a quarterly dividend of 10 U.S. cents per ordinary share (2002 - 10 U.S. cents), as adjusted for the share reorganisation.

Following the completion of the DLC transaction, Carnival Corporation and Carnival plc paid three quarterly dividends totalling 33.5 U.S. cents per ordinary share. Over the same period in 2002 Carnival

1

Corporation paid two quarterly dividends totalling 21 U.S. cents per ordinary share and Carnival plc paid two quarterly dividends totalling 20 U.S. cents per ordinary share, as adjusted for the share reorganisation, respectively.

Although the Carnival Corporation & plc dividend is declared in U.S. cents, it will be paid in sterling to the holders of ordinary shares in Carnival plc unless they elect to receive their dividends in U.S. dollars. The dividend will be converted into sterling at an exchange rate set approximately 10 days prior to the actual payment.

Holders of Carnival plc’s American Depositary Shares (ADSs) are paid their dividend in U.S. dollars.

On October 18, 2000 The Royal Bank of Scotland Trust Company (Jersey) Limited, the trustee for the P&O Princess Cruises Deferred Bonus and Co-investment Matching Plan, waived its right to all dividends payable by Carnival plc. The amount waived during the year was £68,704.

Post Balance Sheet Events

On December 1, 2003 Carnival Corporation & plc commenced a corporate restructuring involving the transfer within the DLC group of subsidiary companies below Carnival Corporation and Carnival plc. These transactions are being undertaken primarily to facilitate business integration and the flow of funds between affiliated companies.

The principal transactions of the reorganisation, which is expected to be substantially complete by April 2004, are:

•	the transfer by Carnival plc to Carnival Corporation of Princess Cruise Lines Limited and a number of related ship owning entities, the companies which operate and own substantially all of Princess Cruises, together with its obligations under public and private U.S. dollar notes and related derivatives; and

•	the transfer by Carnival Corporation to Carnival plc of the cruise operations of both Cunard Line Limited, excluding Seabourn Cruise Line, and Costa Finance S.A., as well as Carnival Corporation’s U.S., UK and Mexican land based operations, including its Alaska and Canadian Yukon tour business.

The consideration for the transfer of assets, liabilities and financial instruments between the two companies was or will be based on fair market values.

Pursuant to these transactions, Princess Cruises is treated as a discontinued operation in the Carnival plc 2003 Annual Report. Princess Cruises’ turnover for the eleven month period was $1,398.7m (2002 – twelve months $1,364.1m) and operating profit was $265.1m (2002 – twelve months $228.2m).

This series of transactions is effectively a group reconstruction and Carnival plc will apply merger accounting principles to reflect the combination with Cunard, Costa and the other assets being acquired from Carnival Corporation. These transactions do not give rise to a consolidated profit or loss.

Share capital

Changes in Carnival plc’s share capital during the year are given in note 17 to the audited consolidated financial statements of Carnival plc (the “Carnival plc Accounts”).

On April 17, 2003 on implementation of the DLC transaction, the share capital of Carnival plc changed as follows:

•	the ordinary shares were consolidated into shares of US$1.66 each, which also created one deferred share that has been subsequently cancelled;

•	the share capital increased by the creation of one Special Voting Share of £1 and 50,000 redeemable preference shares of £1 each, which were issued and allotted respectively; and

2

•	49,998 redeemable preference shares of £1 each were redeemed for a total consideration of £51,806.

The preference shares of Carnival plc, which have been allotted but not issued, are entitled, in priority to the holders of any other class of shares in Carnival plc’s share capital, to a cumulative fixed dividend of 8% per annum. The preference shares carry no voting rights and rank behind the ordinary shares in relation to a winding-up and certain types of return of capital. The Carnival plc subscriber shares have no dividend rights nor voting rights nor any rights to payment of capital upon a distribution of assets by Carnival plc. The preference shares and subscriber shares are unlisted.

A Carnival plc special voting share was issued on April 17, 2003 to facilitate shareholders of Carnival Corporation and Carnival plc being able to vote together as a single decision-making body on matters requiring the approval of shareholders of both companies.

Details of options over ordinary shares granted to employees are given in note 20 to the Carnival plc Accounts.

Directors

The names of the persons who served as directors of Carnival Corporation and Carnival plc during the financial year, and biographical notes about each of the directors, including the period for which they held office during the 2003 financial year, are contained in the Carnival Corporation & plc Proxy Statement. Details of the directors’ membership on board committees are set out in the Carnival plc Corporate Governance Report contained in Annex D to the Proxy Statement.

The following directors, who were directors of Carnival plc prior to the DLC transaction, retired during the 2003 financial year:

Director	Date of resignation

Peter Foy	April 17, 2003
Nick Luff	April 17, 2003
Horst Rahe	April 17, 2003
Lord Sterling of Plaistow	April 17, 2003

John P. McNulty, who was appointed to the board since the last Annual General Meeting (“AGM”), retires from the board at the forthcoming AGM and offers himself for election. As with the other non-executive directors of Carnival Corporation & plc, Mr McNulty does not have a service contract. Pursuant to the Nominating & Governance Committee Charter, all directors retire at the forthcoming AGM and, being eligible, offer themselves for re-election.

Details of the directors’ remuneration and their interests in the shares of Carnival Corporation and Carnival plc are set out in the Carnival plc Directors’ Remuneration Report contained in Annex B of the Proxy Statement.

Substantial shareholdings

As at the date of this report, Carnival plc was aware of the following interests of 3% or more in Carnival plc’s issued ordinary share capital:

	No. of shares	Percentage of issued capital
Legal & General Investment
Management Limited	7,335,323	3.47%
Fidelity Investments	7,608,759	3.60	%(1)
Carnival Corporation	41,679,877	19.73	%(2)

(1)	Carnival plc has been advised that each of FMR Corp. and its direct and indirect subsidiaries and Fidelity International Limited and its direct and indirect subsidiaries has a non-beneficial interest in these shares.
(2)	These shares carry no voting rights or rights on a liquidation unless Carnival Corporation owns over 90% of all the Carnival plc shares.

3

Corporate Governance

A report on corporate governance and compliance with the Combined Code appended to the UK Listing Authority’s Listing Rules is contained in the Carnival plc Corporate Governance Report in Annex D to the Proxy Statement. The Carnival plc Directors’ Remuneration Report is contained in Annex B to the Proxy Statement.

Health, safety and the environment

There are corporate policies for Health & Safety and the Environment that are reviewed annually.

The Boards recognise that, given the breadth of its worldwide operations, Carnival Corporation & plc need to ensure there is a consistent standard of operation throughout its fleet in keeping with its leading position in the cruise industry. In this regard, as well as to ensure compliance with applicable laws and regulations, Carnival Corporation & plc has established a corporate Maritime Affairs Department, which is responsible for working with the operating companies to develop and promote corporate health and safety policies and security standards in order to provide fleet-wide consistency. Corporate Maritime Affairs also works closely with the corporate Environmental Compliance Department on corporate policy matters regarding environmental issues.

Monitoring of compliance with corporate policies is maintained by annual audit under the direction of the corporate Management Advisory Services Department who report to the Audit Committees. In addition, reports on Health, Safety and Environmental matters are periodically submitted to the Boards.

Carnival Corporation & plc’s full environmental statement is set out in Annex E of the Carnival Corporation & plc Proxy Statement.

Creditor payment policy

Carnival plc had no trade creditors during the period ended November 30, 2003.

Employees

Carnival Corporation & plc will consider various alternative methods for keeping employees informed of the performance, development and progress of Carnival Corporation & plc.

It is the policy of the Carnival Corporation & plc group that disabled persons should receive full and fair consideration for all job vacancies for which they are suitable applicants and training and career development is encouraged as for all other employees. It is the policy of Carnival Corporation & plc to seek to retain employees who become disabled whilst in its service in employment within the group wherever possible and to provide specialist training where appropriate.

Charitable donations

During the financial year ended November 30, 2003, Carnival plc made charitable donations totalling U.S.$0.2 million (2002—U.S.$0.2 million).

Political contributions

Carnival plc did not make any political contributions to UK political parties during the period ended November 30, 2003 (2002—nil).

4

Auditors

A resolution reappointing PricewaterhouseCoopers LLP will be proposed at the Annual General Meeting in accordance with Section 384 of the Companies Act 1985.

By order of the Board

Arnaldo Perez

Company Secretary

February 25, 2004

5

Statement of directors’ responsibilities

UK company law requires the directors of Carnival plc to prepare financial statements for each financial year that give a true and fair view of the state of affairs of the Carnival plc group and of the profit or loss of the group for that period.

In preparing those financial statements the directors are required to:

•	Select suitable accounting policies and then apply them consistently;

•	Make judgements and estimates that are reasonable and prudent; and

•	State whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements.

The directors confirm that they have complied with the above requirements in preparing the financial statements.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of Carnival plc and the group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of Carnival plc and the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

By order of the Board

Arnaldo Perez

Company Secretary

February 25, 2004

6

Carnival plc UK GAAP Summary Financial Information

The Summary Financial Information does not give all the information needed to gain as full an understanding of the results and state of affairs of the Carnival plc group (being Carnival plc and its subsidiary undertakings) as the full UK Annual Report and Accounts. To receive a free copy of the full UK Annual Report and Accounts which consists of the Directors’ Report and Directors’ Remuneration Report, the Carnival Corporation & plc 2003 Annual Report and the Carnival plc 2003 financial statements for this or future years, please contact our registrar, details of which can be found on the inside back cover of the Carnival Corporation & plc 2003 Annual Report. The Carnival plc group standalone financial information excludes the results of Carnival Corporation and is prepared under UK GAAP, whereas the Carnival Corporation & plc financial statements include the results of Carnival Corporation for the full year and Carnival plc from April 17, 2003 to November 30, 2003 and are prepared under U.S. GAAP.

Summarised Group profit and loss account

				Twelve months to December 31, 2002
	Eleven months to November 30, 2003
	Continuing Operations	Discontinued Operations	Total
	U.S.$m	U.S.$m	U.S.$m	U.S.$m
		(note 3)		Restated (note 2)
Turnover	1,403.4	1,398.7	2,802.1	2,519.5

Cost of sales before exceptional item	(1,096.7)	(1,008.7)	(2,105.4)	(1,893.9)
Exceptional impairment loss	(50.0)	—	(50.0)	—

	(1,146.7)	(1,008.7)	(2,155.4)	(1,893.9)

Administrative expenses before exceptional costs	(138.5)	(124.9)	(263.4)	(214.8)
Exceptional transaction costs	(30.7)	—	(30.7)	(117.0)

	(169.2)	(124.9)	(294.1)	(331.8)

Total operating profit	87.5	265.1	352.6	293.8

(Loss)/profit on sale of businesses			(2.7)	1.2
Net interest payable and similar items			(87.0)	(74.0)

Profit on ordinary activities before taxation			262.9	221.0
Taxation			(13.2)	(17.1)

Profit on ordinary activities after taxation			249.7	203.9
Dividends			(94.2)	(83.2)

Retained profit for the financial period			155.5	120.7

Earnings per share
Basic earnings per share (in U.S. dollars)			$1.19	$0.98
Diluted earnings per share (in U.S. dollars)			$1.19	$0.98
Dividends per share (in U.S. dollars)			$0.46	$0.40

See accompanying notes to the Summary Financial Information.

7

Summarised Group balance sheet

	As at November 30, 2003	As at December 31, 2002
	U.S.$m	U.S.$m
		Restated (note 2)
Fixed assets
Intangible assets
Goodwill	141.2	127.1
Tangible assets
Ships	6,073.3	5,380.0
Properties and other fixed assets	256.5	249.4
Investments	5.6	16.3

	6,476.6	5,772.8

Current assets
Stocks	99.0	87.4
Debtors	282.3	225.0
Cash at bank and in hand	186.3	162.1

	567.6	474.5
Creditors: amounts falling due within one year	(1,300.1)	(996.7)

Net current liabilities	(732.5)	(522.2)

Total assets less current liabilities	5,744.1	5,250.6
Creditors: amounts falling due after more than one year	(2,783.7)	(2,516.8)
Provisions for liabilities and charges	(19.1)	(13.7)

	2,941.3	2,720.1

Capital and reserves
Called up share capital	349.0	346.7
Share premium account	29.2	3.7
Other reserves	35.6	93.1
Merger reserve	910.3	910.3
Profit and loss account	1,616.9	1,366.1

Equity shareholders’ funds	2,941.0	2,719.9
Equity minority interests	0.3	0.2

	2,941.3	2,720.1

See accompanying notes to the Summary Financial Information.

8

Notes to the Summary Financial Information

1.    Basis of preparation

On April 17, 2003, Carnival Corporation and Carnival plc (formerly known as P&O Princess Cruises plc) completed a dual listed company (“DLC”) transaction (the “DLC transaction”), which implemented the Carnival Corporation & plc DLC structure. The DLC structure combined the businesses of Carnival Corporation and Carnival plc through a number of contracts and amendments to Carnival Corporation’s articles of incorporation and by-laws and to Carnival plc’s memorandum of association and articles of association. The two companies have retained their separate legal identities and each company’s shares continue to be publicly traded on the New York Stock Exchange (“NYSE”) for Carnival Corporation and the London Stock Exchange for Carnival plc. In addition, Carnival plc’s ADS’s are traded on the NYSE. However, the two companies operate as if they were a single economic enterprise. The contracts governing the DLC structure provide that both companies each continue to have separate boards of directors, but the boards and senior executive management of both companies are identical.

In order to provide the Carnival Corporation and Carnival plc shareholders with the most meaningful picture of their economic interest in the DLC formed by Carnival Corporation and Carnival plc (collectively known as “Carnival Corporation & plc”), consolidated financial statements and management commentary of Carnival Corporation & plc have been included in the Carnival Corporation & plc 2003 Annual Report. The consolidated Carnival Corporation & plc financial statements have been prepared under purchase accounting principles whereby the DLC transaction has been accounted for as an acquisition of Carnival plc by Carnival Corporation. Therefore, the consolidated Carnival Corporation & plc financial statements include Carnival plc from April 17, 2003, being the effective date of the acquisition by Carnival Corporation, to November 30, 2003 and Carnival Corporation for the full year ended November 30, 2003. These consolidated Carnival Corporation & plc financial statements have been prepared under U.S. GAAP on the basis that all significant financial and operating decisions affecting the DLC companies are taken on the basis of U.S. GAAP information and consequences.

The standalone Carnival plc UK GAAP Summary Financial Information does not include the results of Carnival Corporation. However, the Directors consider that within the DLC arrangement the most appropriate presentation of Carnival plc’s results and financial position is by reference to the U.S. GAAP financial statements of Carnival Corporation & plc, which are included in the consolidated Carnival Corporation & plc 2003 Annual Report that accompanies this information.

2.    Prior year adjustments on implementation of the Carnival Corporation & plc DLC

Following the completion of the DLC transaction, the following accounting policies were amended so as to conform with those of Carnival Corporation. In addition, Carnival plc changed its accounting reference date to November 30, to align it with that of Carnival Corporation’s. The prior period information is for the twelve months ended December 31, 2002.

(a)    Cruise revenues and expenses

Carnival plc’s previous accounting policy was initially to record deposits received on sales of cruises as deferred income and recognise them, together with revenues from onboard activities and all associated direct costs of a voyage, on a pro rata basis over the duration of the voyage. Carnival plc’s new accounting policy is to recognise these items generally upon completion of voyages with durations of ten days or less and on a pro rata basis for voyages in excess of ten days. The change to the balance sheet is an increase in net current liabilities of $9.5m at December 31, 2002 with a corresponding reduction in shareholders’ funds and a reduction in 2002’s profit of $3.9m.

(b)    Dry-docking costs

Carnival plc’s previous accounting policy was to capitalise dry-docking costs, comprising major repairs and replacements, and expense them using the straight-line method through the date of the next scheduled dry-dock, which typically was over two to three years. Carnival plc’s new

9

Notes to the Summary Financial Information

2.    Prior year adjustments on implementation of the Carnival Corporation & plc DLC (continued)

accounting policy is to defer major repairs performed during dry-dock and expense them over one year, being the estimated period of benefit. Replacements during a dry-dock are now capitalised as fixed assets on a component basis and depreciated over their estimated useful lives, with the estimated net book value of assets being replaced written off. The change to the balance sheet is an increase in net current liabilities of $14.9m at December 31, 2002 with a corresponding reduction in shareholders’ funds and a reduction in 2002’s profit of $5.0m.

(c)    Marketing and promotion costs

Carnival plc’s previous accounting policy was to expense all marketing and promotion costs over the period of benefit, not exceeding one year from the end of the year the cost was incurred. Carnival plc’s new accounting policy is to expense all such costs as incurred, except for brochures and media production costs, which are recorded as prepaid expenses and charged to the profit and loss account as brochures are consumed or upon the first airing of the advertisement. The change to the balance sheet is an increase in net current liabilities of $69.5m at December 31, 2002 with a corresponding reduction in shareholders’ funds and an increase in 2002’s profit of $3.8m.

As a result of these three prior year adjustments, the net effect on Carnival plc’s net assets and shareholders’ funds as at January 1, 2003 is a reduction of $93.9m (January 1, 2002 a reduction of $88.8m). Subsequent to the completion of the DLC transaction results under the old accounting policies were not considered relevant and were therefore not maintained, consequently the impact of the policy changes on the current period’s result is not available (2002 - twelve months a net reduction in profit of $5.1m).

3.    Post balance sheet event

On December 1, 2003 Carnival Corporation & plc commenced a corporate restructuring involving the transfer within the DLC group of subsidiary companies below Carnival Corporation and Carnival plc. These transactions are being undertaken primarily to facilitate business integration and the flow of funds between affiliated companies.

The principal transactions of the reorganisation, which is expected to be substantially complete by April 2004, are:

•	the transfer by Carnival plc to Carnival Corporation of Princess Cruise Lines Limited and a number of related ship owning entities, the companies which operate and own substantially all of Princess Cruises, together with its obligations under public and private U.S. dollar notes and related derivatives; and

•	the transfer by Carnival Corporation to Carnival plc of the cruise operations of both Cunard Line Limited, excluding Seabourn Cruise Line, and Costa Finance S.A., as well as Carnival Corporation’s U.S., UK and Mexican land based operations, including its Alaska and Canadian Yukon tour business.

The consideration for the transfer of assets, liabilities and financial instruments between the two companies was or will be based on fair market values.

Pursuant to these transactions, Princess Cruises is treated as a discontinued operation in the Carnival plc 2003 Annual Report. Princess Cruises’ turnover for the eleven month period was $1,398.7m (2002 – twelve months $1,364.1m) and operating profit was $265.1m (2002 – twelve months $228.2m).

This series of transactions is effectively a group reconstruction and Carnival plc will apply merger accounting principles to reflect the combination with Cunard, Costa and the other assets being acquired from Carnival Corporation. These transactions do not give rise to a consolidated profit or loss.

10

Annex B

Carnival plc Directors’ Remuneration Report

This report forms part of the audited consolidated financial statements of Carnival plc (formerly P&O Princess Cruises plc (“P&O Princess”)) for the eleven month period ended November 30, 2003. Carnival plc and Carnival Corporation are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and Compensation Committee. However, as is required by the agreements governing the dual listed company (“DLC”) structure, there is a single management team and the boards of directors and members of the Compensation Committees are identical.

This Report has been drafted in compliance with the Directors’ Remuneration Report Regulations 2002 incorporated into the UK Companies Act 1985. In addition, the board of directors of Carnival plc has considered the principles and provisions of the June 1998 Combined Code applicable to the company for the year ended November 30, 2003, and this report explains how Carnival plc has applied the principles of the June 1998 Combined Code relating to directors’ remuneration.

Where relevant, figures used in this report are compared with the previous year ended December 31, 2002, except that the salary and other emoluments of directors of Carnival Corporation who joined the board of Carnival plc in April 2003 are reported on a 12 month basis from December 1, 2002 to November 30, 2003 and, where required, compared to the previous 12 month period ended November 30, 2002. Sterling denominated amounts are converted to U.S. dollars amounts at the average exchange rate for the period ended November 30, 2003 of £1:$1.629 unless otherwise stated. All disclosures relating to shares in Carnival plc in this report reflect the consolidation of every 3.3289 existing Carnival plc share of $0.50 each into one share of $1.66 each which took effect upon completion of the DLC transaction with Carnival Corporation, in order to adjust the equalisation ratio of Carnival plc shares to Carnival Corporation shares to 1:1.

The Compensation Committee

Following the DLC transaction with Carnival Corporation in April 2003, Carnival plc’s remuneration committee was renamed the “Compensation Committee.”

The members of the Compensation Committee are Modesto Maidique (chairman), John P. McNulty and Sir John Parker, all of whom the Board considers to be independent non-executive directors as explained in the Carnival plc Corporate Governance Report set out in Annex D of the Carnival Corporation & plc Proxy Statement to which this report is annexed. Prior to the DLC transaction being implemented on April 17, 2003 the members of the Compensation Committee (then known as the Remuneration Committee) were Peter Foy (chairman), Baroness Hogg and Sir John Parker.

The Compensation Committee is responsible for determining the compensation payable to the Chief Executive Officer and annually reviewing and recommending to the board of directors compensation payable to the executive directors and senior executives of Carnival plc, including grants of share options and share awards under incentive plans within the terms of reference contained in the Compensation Committee charter approved by the board.

To assist in reaching its decisions, the Compensation Committee has access to survey information and independent advice when it considers it appropriate. During the financial year ended November 30, 2003, the Compensation Committees of Carnival plc and Carnival Corporation jointly engaged Watson Wyatt & Company to conduct a review of the remuneration of the executive directors and senior executives within the Carnival Corporation & plc group. The results of that review are expected during the financial year ending November 30, 2004. Watson Wyatt LLP, a related company of Watson Wyatt & Company, provides actuarial advice to Carnival plc.

The Compensation Committee consults with the Chairman and Chief Executive Officer or Chief Operating Officer as appropriate with regard to its proposals relating to the remuneration of the executive directors. In framing the policy, the board has regard to the views of shareholders and seeks to ensure that contact with shareholders is maintained on remuneration as with other matters.

1

Policy on Directors’ Remuneration

The key components of the compensation of the Chief Executive Officer and the other executive directors and senior executives are base salary, annual bonus and share-based incentives. The objective for 2003 and subsequent financial years of Carnival Corporation & plc is to create compensation packages for executive directors and senior executives that are competitive with compensation payable by comparable peer companies, being companies of similar size in the entertainment and leisure industries, as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performances. The various components of Carnival Corporation & plc’s executive compensation are discussed below.

The main components of remuneration for executive directors, and where relevant, the performance criteria on which they are based, are set out below. The principles applied by the Compensation Committee are that a high proportion of the total remuneration package to executive directors will be delivered through performance related reward in the form of cash bonuses and share-based incentive plans. The share-based incentive plans are designed to align the interests of participants with those of the shareholders. The Compensation Committee seeks to ensure that the operation of the plans in practice is consistent with their overall objectives, recommending changes to achieve this if necessary.

Base Salaries

Overall, the base salaries of executive directors and senior executives, including the base salary of the Chief Executive Officer, are set at a level Carnival Corporation & plc believes to be below the median of salaries paid to executive directors and senior executives of comparable peer companies. The objective of Carnival Corporation & plc is to emphasize the variable annual bonus as the most important cash compensation feature of executive compensation as a reward for contributions made towards achieving Carnival Corporation & plc’s goals, including profitability.

Annual bonuses

The emphasis on the annual discretionary bonus for the Chief Executive Officer and other executive directors and senior executives allows Carnival Corporation & plc greater flexibility in rewarding favourable individual and corporate performance than possible under a salary-oriented structure.

The annual bonus for Robert Dickinson, President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation (“CCL”), is based on the financial performance of CCL and is determined pursuant to the terms of the 1994 Carnival Cruise Lines Key Management Incentive Plan which allows key management employees of CCL to participate in an incentive award pool based on the net income of CCL reaching certain pre-determined levels. The annual bonus for Pier Luigi Foschi, Chief Executive Officer of Costa Crociere S.p.A. (“Costa”), is a base bonus of Euro 440,000, together with an additional percentage based on the increased net income of Costa from the previous year subject to a limit of a cumulative 15 per cent per year on a compounded basis. The annual bonus for A. Kirk Lanterman, Chief Executive Officer of Holland America Line Inc. (“HAL”), is based on a percentage of the consolidated net income of HAL Antillen N.V., the operating subsidiary of HAL. The annual bonus of Peter Ratcliffe, Chief Executive Officer of the Princess Cruises, P&O Cruises, Swan Hellenic, Ocean Village, P&O Cruises (Australia) brands (the “P&O Princess brands”) is based on a percentage of net income from the P&O Princess brands and any other brands for which he is responsible during the financial year. Mr Ratcliffe’s 2003 bonus is based on Cunard and Seabourn brands in addition to P&O Princess brands. In the 2002 financial year Mr Ratcliffe’s bonus was based on growth in Carnival plc’s earnings per share, up to a maximum of 100% of salary and as otherwise disclosed in the 2002 annual report and accounts of Carnival plc. Half of Mr Ratcliffe’s bonus is paid in cash with, subject to the discretion of the Compensation Committee, the balance being paid as a share award under the Carnival plc deferred bonus and co-investment matching plan, as further described below.

In making bonus recommendations for the executive directors for 2003 the Compensation Committee considered the individual performance of such executives as well as the financial performance of Carnival Corporation & plc for the 2003 financial year and the total shareholder return reflected in the performance graphs shown below and in the Carnival Corporation & plc proxy statement to which this Report is annexed.

2

The cash bonuses of Micky Arison, Howard Frank and Robert Dickinson form part of their pensionable earnings. The bonuses of Pier Luigi Foschi, A. Kirk Lanterman and Peter Ratcliffe do not form part of their pensionable earnings.

Performance conditions for annual bonuses for executive directors are currently under review by the Compensation Committee with a view to providing greater alignment with corporate goals. The Compensation Committee will also consider, as required by the Combined Code, upper limits with respect to such bonuses.

Long term incentive plans

The third component of Carnival Corporation & plc’s executive directors and senior executives’ compensation is comprised of share-based incentive plans. Whereas the annual bonus payments are intended to reward positive short-term individual and corporate performance, grants under the share-based plans are intended to provide executive directors and senior executives with longer term incentives, which appreciate in value with the continued favourable future performance of Carnival Corporation & plc. The Compensation Committee determines grants under Carnival Corporation & plc’s incentive compensation plans and equity-based plans based on the individual performance of the executive officers, oversees the activities of the individuals and committees responsible for administering such plans and discharges any responsibilities imposed on the Committee by any such plans.

CARNIVAL PLC DEFERRED BONUS AND CO-INVESTMENT MATCHING PLAN

Peter Ratcliffe and certain senior executives of Carnival plc and its subsidiaries (the “Carnival plc Group”) are eligible to participate in the Carnival plc deferred bonus and co-investment matching plan which provides participants with the opportunity to invest a proportion of their annual bonus in Carnival plc shares in the form of share awards that are retained in a trust for a three year period and to receive matching awards of shares depending upon the performance of Carnival Corporation & plc over a three year retention period. The amount of bonus that may be invested in the plan is set as a percentage of salary, on a sliding scale up to a maximum percentage of 50%. The terms of Mr Ratcliffe’s participation in the plan are set out in his employment agreement described below.

Share awards granted to participants are automatically invested in the plan and, in addition, participants may choose to invest all or part of their post-tax cash bonus, or funds from their own resources, into the plan (“invested shares”) subject to an overall limit on the amount invested in the plan in any one year of 75% of base salary. An award of shares equivalent to the total of a participant’s share award and gross value of invested shares is granted to a participant (a “matching award”).

The extent to which a new matching award may be exercised is based on the growth in earnings per share of Carnival Corporation & plc over the three-year retention period as disclosed in the audited financial statements of Carnival Corporation & plc. If Carnival Corporation & plc achieves earnings per share growth of 15% over this period, participants will be entitled to exercise 25% of their matching award. If earnings per share growth is 50% or greater, the entire matching award may be exercised. For growth between 15% and 50%, the extent to which a matching award may be exercised is determined on a straight-line basis between these points. No matching awards are exercised for growth below 15%. Generally, the matching award may only be exercised if the share award and invested shares are retained throughout the retention period.

The Compensation Committee, which regularly reviews these performance thresholds, believes that they provide appropriately stretching targets, taking account of Carnival Corporation & plc, its competitors and the nature of the industry in which it operates. In framing the deferred bonus and co-investment matching plan when it was launched in 2000, the board sought to encourage participants to commit their own resources to the plan, believing this to be an important aspect of aligning participants’ interests with those of shareholders. In addition, the plan was designed to be competitive in all territories in which participants are based, including the U. S.

3

As disclosed in Carnival plc’s 2002 remuneration report, the Compensation Committee exercised its discretion under the terms of the deferred bonus and co-investment matching plan to treat the DLC transaction on an equivalent basis to a share-for-share exchange which results in a change of control and so permitted all share awards granted for prior years to be released and all matching awards to become immediately exercisable in full without reference to retention periods and performance targets on completion of the DLC transaction.

Peter Ratcliffe was granted a share award in relation to his 2002 bonus in April 2003 with a value of $400,000 and a related matching award subject to a retention period of three years ending on the announcement of the financial results of Carnival Corporation & plc for the year ending November 30, 2005 and the above described performance targets. No invested shares were granted. Pursuant to his employment agreement described below, Mr Ratcliffe will be entitled to receive share awards in future years in respect of 50% of his annual bonus but will not be entitled to matching awards and shall not be entitled to contribute any part of his bonus as invested shares.

CARNIVAL PLC EXECUTIVE SHARE OPTION PLAN

Under the Carnival plc executive share option plan, options with an option price equal to market value of the shares at the date of grant, are granted to eligible employees of the Carnival plc Group pursuant to the plan rules approved by Carnival plc shareholders. The Compensation Committee recommends to the Board the total number of options which may be granted, the frequency of awards and ensures that the progression to maximum awards is within individual and overall limits authorised by shareholders, thereby phasing grants of options to executive directors and senior executives over a number of years.

To ensure appropriate phasing of grants of share options, the value of shares under option granted to directors and certain other senior executives in any year is normally limited to 150% of base salary. Lower limits apply to other executives. The Compensation Committee reserves the right to vary these limits if it determines that exceptional circumstances exist. Options are required to be granted at an option price which must not be lower than the closing middle market quotation of a Carnival plc share on the date of grant and the nominal value of the share. On the recommendation of the Compensation Committee, the board of Carnival plc approves the option price, the number of shares under option and the vesting schedule which usually provides for an earliest exercise and vesting date of three years after the date of grant. Options lapse after a ten year period from date of grant. Carnival plc has the facility to require option holders to assume any liability to employers’ national insurance contributions arising on the exercise of Inland Revenue unapproved options or on the exercise of approved options before the approved exercise period, and may grant additional options in recognition of the liability being assumed.

Options granted to directors under the Carnival plc Executive Share Option Plan cannot be exercised unless the growth in Carnival Corporation & plc’s earnings per share over a period of at least three years from grant exceeds the growth in an appropriate recognised index of retail prices by an average of at least 3% per annum. However, as disclosed in Carnival plc’s 2002 remuneration report, the Compensation Committee exercised its discretion in accordance with the rules of the executive share option plan to permit all share options outstanding at completion of the DLC transaction to vest and for related vesting periods and performance conditions to cease to apply. Following the DLC transaction, Mr Ratcliffe is no longer entitled to a grant of options under the Carnival plc executive share option plan but is instead entitled to receive an award of options over Carnival Corporation common stock under the Carnival Corporation 2002 Stock Plan. Such grant is subject to the terms of Mr Ratcliffe’s employment contract which requires satisfactory performance as a pre-condition of a grant. Further information is set out in the description of Mr Ratcliffe’s employment contract below. As noted below, no performance conditions apply to the subsequent exercise of Carnival Corporation stock options.

CARNIVAL CORPORATION 2002 STOCK PLAN

Selected employees, directors, consultants and advisors who are important to the success of Carnival Corporation & plc, may be awarded grants of options over Carnival Corporation shares under the Carnival Corporation 2002 Stock Plan by the Compensation Committee. Under the plan, the

4

Compensation Committee may issue awards of incentive share options up to statutory limits, nonqualified share options and restricted share awards. The Compensation Committee has the discretion to determine the persons to whom awards are granted (although incentive share options can only be granted to employees of Carnival Corporation and its subsidiaries), the type of award, the number of shares to be covered by each award and, with respect to options, the exercise price.

The price of each option granted under the plan is equal to the average of the high and the low sales price of a share of common stock on the New York Stock Exchange Composite Tape on the date an option is granted. Options vest according to a schedule set by the Compensation Committee and shall become null and void upon the occurrence of certain conditions as determined by the Compensation Committee, including, with respect to incentive options and nonqualified options, the expiration of no more than 10 years after the date of the grant. Options granted to executive directors outstanding at November 30, 2003 vest in equal instalments over a five year period beginning one year from the date of grant. They are not subject to performance conditions.

An award of restricted shares is a grant of shares on terms and conditions determined by the Compensation Committee. The grant or the vesting of an award of restricted shares may be made conditional upon service to a member of Carnival Corporation & plc or any of its affiliates or the attainment of performance goals or other factors, as determined in the discretion of the Compensation Committee. Holders of an award of restricted shares will have, with respect to the restricted shares granted, all of the rights of a shareholder of Carnival Corporation, including the right to vote the shares. However, the Compensation Committee has discretion to determine whether cash and stock dividends with respect to the restricted shares will be currently paid to the participant or withheld by Carnival Corporation and credited for the participant’s account, and interest may be credited on such dividends at a rate determined by the Compensation Committee. Any cash or stock dividends withheld by the Compensation Committee (and any earnings thereon, if applicable) will be distributed to the participant upon the release of the restrictions on the shares to which the dividends are attributable, and if the shares are forfeited, the participant shall also forfeit his or her right to any cash or stock dividends attributable to the forfeited shares.

The awards of restricted stock granted to Micky Arison, Howard Frank and Robert Dickinson pursuant to their Executive Long-Term Compensation Agreements outstanding at November 30, 2003 disclosed below, are restricted for a period of five years with vesting at the end of that period.

The one-off grants of restricted stock awards to Howard Frank and Robert Dickinson described below vest in annual equal instalments over the five year period beginning one year from the date of grant. The restricted stock awards currently held by executive directors are not subject to performance conditions.

CARNIVAL CORPORATION EXECUTIVE LONG-TERM COMPENSATION AGREEMENTS

Carnival Corporation has entered into individual long-term compensation arrangements approved by the Compensation Committee with three senior executives Executive Long-Term Compensation Agreements (the “Compensation Agreements”), with Micky Arison, Howard Frank and Robert Dickinson provide that during the term of their employment, Carnival Corporation will provide long-term compensation (in addition to base salary and annual bonus) in the form of annual grants contingent upon individual satisfaction of performance of duties as determined by the Compensation Committee, as follows: Mr Arison, 60,000 restricted shares of Carnival Corporation common stock and 120,000 options to purchase Carnival Corporation common stock; Mr Frank, 50,000 restricted shares of Carnival Corporation common stock and 100,000 options to purchase Carnival Corporation common stock; and Mr Dickinson, 40,000 restricted shares of Carnival Corporation common stock and 80,000 options to purchase Carnival Corporation common stock.

The options of common stock in Carnival Corporation granted pursuant to the Executive Long-Term Compensation Agreements vest in five equal annual instalments over a five year period beginning one year from the date of grant. The awards of restricted shares vest at the end of a five year period from grant. The vesting of such options and restricted shares is not subject to performance conditions.

5

Unvested options and restricted shares of common stock are forfeited if any director’s employment is terminated for cause, if he engages in competition with Carnival Corporation or if he violates the non-disclosure provisions of the Compensation Agreement.

In addition, in April 2003, Carnival Corporation entered into agreements with Mr Frank and Mr Dickinson to award them a special one-time grant of 100,000 and 160,000 restricted shares of Carnival Corporation common stock respectively, in recognition of Mr Frank’s additional role and responsibilities during the period leading up to competition clearance and the formation of the DLC and Mr Dickinson’s continuing services as the President and Chief Executive Officer of CCL. Such restricted stock awards vest in equal instalments over the five year period without performance conditions.

On January 30, 2004 each of Messrs Foschi and Ratcliffe were granted an annual award of restricted stock in an amount of 10,000 shares each which vest at the end of a five year period from grant.

CARNIVAL CORPORATION 2001 OUTSIDE DIRECTORS STOCK OPTION PLAN

Non-executive directors of Carnival Corporation & plc are eligible to receive options under the Carnival Corporation 2001 Outside Directors Stock Option Plan. The plan was adopted by the Carnival Corporation board to provide additional compensation to non-executive directors and was approved by shareholders. Currently, each non-executive director is granted an option to purchase 6,000 shares of Carnival Corporation common stock annually at the time he or she is elected to the boards of directors by the shareholders or at such other time during the year approved by the boards of directors. The exercise price of each option granted under the plan is equal to the average of the high and the low sales price of a share of common stock on the New York Stock Exchange Composite Tape on the date an option is granted. Options granted under the plan vest and become exercisable in five equal annual instalments beginning on the first anniversary of the grant date and expire ten years from the date of grant. The maximum number of shares of common stock which may be made subject to options under the plan is 800,000. The plan expires on January 1, 2011. Baroness Hogg and Sir John Parker have elected not to participate in the plan, each of whom receives a special allowance of $5,000 for each meeting attended outside the UK.

PERFORMANCE CONDITIONS AND VESTING POLICIES

In line with market practice in the U.S. where the majority of the Carnival Corporation & plc business is conducted, the terms of the Carnival Corporation 2002 Stock Plan, the Carnival Corporation 2001 Outside Directors Stock Option Plan and the executive long-term compensation agreements described above, do not include the Combined Code requirement that performance conditions be applied to the exercise of options or the vesting of restricted stock awards. The application of performance conditions is entirely within the discretion of the Compensation Committee. The Combined Code also provides that shares granted to directors should not vest, and options should not be exercisable, in less than three years. The terms of the aforementioned plans and agreements of Carnival Corporation, consistent with common market practice in the U.S., allow vesting of restricted shares or exercises of options to begin prior to three years from the date of grant. The policies relating to performance conditions and vesting are currently under review by the Compensation Committee.

Benefits in kind

Benefits in kind consist principally of the provision of personal use of corporate aircraft transportation to the Chief Executive Officer and Chief Operating Officer and car benefits, life insurance, tax return preparation and tax planning services, and membership within healthcare plans to executive directors and senior executives and provision of health club membership. The total value of benefits in kind attributed to each executive officer for the 2003 financial year were as follows: Micky Arison - $101,200; Howard Frank - $198,100; Robert Dickinson - $98,900; Peter Ratcliffe - $44,320; and Pier Luigi Foschi $75,000, as shown in the table below. These benefits do not form part of pensionable earnings.

Service contracts

It has been the policy of the Compensation Committee of Carnival plc for UK executive directors of Carnival plc to have notice periods of not more than 12 months in duration. The policy of the

6

Compensation Committee of Carnival Corporation has been not to enter into service contracts with U.S. directors, but to enter into individual compensation arrangements as warranted by the circumstances in line with U.S. practice. In the future, the Compensation Committee will continue to have regard to the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to the company from any termination of a director’s employment arrangements.

TERMINATION OF OUTGOING DIRECTORS

On completion of the DLC transaction, Nick Luff and Lord Sterling, former executive directors of Carnival plc, resigned. Lord Sterling was due to retire as Chairman of P&O Princess on October 23, 2000 but agreed to continue his service until P&O Princess concluded its proposed DLC transaction with Carnival. Accordingly, Lord Sterling’s service contract expired on April 17, 2003 on completion of the DLC transaction, 12 months’ prior notice having been given pursuant to the terms of his service contract. Upon completion of the DLC transaction, Lord Sterling was appointed as Life President of P&O Cruises and Special Adviser to Micky Arison in his capacity as Chairman and Chief Executive Officer of Carnival Corporation & plc. As Special Adviser, Lord Sterling is entitled to fees for his services at the rate of £25,000 per annum (less any necessary statutory deductions) payable in instalments in arrears. Carnival plc is required to give 12 months’ termination of his role as Special Adviser. Nick Luff’s service contract was also terminated on completion of the DLC transaction. On termination, Mr Luff entered into a Compromise Agreement with Carnival plc pursuant to which he was paid £583,250 in lieu of a 12 month notice period. Mr Luff also entered into a Consultancy Agreement with Carnival Corporation for a period of one month, pursuant to which he acted as an independent consultant to facilitate the implementation of the DLC transaction and the transition of certain operations to Carnival Corporation & plc. Mr Luff received a total of £25,000 for consultation services during the period. As described above, all outstanding options and share and matching awards as at completion of the DLC transaction were treated as fully vested without reference to further performance conditions, including the outstanding options and share and matching awards held by Lord Sterling and Mr Luff.

PETER RATCLIFFE EMPLOYMENT AGREEMENT

On completion of the DLC transaction, Peter Ratcliffe entered into an employment agreement with P&O Princess Cruises International Ltd (“POPCIL”), under which he was appointed Chief Executive Officer of the P&O Princess brands and other businesses conducted by POPCIL from time to time. This agreement superceded and terminated his service agreement with Carnival plc dated September 2000. Effective 27 February 2004, substantially all of the business and assets of POPCIL were transferred to Carnival plc and Mr Ratcliffe’s employment automatically transferred with the business on its existing terms and conditions to Carnival plc.

Mr Ratcliffe’s base salary is $1.1 million (compared with $832,000 under his previous employment agreement with Carnival plc) with an entitlement to an annual bonus based on a specified percentage of the net income from the P&O Princess brands (compared with a bonus based on the growth in earnings per share of Carnival plc up to 100% of salary under his previous contract). Fifty percent of the bonus is payable in cash with the remaining fifty percent of the annual bonus payable in the form of a conditional right to receive shares in Carnival plc (“share awards”) after a retention period of 3 years up to a limit of 50% of base salary, with the excess immediately payable in cash, pursuant to the terms of the Carnival plc deferred bonus and co-investment matching plan described above. If the grant of share awards is not approved, POPCIL must pay the remaining portion of such bonus in cash as soon as is reasonably practicable. Mr Ratcliffe is eligible for a match of his share award granted in 2003 in respect of his 2002 bonus up to 100% depending on the earnings per share growth of Carnival Corporation & plc during the period to November 30, 2005. Mr Ratcliffe did not elect to invest any portion of his remaining 2002 cash bonus in further share awards (so-called “invested shares”). Mr Ratcliffe will be entitled to receive share awards in respect of his 2003 bonus which are anticipated to be granted in March 2004 and in future years in respect of 50% of his annual bonus (subject to the value of the bonus share award in any year not exceeding 50% of his base salary) but will not be entitled to matching awards or to contribute any part of his bonus as invested shares.

7

Subject to satisfactory performance during the year, Mr Ratcliffe is entitled to receive annual non-qualified stock options to purchase 50,000 shares of Carnival Corporation common stock pursuant to the terms of the Carnival Corporation 2002 Stock Plan subject to the terms of a non-qualified stock option agreement (“Stock Option Agreement”). Under the Stock Option Agreement the options vest in five equal annual instalments beginning one year from the date of grant. Unvested options are forfeited if Mr Ratcliffe’s employment is terminated for cause or because he is in material violation of the non-competition, non-disclosure or intellectual property provisions of his employment agreement, or by Mr Ratcliffe prior to the age of 60 other than as a result of a terminal medical condition or for good reason as defined in his employment agreement.

Mr Ratcliffe is also entitled to certain fringe benefits available to other senior executives as well as participation in the P&O Princess Cruises Pension Scheme and the Princess Cruises Supplemental Executive Retirement Plan details of which are described below.

If Mr Ratcliffe’s employment agreement is terminated by Carnival plc “without cause” or is terminated by Mr. Ratcliffe with “good reason” (both terms as described in the employment agreement), Mr. Ratcliffe is entitled to compensation of base salary, a bonus equal to the bonus paid in the year prior to termination and certain benefits such as car, medical insurance and recreational/health club membership fees until Mr Ratcliffe becomes eligible for similar benefits from another employer, for a period of 12 months’ from his termination date, all such payments to made in instalments. If Mr. Ratcliffe’s employment is terminated for cause, no additional payments are due (other than amounts accrued, but unpaid) as of the date of termination. Termination for reasons other than (i) Company termination for cause, (ii) termination by Mr Ratcliffe without good reason or (iii) termination by reason of material breach of the non-competition, non-disclosure or intellectual property provisions, permits Mr Ratcliffe to retain his share awards and matching awards in the plan for the full retention period, otherwise the share awards and matching awards lapse. The exception is that for awards granted after January 7, 2003 but within the period of 12 months immediately prior to the termination of employment, share awards must be exercised within three months of termination and the matching awards immediately lapse, provided always that, in relation to Mr Ratcliffe’s 2003 share awards, Carnival plc has agreed that if Mr Ratcliffe terminates with or without good reason, is terminated without cause, by reason of disability or death or terminates for good reason before the end of the three year retention period ending November 30, 2005, the Compensation Committee must recommend to the Trustee that Mr Ratcliffe be treated as having retired with his outstanding share awards and matching awards to remain in the plan and be exercisable within three months of the end of the retention period.

All options granted to Mr Ratcliffe before December 31, 2002 vested in full on completion of the DLC transaction and became exercisable from that date until the scheduled 10 year expiry date of each set of options. In the event of Mr Ratcliffe’s termination before exercise, the outstanding options lapse on the later of 12 months following termination (but not later than the 10 year expiry date) or 42 months following grant. Further, Carnival plc exercised its discretion to allow the options granted to Mr Ratcliffe on April 15, 2003 to be exercised in full between three years from the date of grant and the 10 year expiry date of the options without reference to any performance targets. In the event of the executive’s termination before exercise, the outstanding options lapse on the later of 12 months following termination (but not later than the 10 year expiry date) or 42 months following grant.

PIER LUIGI FOSCHI EMPLOYMENT AGREEMENT

In May 2002, Carnival Corporation entered into an employment agreement with Mr Foschi, the Chairman and Chief Executive Officer of Costa. The employment agreement provides that during its term Costa will provide a base salary of Euro 657,000 per year, a performance based annual cash bonus with a base of Euro 440,000 with an additional percentage based on the increase in net income of Costa as described above, non-competition compensation of Euro 115,000 per year and certain fringe benefits.

As consideration for the annual non-competition compensation, the non-competition provisions of Mr Foschi’s employment agreement are effective during the term of the employment agreement and for a period of three years after the employment agreement. If Mr Foschi does not comply with the

8

non-competition provisions, he must pay to Costa a penalty of Euro 230,000 and indemnify Costa for any additional consequential damages suffered by Costa.

The term of the employment agreement continues until the date of approval by the shareholders of Costa of its financial statements for the fiscal year ending on November 30, 2004. If Mr Foschi is terminated by Costa for reasons other than for breach of his employment obligations or incapacitation for a period exceeding 12 months in any 24 consecutive calendar months, Mr Foschi is entitled to receive a termination payment of 1.5 times of each of base salary, annual bonus for the previous financial year and the annual non-competition compensation. On a termination as a result of a change of control of Costa, Mr Foschi is entitled to a gross termination payment equal to three times the previous year’s base salary and bonus, and non-competition compensation, unless Mr Foschi enters into an alternative contractual arrangement with Costa or the new controlling group.

CARNIVAL CORPORATION EXECUTIVE LONG-TERM COMPENSATION AGREEMENTS

As described above, Micky Arison, Howard Frank and Robert Dickinson have Executive Long-Term Compensation Agreements. Nothing in these agreements confers the right to be employed by Carnival Corporation and so no termination or notice provisions apply. The Executives forfeit their unvested options and restricted stock in the circumstances described above.

A. KIRK LANTERMAN RETIREMENT AND CONSULTING AGREEMENT

In 1999 and years prior thereto, Mr Lanterman deferred receipt of a portion of his annual bonus. In exchange, Carnival Corporation and Mr Lanterman entered into an agreement which provides that Carnival Corporation will pay him the deferred bonus amounts plus interest over the fifteen years following his retirement in annual amounts of $1,998,924.

In the event of Mr Lanterman’s death before his retirement or prior to the 15th anniversary of his retirement, the then present value of any unpaid balance of the total amount payable to Mr Lanterman under the agreement, being $29,983,860, would be paid to Mr Lanterman (or his estate following his death). In calculating the present value, an interest rate of 8.5% per cent per year will be applied.

SUMMARY OF SERVICE CONTRACTS

Executive director	Date of service contract	Unexpired term of contract from November 30, 2003	Notice period
Micky Arison	None(1)	None	None
Howard Frank	None(1)	None	None
Robert Dickinson	None(1)	None	None
Pier Luigi Foschi	May 22, 2002	12 months(2)	18 months(3)
A. Kirk Lanterman	None(4)	None	None
Peter Ratcliffe	April 17, 2003	Term continues until termination of contract	12 months

(1)	Micky Arison, Howard Frank and Robert Dickinson only have Executive Long-Term Compensation Agreements described above. Nothing in those Agreements confers a right to be employed by Carnival Corporation and no notice period to terminate the Agreements applies.
(2)	Mr Foschi’s contract is effective until the date of approval by the shareholders meeting of Costa’s financial statements for the fiscal year ending on November 30, 2004.
(3)	As at November 30, 2004 Mr Foschi is entitled to one and a half year’s severance as described above.
(4)	See description of Mr Lanterman’s retirement agreement above.

NON-EXECUTIVE DIRECTORS

Non-executive directors do not have service contracts, but instead have a letter of appointment setting out the services they are to provide to Carnival plc and the other terms and conditions of their appointment. The non-executive directors prior to the DLC transaction were appointed for an initial period of five years, terminable by either the director or Carnival plc giving 12 months’ notice. On

9

completion of the DLC transaction, the appointment agreements of the outgoing non-executive directors of the Carnival plc board, Peter Foy and Horst Rahe, were terminated with compensation payments of £32,500 ($52,943) and £25,000 ($40,725), respectively. Upon completion of the DLC transaction, Sir John Parker’s appointment as deputy chairman of the board terminated automatically without notice having to be given and without compensation being payable.

On April 14, 2003, effective from completion of the DLC transaction, all non-executive directors (except for John P. McNulty who was appointed a non-executive director on June 25, 2003 and signed an appointment agreement at that time) including Sir John Parker and Baroness Hogg who were continuing non-executive directors on the board of Carnival plc, executed appointment agreements. The appointments continue until the non-executive is not re-elected, required to vacate office under the Articles of Association of Carnival plc or removed or required to be removed from office under applicable law, without any entitlement to compensation.

Prior to the DLC transaction, the non-executive directors of Carnival plc received a basic fee of £25,000 and an additional fee of £7,500 per annum for serving as chairman of any board committees. During the year, Sir John Parker received additional fees of £105,000 per annum during the period that he served as deputy chairman of the board of Carnival plc until completion of the DLC transaction. Since the DLC transaction, non-executive directors are entitled to receive a basic annual fee of $40,000 a year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone) and options to acquire 6,000 shares of Carnival Corporation common stock under the 2001 Outside Director Stock Option Plan as described above, except that Baroness Hogg and Sir John Parker have elected not to participate in such plan. Baroness Hogg and Sir John Parker receive a special allowance of $5,000 per meeting attended outside of the UK. In addition, directors receive additional compensation for serving as chairman or member of a board committee as set out below:

	Retainer		Attendance Fee
	Chair	Member	In Person	By Telephone
Audit Committee	$10,000	$5,000	$2,500	$1,000
All other Committees	$5,000	$2,500	$2,000	$1,000

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting.

The non-executive directors do not receive any pension benefits.

Retirement benefits

Carnival Corporation & plc operates various retirement benefit schemes for its executives in which the executive directors also participate. Further details of these are set out below. Under the Carnival plc pension schemes, retirement benefits are based solely on base salary and no other emoluments are pensionable. Under the Carnival Corporation schemes, cash bonuses form part of pensionable earnings in addition to base salary.

10

Total shareholder return

The chart shows the cumulative total shareholder return of Carnival plc since demerger from The Peninsular and Oriental Steam Navigation Company (“P&O”). For comparison, the chart also shows the total shareholder return of the FTSE All-Share index which provides a broad representation of Carnival plc’s peer group in terms of its size and stage of development.

Source: Datastream

(1)	Rebased to 100 on 23 October 2000 – date of demerger from P&O.

11

Directors’ interests in shares

Details of the directors’ interests are set out below.

Directors’ interests in Carnival Corporation common stock and Carnival plc ordinary shares:

	Carnival plc				Carnival Corporation
Directors	Jan 1, 2003		Nov 30, 2003		Apr 17, 2003*		Nov 30, 2003*
Micky Arison(1)	—		—		223,602,503		217,620,128
Robert Dickinson(2)	—		—		383,783		366,725
Howard Frank(3)	—		—		433,628		370,721
Pier Luigi Foschi(4)	—		—		20,000		—
A. Kirk Lanterman(5)	—		—		170,609		170,628
Peter Ratcliffe	54,432	(6)	54,432	(6)	17,974	(7)	17,974	(7)
Ambassador Richard Capen, Jr(8)	—		—		17,802		17,802
Arnold Donald(9)	—		—		1,800		1,800
Baroness Hogg	1,874		1,874		—		—
Modesto Maidique	—		—		—		—
John P. McNulty	—		—		—		—
Sir John Parker	3,004		3,004		—		—
Stuart Subotnick	—		—		2,000		2,000
Uzi Zucker	—		—		60,000		60,000

*	As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.
(1)	Micky Arison and the other members of the Arison family and trusts for their benefit (collectively, the “Principal Shareholders”), beneficially own shares representing approximately 42% of the voting power of Carnival Corporation and approximately 33% of the combined voting power. The Principal Shareholders have filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock and trust shares (representing a beneficial interest in a special voting share) held by such persons.

TAMMS Investment Company Limited Partnership (“TAMMS”) owns 3,653,168 shares of common stock. TAMMS’ general partner is TAMMS Management Corporation (“TAMMS Corp.”), which is wholly-owned by MBA I, L.L.C. (“MBA I”). TAMMS’ limited partners are various trusts established for the benefit of certain members of Micky Arison’s family, including Shari Arison (the “Family Trusts”). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 3,653,168 shares of common stock. By virtue of its interest in TAMMS, JMD Delaware, Inc. and Balluta Limited as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 3,653,168 shares of common stock held by TAMMS which corresponds to their partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to its name in the table above. Because of authority granted under the trust instrument for the Marilyn B. Arison 2003 Trust (the “Marilyn Arison 2003 Trust”), Micky Arison may be deemed to beneficially own the 1,032,440 shares held by the Marilyn Arison 2003 Trust by virtue of the limited partnership interest of MBF1 in TAMMS. Because of his position as President and Treasurer of TAMMS Corp., Micky Arison may be deemed to beneficially own the 3,653,168 shares of common stock owned by TAMMS; however, Micky Arison disclaims beneficial ownership of all such shares which are beneficially owned by TAMMS. Accordingly, Micky Arison has not reported beneficial ownership of any of the shares owned by TAMMS.

As of April 17, 2003, includes (i) 6,102,187 shares of common stock held by the MA 1997 Holdings, L.P., (ii) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (iii) 93,847,639 shares of common stock held by the Ted Arison 1992 Irrevocable Trust for Lin No. 2, Ted Arison 1994 Irrevocable Trust For Shari No. 1 and the Michael Arison 1999 Irrevocable Delaware Trust by virtue of the authority granted to Micky Arison under the last will of Ted Arison, and (iv) 17,538,393 shares of common stock held by The 1997 Irrevocable Trust for Micky Arison, all of which may be deemed to be beneficially owned by Micky Arison.

As of November 30, 2003, includes (i) 2,102,187 shares of common stock held by the MA 1997 Holdings, L.P., (ii) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (iii) 93,097,639 shares of common stock held by the Ted Arison 1992 Irrevocable Trust for Lin No. 2, Ted Arison 1994 Irrevocable Trust For Shari No. 1 and the Michael Arison 1999 Irrevocable Delaware Trust by virtue of the authority granted to Micky Arison under the last will of Ted Arison, and (iv) 14,873,578 shares of common stock held by The 1997 Irrevocable Trust for Micky Arison, all of which may be deemed to be beneficially owned by Micky Arison.

12

Under the terms governing the Shari Arison Irrevocable Guernsey Trust, Shari Arison has the sole right to vote and direct the sale of the 4,000,000 shares of common stock held directly by such trust and the 1,102,708 shares of common stock held by TAMMS which corresponds to such trust’s respective ownership interest in TAMMS. In addition, the shares described above include 2,250,000 shares owned by The Ted Arison Family Foundation USA, Inc. (the “Foundation”) and 1,200 shares of common stock owned by Shari Arison’s children. Because Shari Arison is Chairman and President of the Foundation, she may be deemed to beneficially own the common stock held by the Foundation. Shari Arison disclaims beneficial ownership of the shares owned by the Foundation and her children.

(2)	As of April 17, 2003, includes 221,622 shares of common stock owned by Dickinson Enterprises Limited Partnership (the “Dickinson Partnership”). As of November 30, 2003 includes 364,551 shares of common stock owned by Dickinson Partnership. The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the “Dickinson Trust”). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.
(3)	As of April 17, 2003, includes (i) 9,600 shares of common stock owned by Mr. Frank’s wife as to which he disclaims beneficial ownership, and (ii) 4,002 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership. All of these indirectly held shares were sold on July 1, 2003.
(4)	Includes 20,000 shares of common stock owned by Atlantic Venture of which Mr Foschi is a shareholder. All of these shares were sold on November 7, 2003.
(5)	Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).
(6)	Includes 54,432 shares held by Mr. Ratcliffe’s wife.
(7)	Includes 13,892 shares held by Mr. Ratcliffe’s wife.
(8)	Includes 17,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee. Also includes 802 shares of common stock owned by Ambassador Capen’s wife as to which he disclaims beneficial ownership.
(9)	Includes 1,800 shares owned by The Arnold and Hazel Donald Charitable Trust (Mr. Donald is trustee).

The following changes in the above share interests occurred between December 1, 2003 and the date of this report:

	Carnival Corporation
Directors	Feb 6, 2004		Dec 1, 2003
Micky Arison	214,860,838	(1)	217,620,128
Robert Dickinson	366,732	(2)	366,725
Howard Frank	346,721	(3)	370,721
Pier Luigi Foschi	10,000	(4)	—
A. Kirk Lanterman	170,638	(5)	170,628
Peter G. Ratcliffe	27,974	(6)	17,974

(1)	Reflects the (i) sale of 266,000 common shares by the Ted Arison 1992 Irrevocable Trust for Lin #2 and 2,553,290 common shares by the 1997 Irrevocable Trust for Micky Arison and (ii) acquisition of 60,000 restricted shares of common stock granted to Mr. Arison pursuant to the terms of the Carnival Corporation 2002 Stock Plan and the terms of an Executive Long-Term Compensation Agreement between Carnival Corporation and Mr. Arison dated effective January 1, 1998.
(2)	Reflects the acquisition of 7.0407 common shares acquired pursuant to a dividend reinvestment feature of the Carnival Corporation Employee Stock Purchase Plan.
(3)	Reflects the (i) gift of 2,000 common shares to the Jackson S. Woolworth 1998 Irrevocable Trust and 2,000 common shares to the Cassidy B. Woolworth 2001 Irrevocable Trust, (ii) sale of 70,000 common shares and (iii) acquisition of 50,000 restricted shares of common stock granted to Mr. Frank pursuant to the terms of the Carnival Corporation 2002 Stock Plan and the terms of an Executive Long-Term Compensation Agreement between Carnival Corporation and Mr. Frank dated effective January 1, 1998.
(4)	Reflects the acquisition of 10,000 restricted shares of common stock granted to Mr. Foschi pursuant to the terms of the Carnival Corporation 2002 Stock Plan.
(5)	Reflects the acquisition of 9.5456 common shares acquired pursuant to a dividend reinvestment feature of the Carnival Corporation Employee Stock Purchase Plan.
(6)	Reflects the conditional right to receive 10,000 shares of common stock granted to Mr. Ratcliffe pursuant to the terms of the Carnival Corporation 2002 Stock Plan.

13

DETAILS OF DIRECTORS’ REMUNERATION

The auditors are required to report on the following sections of the Remuneration Report.

Fees, Salaries and Bonuses

The remuneration of the directors of Carnival Corporation and Carnival plc, excluding pension benefits, for 2003 is set out in the following table. The remuneration of directors of Carnival Corporation who joined the board of Carnival plc in April 2003 is reported on a 12 month basis from December 1, 2002 to November 30, 2003 and compared to the previous 12 month period ended November 30, 2002.

Executive directors	2003										2002
	Salaries(1) $000		Cash Bonus $000		Share Award $000		Benefits(3) $000	Compensation for loss of office $000	Other Compensation $000(6)	Total $000	Total $000
Micky Arison	500		1,675		2,654		101	—	—	4,930	3,818
Howard Frank	400		1,645		4,914		198	—	—	7,157	3,426
Robert Dickinson	400		1,256		5,688		99	—	—	7,443	2,797
Pier Luigi Foschi	897		497		442		75	—	—	1,911	1,317
A. Kirk Lanterman	214		1,676		—		—	—	4	1,894	2,639
Peter Ratcliffe	930		420	(4)	862	(4)	44	—	—	2,256	1,648
Lord Sterling (2)	177		—		—		—	—	—	177	880
Nick Luff (2)	155	(5)	—		—		21	950	41	1,167	736

(1)	Salary earned from April 17, 2003 to the 2003 year end in relation to Carnival Corporation directors who joined the board at that date are: Micky Arison $310,959, Howard Frank $248,767, Robert Dickinson $248,767, Pier Luigi Foschi $550,285 and A. Kirk Lanterman $133,090. It is not practicable to allocate bonuses and benefits between the pre and post April 17, 2003 period.
(2)	Resigned effective April 17, 2003.
(3)	Represents the estimated value of benefits-in-kind including personal use of corporate aircraft, car, private health insurance, health club membership fees life insurance premiums, and tax return preparation and tax planning services provided by a third party. No director was paid expense allowances chargeable to UK income tax in respect of qualifying services.
(4)	50% of Mr Ratcliffe’s 2003 bonus is payable in cash and the other 50% in the form of Carnival plc share awards retained in the plan for three years pursuant to the Carnival plc deferred bonus and co-investment matching plan, expected to be granted in March 2004. The terms of the plan are described above.
(5)	Includes $12,903 paid in lieu of holiday entitlement.
(6)	Represents payments to employees savings plan in respect of Mr Lanterman and post-termination consultancy fees for Mr Luff.

Pursuant to Mr Ratcliffe’s employment agreement executed upon completion of the DLC transaction on April 17, 2003, Mr Ratcliffe’s base salary was increased from $832,000 to $1.1 million.

Non-executive directors	2003				2002
	Fees $000	Benefits (1) $000	Compensation For loss of office $000	Total $000	Total $000
Ambassador Richard G. Capen, Jr	66	—	—	66	59
Arnold W. Donald	81	—	—	81	57
Baroness Hogg	63	5	—	68	49
Modesto A. Maidique	74	—	—	74	55
John P. McNulty (2)	36	—	—	36	—
Sir John Parker(4)	127	5	—	132	78
Stuart Subotnick	99	—	—	99	61
Uzi Zucker	84	—	—	84	61
Peter Foy (3)	16	—	53	69	156
Horst Rahe (3)	12	—	41	53	38

(1)	Travel allowance.
(2)	Appointed effective June 25, 2003.
(3)	Resigned effective April 17, 2003.
(4)	Sir John Parker received additional fees of £105,000 per annum during the period he served as deputy chairman of the board of Carnival plc until completion of the DLC transaction.

14

The sterling salaries of Nick Luff and Lord Sterling and the sterling fees payable to Baroness Hogg and Sir John Parker have been converted into US dollars at the average exchange rate for the period ended November 30, 2003 of £1: $1.629 £1: $1.504 (2002)). The Euro salary of Pier Luigi Foschi has been converted into US dollars at the average exchange rate for the period ended November 30, 2003 of Euro 1: $1.129 (Euro 1: $0.941 (2002)).

Pensions

The non-executive directors do not receive any pension benefits.

Defined benefit schemes

Peter Ratcliffe is a member of the P&O Princess Cruises Pension Scheme, a UK resident defined-benefit scheme approved by the Inland Revenue. Nick Luff’s service contract was terminated on April 17, 2003 and as a result Mr Luff has a deferred pension under the P&O Princess Cruises Pension Scheme.

Peter Ratcliffe is also a member of the Princess Cruises Supplemental Executive Retirement Plan in the U.S. This plan provides benefits to supplement those received from other plans, including the P&O Princess Cruises Pension Scheme. Where benefits from the P&O Princess Cruises Pension Scheme exceed those resulting from the supplemental plan, Mr Ratcliffe would not receive further amounts from the supplemental plan.

Micky Arison, Robert Dickinson and Howard Frank are eligible to participate in the Carnival Corporation employee non-qualified pension plan, a defined benefits plan, the “Carnival Corporation Pension Plan.”

Robert Dickinson and Howard Frank are eligible to participate in the Carnival Corporation Supplemental Executive Retirement Plan (the “SERP”) to provide benefits to a select group of management or highly compensated employees, currently only provided to these two individuals.

Neither Pier Luigi Foschi nor Lord Sterling had any company pension arrangements with Carnival Corporation & plc during the year.

SUMMARY OF RETIREMENT BENEFITS UNDER DEFINED BENEFIT ARRANGEMENTS

Details of the retirement benefits of directors(1) arising from their participation in defined-benefit pension arrangements are set out below:

	Accrued benefit(2) at Nov 30, 2003		Increase in accrued benefits including inflation	Increase in accrued benefits excluding inflation	Transfer value of increase in accrued benefits net of directors’ contributions	Transfer value(3) at Jan 1, 2003		Transfer value(3) at Nov 30, 2003		Increase in transfer value net of director’s contributions
	$000		$000	$000	$000	$000		$000		$000
Micky Arison	118		6	5	32	745		805		60
Robert Dickinson	853		—	(14)	(132)	7,740		8,023		283
Howard Frank	1,001		—	(17)	(174)	10,134		10,552		418
Kirk Lanterman	1,999	(4)	157	126	1,220	17,222		19,326		2,104
Nick Luff(5)	59		8	3	27	254	(6)	550	(6)	294	(6)
Peter Ratcliffe	627		135	122	1,918	6,237	(6)	9,887	(6)	3,650	(6)

(1)	Lord Sterling and Pier Luigi Foschi do not have defined benefit arrangements.
(2)	The accrued benefit is that pension which would be paid annually on retirement at the normal retirement age under the various defined benefit schemes described above based on service from January 1, 2003 to November 30, 2003.
(3)	All transfer values have been calculated on the basis of actuarial advice in accordance with UK Actuarial Guidance Note GN11. The transfer values of the accrued entitlement represent the value of assets that the pension scheme would need to transfer to another pension provider on transferring the scheme’s liability in respect of the directors’ pension benefits. They do not represent sums payable to individual directors and, therefore, cannot be added meaningfully to annual remuneration.
(4)	Under Mr Lanterman’s Retirement and Consultancy Agreement described above he is entitled to annual payments of $1,998,924 every year for a period of 15 years during his retirement.

15

(5)	The figures for Mr Luff are expressed in US dollars using an exchange rate of £1:$1.609 as at December 31, 2002, an average rate of £1:$1.629 during 2003 and £1:$1.698 as at November 30, 2003.
(6)	The transfer value calculation basis operating in the P&O Princess Cruises Pension Scheme was changed during 2003 resulting in higher transfer value figures. The figures shown in the above statement in respect of Mr Ratcliffe and Mr Luff as at November 30, 2003 are calculated on the new basis whereas the figures as at December 31, 2002 are based on the calculation basis in force at that time. Some of the increases in value implied by the above figures therefore reflect the change in the calculation basis rather than increases in the benefits.

EARLY RETIREMENT

Under the P&O Princess Cruises Pension Scheme, in the event of compulsory early retirement, or voluntary early retirement after the age of 55, Peter Ratcliffe would receive a minimum pension of two thirds of final salary subject to Inland Revenue limits.

The Carnival Corporation Pension Plan provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of 0.5% for each month that distribution of benefits precedes’ the participants normal retirement date.

The Carnival Corporation Supplemental Executive Retirement Plan provides a proportional early retirement benefit for each year of service less than 25 years. The Plan provides an early retirement benefit at age 55 after completion of 15 years service, subject to a reduction of 3% for each year that the participant retires before age 65.

Defined contribution schemes

Carnival Corporation has established a 401(k) profit sharing plan and a nonqualified savings/profit sharing plan, which are money purchase schemes. Howard Frank and Robert Dickinson pay certain deferred bonus amounts into the Carnival Corporation “Funship” Non-Qualified Savings Plan. There are no company contributions made on their behalf into this plan.

A. Kirk Lanterman participates in the Holland America 401(k) employee profit sharing plan. The amounts paid to or accrued by Mr Lanterman under the profit sharing plan in 2003 was $12,000. The profit sharing plan is generally available to all employees of HAL.

Mr Ratcliffe is a member of the Princess Cruises Retirement Savings Plan in the U.S. This is a defined-contribution 401(k) plan and the contribution payable by Carnival plc in respect of the financial year was $12,000.

During the year until termination of his employment, Carnival plc also operated a funded unapproved retirement benefit scheme for Mr Luff on a defined contribution basis. The total amount payable by Carnival plc during the year until the termination of Mr Luff’s employment was £ 2,075.

Long term incentive plans

The interests of the directors under long term incentive plans are as follows:

Carnival plc Deferred Bonus and Co-investment Matching Plan

	At Jan. 1, 2003 (1)	Dividend adjustment (2)	Grant		Lapsed		Exercised on April 17, 2003	At Nov. 30, 2003 or if earlier at date of resignation
Peter Ratcliffe	128,205	268	26,608	(3)	—		(128,473)	26,608	(3)
Lord Sterling	134,484	452	15,996	(4)	(7,998	)(4)	(142,934)	—
Nick Luff	64,633	109	13,088	(5)	(6,544	)(5)	(71,286)	—

(1)	Includes 75,536, 45,316 and 43,039 matching awards granted to Mr Ratcliffe, Lord Sterling and Mr Luff respectively, which were subject to the performance targets described above. However, on completion of the DLC transaction, all awards under the plan vested and were released to participants., and in the case of matching awards, without further reference to retention periods and performance targets.
(2)	The number of shares increased during the year due to shares allocated in lieu of dividends foregone.

16

(3)	Peter Ratcliffe was granted 13,304 share awards in respect of his 2002 bonus, in July 2003, the earliest date permitted by Carnival plc’s Code of Practice of Dealing in Shares following the DLC transaction. The market price of each share comprising this award on the day of grant was £18.09. Mr Ratcliffe elected to retain the share awards in the plan for a three year retention period and to earn matching awards subject to the performance targets of the plan described under Mr Ratcliffe’s employment agreement described above. At November 30, 2003 the total share awards noted above includes 13,304 matching awards on the basis of a potential 100% matching. The retention period for such awards ends on the announcement of the financial results of Carnival Corporation & plc for the year ended November 30, 2005.
(4)	Lord Sterling was granted 7,998 share awards on April 15, 2003 in respect of his 2002 annual bonus. The market price of each share comprising this award on the day of grant was £15.47 per share. Lord Sterling elected to have such awards immediately released with the consequent lapse of the related matching awards.
(5)	Nick Luff was granted 6,544 share awards on April 15, 2003 in respect of his 2002 annual bonus. The market price of each share comprising this award on the day of grant was £15.47 per share. Mr Luff elected to have such award immediately released with the consequent lapse of the related matching award.

Details of directors’ share awards and matching awards vested in 2003 are as follows:

	Number of shares vested (1)	Date of award	Market price at date of award £	Market price at date of vesting £
Peter Ratcliffe	51,175 35,592 41,706	October 24, 2000 March 12, 2001 March 4, 2002	9.72 11.32 13.57	15.47 15.47 15.47

Lord Sterling	106,477 4,507 2,161 21,791 7,998	October 24, 2000 March 12, 2001 March 12, 2001 March 4, 2002 April 15, 2003	9.72 11.32 11.57 13.57 15.47	15.47 15.47 15.47 15.47 15.47

Nick Luff	21,943 14,425 10,589 17,785 6,544	October 24, 2000 March 12, 2001 March 12, 2001 March 4, 2002 April 15, 2003	9.72 11.32 11.57 13.57 15.47	15.47 15.47 15.47 15.47 15.47

(1)	Includes matching awards which vested without further reference to performance targets as described above.

All of the above awards vested on completion of the DLC transaction described above. The total value of the awards on exercise was £1,234,377 in the case of Peter Ratcliffe, £643,515 in the case of Lord Sterling and £261,124 in the case of Nick Luff. The exercise of the awards gave rise to an income tax charge, which was financed by the sale, on the same date, of 58,603 shares, 50,258 shares and 29,227 shares by Lord Sterling, Peter Ratcliffe, and Nick Luff respectively at a price of £15.47 per share.

Carnival Corporation 2002 Stock Plan

	April 17, 2003	Granted (1)	Exercised	Nov 30, 2003	Weighted average exercise price U.S. dollars	Earliest date from which exercisable	Latest expiry date
Micky Arison	840,000	120,000	—	960,000	32.48	Jan 12, 2002	Oct 13, 2013

Howard Frank	1,100,000	100,000	(400,000)	800,000	32.48	May 30, 1996	Oct 13, 2013

Robert Dickinson	544,000	80,000	—	624,000	30.05	Jan 8, 1998	Jan 8, 2013

Pier Luigi Foschi (2)	150,000	50,000	—	200,000	28.86	Jan 8, 2002	Oct 13, 2013

Ambassador Richard Capen, Jr (3)	38,000	6,000	—	44,000	36.42	Apr 19, 2000	Oct 13, 2013

Arnold Donald (2)	18,000	6,000	—	24,000	27.70	Apr 17, 2002	Oct 13, 2013

Modesto Maidique (2)	38,000	6,000	(3,600)	40,400	37.45	Apr 19, 2000	Oct 13, 2013

John P. McNulty (2)	—	6000	—	6,000	34.45	Oct 13, 2004	Oct 13, 2013

Stuart Subotnick (2)	18,000	6,000	—	24,000	27.70	Apr 17, 2002	Oct 13, 2013

Uzi Zucker (2)	18,000	6,000	—	24,000	27.70	Apr 17, 2002	Oct 13, 2013

(1)	Options awarded under the Carnival Corporation 2002 Stock Plan to Messrs Arison, Frank and Foschi on October 13, 2003 and Mr Dickinson on August 1, 2003 were granted at an exercise price of $34.45 and $34.25, respectively, which reflected the fair market value of Carnival Corporation common stock at date of grant. Subject to accelerated vesting upon the death or disability of the option holder, the option is exercisable in amounts equal to twenty percent of the aggregate number of shares underlying the option, on the first through fifth anniversaries of the grant date.
(2)	U.S. non-executive directors were awarded options under the Carnival Corporation 2001 Outside Director Stock Option Plan on October 13, 2003 at an exercise price of $34.45.

17

Details of the Carnival Corporation options exercised by directors in 2003 are as follows:

	Number exercised	Market price at date of exercise ($)
Howard Frank	400,000	32.30
Modesto Maidique	3,600	35.16

The highest and lowest prices of Carnival Corporation’s common stock during the period December 1, 2002 to November 30, 2003 were $36.04 and $20.34 respectively. The closing price of Carnival Corporation’s common stock at November 28, 2003 was $35.19.

Carnival plc Executive Share Option Plan

	Jan 1, 2003	Granted (1)	Exercised	Nov 30, 2003 (or at date of resignation)	Weighted Average Exercise price	Earliest date from which exercisable	Latest expiry date
Peter Ratcliffe	147,254	51,188	147,254	51,188	$24.37	April 14, 2006	April 14, 2013
Lord Sterling	81,592	—	—	81,592	£9.72	Oct 23, 2000	April 23, 2004
	28,897	—	—	28,897	$14.12	April 17, 2003	April 23, 2004
Nick Luff	59,423	16,380	—	75,803	£11.82	Oct 23, 2000	Oct 14, 2006
	40,331	16,380	—	56,711	$18.61	April 17, 2003	Oct 14, 2006

(1)	Options awarded on April 15, 2003 were granted at an exercise price of £15.47 and $24.37 respectively. The share options granted to Mr Ratcliffe are exercisable between April 15, 2006 and April 15, 2013. As a result of the termination of Mr Luff’s service agreement on April 17, 2003 Mr Luff had until the later of (i) one year from resignation and (ii) 42 months from date of grant, to exercise his outstanding options pursuant to the rules of the Plan.

On completion of the DLC transaction with Carnival Corporation on April 17, 2003, any performance conditions attached to all outstanding Carnival plc options ceased to apply.

Details of the Carnival plc share options exercised by the executive directors in 2003 are as follows:

	Number exercised	Market price at date of exercise
Peter Ratcliffe	147,254	£19.86

The highest and lowest mid-market prices of Carnival plc’s shares during the period January 1, 2003 to November 30, 2003 were £21.80 and £11.24 respectively. The mid-market price of Carnival plc’s shares at November 28, 2003 was £20.40.

Employee Benefit Trust

As a potential beneficiary of the P&O Princess Cruises Employee Benefit Trust, the trustee of the Carnival plc deferred bonus co-investment and matching plan, Peter Ratcliffe is deemed to be interested in ordinary shares of Carnival plc held by the Trust. At November 30, 2003, the Trust held 181,370 ordinary shares.

Other interests in shares

Nick Luff also holds one £1 non-voting subscriber share in Carnival plc. Upon completion of the DLC transaction, 49,998 preference shares of £1 each that had been allotted (but not issued) to Mr Luff on September 22, 2000 in connection with the formation of Carnival plc in preparation for the demerger from P&O, were issued and paid up in full by Mr Luff plus interest. At Mr Luff’s request, such shares were then redeemed in full by Carnival plc for the amount paid up pursuant to the Articles of Association of Carnival plc in an amount of £51,806. Carnival plc then allotted a further 50,000 preference shares to a Carnival Corporation employee. This transaction ensured that Carnival plc continues to comply with the UK company law requirements for at least £50,000 of its share capital to be allotted, at least a quarter of which must be fully paid up.

On behalf of the Board

Modesto Maidique

Chairman of the Compensation Committee

18

Annex C

Audit Committee Charter

The Audit Committee is a committee of the Board of Directors of each of Carnival Corporation and Carnival plc (the “Companies” and “the Boards”). The purpose of the Audit Committee shall be to (a) assist the Boards of Directors oversight of (i) the integrity of the Companies’ financial statements, (ii) the Companies’ compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Companies’ internal audit functions and independent auditors; and (b) prepare the report that the SEC rules require be included in the Companies’ annual proxy statement.

The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and the United Kingdom Listing Authority. In particular, at least one member shall qualify as a “financial expert” as defined in SEC regulations. The members of the Audit Committee shall be appointed by the Boards on the recommendation of the Nominating and Governance Committee. The duties and responsibilities of a member of the Audit Committee are in addition to duties set out for a member of the Board of Directors.

In meeting its responsibilities, the Audit Committee is expected to:

1.	Provide an open avenue of communications between Financial Management, Management Advisory Services (“MAS”), Environmental Compliance (“EC”), the external auditors, the Audit Committee and the Boards of Directors.

2.	Review and reassess the adequacy of this Charter annually.

3.	Appoint, oversee, evaluate the performance of and approve the compensation for the independent auditors annually, and, where appropriate, review and approve the discharge of the external auditors. The Chief Financial Officer (“CFO”) will provide the Audit Committee with the independent auditor’s fee proposal, for approval, at the October meeting of the Audit Committee. The external auditors are ultimately accountable to the Boards of Directors and the Audit Committee.

4.	Review and concur in the appointment, replacement, reassignment, or dismissal of the Senior Vice President – MAS & Chief Audit Executive (“CAE”).

5.	Set hiring policies for employees or former employees of the independent auditors.

6.	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by the governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (to assess the auditor’s independence) all relationships between the independent auditor and any of the Companies’ significant shareholders/affiliates, executive officers and/or directors. The Audit Committee should engage in a dialogue with the independent auditor with respect to any disclosed relationships that may impact the objectivity and independence of the auditor.

7.	Establish and monitor policies for pre-approval of the retention and fees of the independent auditors for any statutorily permitted non-audit services.

8.	Evaluate together with the Boards the performance of the independent auditor and determine whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis.

9.	Review with management, the Senior Vice President – MAS & CAE, Vice President-EC and the external auditors:

(a)	Significant risks or exposures and assess the steps management has taken to minimize such risks to the Companies.

1

(b)	The audit scope and plan of Audit Services, EC and external auditors, and the coordination of any audits between them, including the review by the external auditors of the Companies’ Quarterly Reports on Form 10-Q prior to the Companies’ filing such reports with the Securities and Exchange Commission.

(c)	The coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

(d)	The adequacy of the Companies’ internal controls, including financial, operational and compliance controls; risk management systems; and computerized information system controls and security.

(e)	The adequacy of compliance with Environmental Compliance plan.

(f)	Any significant findings and recommendations of the external auditors, MAS and EC together with management’s responses thereto.

10.	Review with CFO and the external auditors at the completion of the quarterly and annual examination:

(a)	The Companies’ financial statements and related footnotes, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to release to shareholders.

(b)	External auditors’ audit of the financial statements and their report thereon.

(c)	Any significant changes required in external auditors’ audit plan.

(d)	Any problems, difficulties or disputes with management encountered during the course of the audit and management’s response.

(e)	Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

(f)	Any changes in significant accounting principles or FASB’s.

(g)	The Companies’ critical accounting policies and estimates and unusual transactions.

11.	Consider and review with management and the Senior Vice President – MAS & CAE:

(a)	Significant findings during the year and management’s responses thereto.

(b)	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

(c)	The MAS department budget and staffing.

(d)	The MAS department charter.

(e)	MAS compliance with the IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

(f)	Any changes in the annual proposed audit plan with an explanation of deviations.

12.	Discuss with CFO earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (which discussions may occur after issuance).

13.	Review with the Senior Vice President – MAS & CAE and external auditors the results of the Companies’ monitoring compliance with the Companies’ code of conduct including disclosure of insider and affiliated party transactions. Review periodically the Companies’ policy statements in terms of representing the code of conduct.

14.	Review with the General Counsel legal and regulatory matters that may have a material impact on the financial statements, the Companies’ compliance policies, and any material inquiries or reports received from regulators or governmental agencies.

2

15.	Periodically meet separately, with the Senior Vice President – MAS & CAE, Vice President – EC, external auditors, and management in separate executive sessions to discuss any matters that the Committee believes should be discussed privately. The Senior Vice President – MAS & CAE, Vice President – EC, and the external auditors should have sufficient opportunity to initiate meetings with the Audit Committee without management present.

16.	Report regularly to the Boards of Directors with such recommendations as the Committee may deem appropriate, including any recommendations to ensure the independence of the external auditors.

17.	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation or to otherwise carry out its duties.

18.	The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Minutes of the Audit Committee shall be submitted to the Boards of Directors.

19.	The Committee will perform such other functions and prepare such other reports, as assigned by law or required under applicable stock exchange regulations, the Companies’ charter, bylaws, articles of association or the Boards of Directors.

20.	Prepare a written report, to be published in the Companies’ proxy statement and/or information statement, to the extent required under any applicable securities laws and stock exchange regulations.

21.	No member of the Audit Committee may receive any compensation from the Companies other than director’s fees.

22.	Prepare and review with the Boards of Directors an annual performance evaluation of the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Boards may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the committee to make the report.

23.	Establish and monitor policies and procedures for (i) the receipt, retention and treatment of complaints received by the Companies regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or other matters.

24.	Review with the Board of Directors, at least annually, the adequacy of the Companies’ internal controls, including financial, operational and compliance controls; and risk management systems; and computerized information system controls and security.

3

Annex D

Carnival plc Corporate Governance Report

Corporate governance

Carnival Corporation and Carnival plc (together referred to as “Carnival Corporation & plc”) combined their businesses on April 17, 2003 through a dual listed company (“DLC”) structure. Each company remains a public company with Carnival Corporation’s securities listed on the New York Stock Exchange (“NYSE”) and Carnival plc’s securities listed on the London Stock Exchange (“LSE”) with a listing of American Depositary Shares on the NYSE. As a result, the companies are subject to the corporate governance rules of both the U.S. and the UK.

Following completion of the DLC transaction, the existing policies and practices of both companies were reviewed to implement a single corporate governance framework consistent, to the extent possible, with the governance practices and requirements of both countries. Although customs and practices differ between the two countries, Carnival Corporation & plc (“Carnival”) has strived to be compliant with the UK practices whenever possible. Carnival believes that the resulting corporate governance framework described below effectively addresses the corporate governance requirements of both the U.S. and the UK.

Corporate Governance Guidelines

Carnival Corporation and Carnival plc have adopted corporate governance guidelines (the “Guidelines”) that set forth the general governance principles approved by the boards of directors of Carnival Corporation and Carnival plc. These principles are summarized below.

•	A majority of the members of each of the boards of directors (the “Boards”) must be independent.

•	The Nominating & Governance Committees will review with the Boards, on an annual basis, the requisite skills and characteristics of new Board members, as well as the composition of the Boards as a whole. The Boards, as discussed in detail below, believe that length of tenure alone should not result in the loss of independence.

•	The responsibilities of the directors are laid out in the Guidelines and cover matters such as the directors duties to the companies and their shareholders, attendance at meetings and the annual review of Carnival Corporation & plc’s long-term strategic plans and the principal issues that Carnival Corporation & plc will face in the future.

•	Each Board will have at all times an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. All the members of these committees will be independent directors under the criteria established by the NYSE. Each committee has its own charter, which principally sets forth the purposes, goals and responsibilities of the committees.

•	Directors have free and full access to officers and employees of Carnival.

•	The Compensation Committees will recommend the form and amount of director compensation in accordance with the policies and principles set forth in its charter and conduct an annual review thereof.

•	The Nominating & Governance Committees will assess and recommend Board candidates for appointment as directors and maintain orientation programs for new directors and continuing education programs for all directors.

•	The Compensation Committees will conduct an annual review of the compensation of all directors and executive officers including a review of the Chief Executive Officer’s (“CEO”) performance, as set forth in its Charter, which is reviewed by the Boards to ensure that the CEO is providing the best leadership for Carnival in the long and short-term.

•	The Boards will conduct an annual performance evaluation to determine whether it, its committees and individual directors are functioning effectively. The Nominating & Governance Committees will receive comments from all directors and report annually to the Boards with an assessment of the Boards’ performance focusing on the Boards’ contribution to Carnival and specifically focus on areas of potential improvement.

1

Copies of the charters of the Carnival Corporation & plc Audit Committees, Nominating & Governance Committees and Compensation Committees containing the terms of reference of those committees can be found at our website at: www.carnivalplc.com or www.carnivalcorp.com.

Set out below is a statement of how Carnival has applied the principles of the Combined Code applicable to the company for the year ended November 30, 2003 (the “Code”) during the year.

Part A:    Directors

Board composition

Following the DLC transaction, the boards of directors of each of Carnival Corporation and Carnival plc (the “Boards”) were reconstituted to thirteen members: six executive directors and seven non-executive directors. In June 2003, another non-executive director was added to the Boards resulting in the current fourteen-member Boards.

The biographical details of the board members are contained in the Carnival Corporation & plc proxy statement to which this report is annexed (the “Proxy Statement”). Board meetings are held on a regular basis. During the financial year ended November 30, 2003, the board of directors of Carnival plc held a total of seven meetings, three of which were on or after April 17, 2003 (the date the DLC structure was implemented). All board meetings during the year were attended by the full board. The board members are given appropriate documentation in advance of each board and committee meeting. All directors have access to the Company Secretary to the Boards and are able to take independent professional advice, at Carnival’s expense, if required. The board of directors of Carnival plc has a formal schedule of matters reserved to them for decision. This schedule, recently adopted by the board of directors of Carnival Corporation, includes the approval of annual and interim results, significant changes in accounting policy, material acquisitions and disposals, as well as material agreements, major capital expenditure, budgets and strategic plans.

Principal Committees of the Boards

The following committees of the Boards of Carnival Corporation and Carnival plc, which have written charters setting out their authority and duties (copies of which are found on Carnival Corporation & plc’s website stated above), have operated throughout the year.

AUDIT COMMITTEES

Prior to completion of the DLC transaction, the Audit Committee of P&O Princess Cruises plc (now known as Carnival plc) was comprised of the following three non-executive directors: Baroness Hogg (chairperson), Sir John Parker and Peter Foy. From April 17, 2003 to the present, the members of the Audit Committees of the Boards have comprised the following four non-executive directors: Stuart Subotnick (chairman), Arnold Donald, Ambassador Richard Capen, Jr. and Sir John Parker. The Board of Carnival plc has determined that Stuart Subotnick has “recent and relevant financial experience” for the purposes of the Combined Code.

The Committees are scheduled to meet at least eight times a year and at other times if required. The Chief Operating Officer, Chief Financial and Accounting Officer, the Senior Vice President of Management Advisory Services and the independent auditors normally attend meetings at the invitation of the Committees. Six meetings of the Carnival plc Audit Committee were held during the year, which were attended by all Committee members.

The Committees appoint and approve the compensation of the independent auditors, the retention of the independent auditors and fees for all audit and non-audit work. They also review the significant risks or exposures of Carnival and the adequacy of internal controls, the quarterly and annual consolidated financial statements and the compliance with the Carnival Corporation & plc Code of Business Conduct and Ethics. The Committees have established and monitor the procedures for receipt of employee complaints regarding any alleged fraud or violations of law.

2

COMPENSATION COMMITTEES

The Compensation Committees of the Boards (prior to April 17, 2003, such P&O Princess Cruises plc Committee being known as the Remuneration Committee) comprise three non-executive directors. Before the DLC transaction, the members of the P&O Princess Cruises plc Compensation Committee were Peter Foy (chairman), Baroness Hogg and Sir John Parker. Post the DLC transaction, the Committees of Carnival Corporation and Carnival plc have comprised Modesto Maidique (chairman), John P. McNulty and Sir John Parker.

The Committees are scheduled to meet at least four times a year and at other times as required. Executive directors are invited to attend for appropriate items, but are excluded when their own performance and remuneration are under review. Four meetings of the Carnival plc Compensation Committee were held during the year, which were attended by all Committee members.

The Committees are responsible for the evaluation and approval of the director and officer compensation plans, policies and programmes of Carnival plc. They annually review and approve corporate goals and objectives relevant to the CEO’s compensation and evaluate and determine the CEO’s compensation. They also annually review and make recommendations to the Boards with respect to the compensation of all directors and executive officers other than the CEO. The Committees are empowered to retain any compensation consultant to be used to assist in the evaluation of compensation issues.

NOMINATING & GOVERNANCE COMMITTEES

Prior to completion of the DLC transaction, the Nominating & Governance Committee (then known as the Nominations Committee) of P&O Princess Cruises plc (now known as Carnival plc) was comprised of the following three non-executive directors and two executive directors: Lord Sterling (chairman), Baroness Hogg, Sir John Parker, Peter Ratcliffe and Peter Foy. From April 17, 2003, the Nominating & Governance Committees of the Boards have been comprised of the following three non-executive directors: Uzi Zucker (chairman), Stuart Subotnick and Baroness Hogg.

The Committees meet periodically as required. Two meetings of the Carnival plc Nomination & Governance committee were held during the year, which were attended by all Committee members.

The function of the Committee is to assess and recommend to the Board candidates for appointment as directors of Carnival and committee members. They are also responsible for establishing procedures to exercise oversight of the evaluation of the Board and management and the maintenance of education programmes for new directors and continuing education for all directors. In June 2003 all directors attended a comprehensive orientation session.

On June 25, 2003, the charter of Carnival plc’s Nominating & Governance Committee was amended to provide for it to be responsible for annually reviewing and reassessing the adequacy of the Corporate Governance Guidelines and recommending any proposed changes to the Carnival plc board for approval, in line with the charter of the Carnival Corporation Nominating & Governance Committee.

Independence

All of the non-executive directors are considered to be independent directors. Consistent with U.S. practice, the Boards believe that length of tenure should be one of the factors considered with respect to the independence of directors, but tenure alone should not result in the loss of independence. Automatic loss of independence status for directors due to tenure would effectively operate as a term limit for independent directors and result in the loss of the valuable contributions of directors who have been able to develop over time increasing insight into Carnival Corporation & plc and its operations. Also, finding qualified replacements that are willing to serve as directors has become a greater challenge for companies in the current environment of heightened legal scrutiny of boards of directors. The Boards prefer to rely on vigorous annual evaluations of individual directors to review their objectivity and independence, as well as their overall effectiveness as directors. All directors are also subject to annual re-election by shareholders following individual evaluations and recommendations by the Nominating & Governance Committee.

3

The non-executive directors of Carnival Corporation & plc who are U.S. citizens participate in a special Carnival Corporation stock option plan, details of which are described in the Carnival plc Director’s Remuneration Report. The two UK non-executive directors, Baroness Hogg and Sir John Parker, have opted not to participate in such option plan. Participation in stock option plans by non-executive directors is a common practice in the U.S. and the Boards do not believe that such participation affects the independence of the participating directors. The overall compensation plan for non-executive directors for 2004 is currently under review by the Boards.

The Chairman and the Chief Executive

The CEO of Carnival Corporation & plc also serves as its Chairman of the Boards. Unlike the prevailing practice in the UK, 485 of the Fortune 500 companies in the U.S. have chairpersons that are also the CEO or have other significant relationships with their companies beyond board duties. The Boards believe that the presence of a majority of non-executive directors, as well as the requirement that all principal board committees be comprised exclusively of non-executive directors, ensures a suitable balance of power and authority. The Boards have also appointed a non-executive director, Stuart Subotnick, as senior independent director with the authority to approve board agendas, meeting schedules and the information flow to the Boards. As a further measure to enhance the effectiveness of the non-executive directors, the non-executive directors meet outside the presence of the executive directors at least quarterly under the chairmanship of the senior independent director. In addition, the non-executive directors meet with the Chairman of the Board at least quarterly with no other executive directors present.

Part B:    Directors’ Remuneration

The Carnival plc Directors’ Remuneration Report is contained in Annex B to the Proxy Statement. A resolution to approve the remuneration report will be proposed at the forthcoming annual general meeting.

Part C:    Relations with Shareholders

The formal channels of communication by which the Boards communicate to shareholders the overall performance of Carnival Corporation & plc are the Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission, the Annual Report to Shareholders, the Proxy Statement and press releases.

Senior management of Carnival Corporation & plc meet frequently with representatives of institutional shareholders to discuss their views and to ensure that the strategies and objectives of the companies are well understood. Issues discussed with institutional shareholders include performance, business strategies and any corporate governance concerns.

Presentations are made to representatives of the investment community periodically in the U.S., the UK and elsewhere. Results of each fiscal quarter are reviewed with the investment community following each quarter on conference calls that are broadcast live over the Internet.

The Boards will receive periodic briefings from management regarding feedback and information obtained from Carnival’s shareholders and brokers. The Boards’ members will also be provided copies of reports prepared by key market analysts.

The Boards have implemented procedures to facilitate communications between shareholders and the Boards. Shareholders who wish to communicate with the Boards of Directors can address their communications to the attention of the Corporate Secretary of Carnival Corporation & plc at its principal address or at aperez@carnival.com. The Corporate Secretary will maintain a log of all such communications, promptly forward to the senior independent director, Stuart Subotnick those which the Corporate Secretary believes require immediate attention, and also periodically provide the senior independent director with a summary of all such communications and the actions taken in connection therewith. The senior independent director shall notify the Boards of Directors or the chairs of the relevant committees of the Boards of those matters that he believes are appropriate for further action or discussion.

4

Annual Meetings

The Boards of directors are pleased to invite you to attend our joint annual meetings of shareholders. As we have shareholders in both the United Kingdom and the United States, our intention is to rotate the location of the annual meetings between the United States and the United Kingdom each year in order to accommodate shareholders on both sides of the Atlantic. Last year we held our annual meetings in Southampton, England, and this year we will be holding them in New York City.

The annual meetings will be held at The Auditorium at Equitable Center, 787 Seventh Avenue, in New York City on Thursday, April 22, 2004. The meetings will commence at 10:00 a.m. (New York time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

We are also offering our shareholders the opportunity to tour Queen Mary 2 during the afternoon of April 22, 2004 in New York or the morning of May 24, 2004 in Southampton, England. Details are enclosed.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to one of our websites, www.carnivalcorp.com or www.carnivalplc.com, shortly before the start of the meetings and follow the instructions provided. For our UK shareholders, we will also be hosting a webcast of the annual meetings at Southampton Guildhall in Southampton, England. Although shareholders will not be able to vote in Southampton (they must submit a proxy as described in the Carnival plc Notice of Annual General Meeting), they will be able to submit questions to the directors in New York.

Part D:    Accountability and Audit

Directors’ Responsibility

The statement of directors’ responsibilities in relation to the Carnival plc financial statements follows the Carnival plc Directors’ Report in Annex A of the Proxy Statement.

Independence of Auditors

The Audit Committee is responsible for engaging a firm of auditors of appropriate independence and experience and for the approval of all audit and non-audit fees and terms. The Committee’s policy is to undertake a formal assessment of the auditor’s independence each year, which includes:

•	a review of non-audit services provided and related fees;

•	discussion with the auditors of a written report detailing all relationships with Carnival Corporation & plc and any other party that could affect the independence or the objectivity of the auditors;

•	evaluation with the Boards of the performance of the independent auditor and determine whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis.

The Audit Committee has implemented procedures relating to the provision of services by Carnival Corporation & plc’s auditor. These include:

•	requiring the pre-approval by the Committee of all audit and permissible non-audit services;

•	the maintenance of a schedule of certain non-audit services, including consultancy, investment banking and legal services, which Carnival Corporation & plc is specifically prohibited from obtaining from its audit firm; and

•	procedures which control, and in certain circumstances, prohibit, the recruitment of staff formerly employed by the external audit firm and involved in the audit of Carnival Corporation & plc.

An analysis of the fees payable to the external audit firm in respect of both audit and non-audit services during 2003 is set out in the Proxy Statement under the heading “Independent Certified Public Accountants.”

5

Going Concern

On the basis of current financial forecasts and available borrowing facilities, the directors have a reasonable expectation that Carnival has adequate resources to continue in operational existence for the foreseeable future and, accordingly, consider that it is appropriate to adopt the going concern basis in preparing the consolidated financial statements of Carnival plc.

Internal Control and Risk Management

Internal control and risk management within Carnival Corporation & plc’s business units is a well-defined, ongoing process embedded in each of the operations. It is designed to identify, evaluate and manage the significant risks faced by the units. A system of internal controls designed to be capable of responding quickly to evolving risks in the business has been established, comprising procedures for the prompt reporting of significant internal control weaknesses and deficiencies together with the appropriate corrective action.

Carnival Corporation & plc has adopted the Committee of Sponsoring Organizations (COSO) guidance for implementing its internal control framework as part of the Sarbanes-Oxley Act Section 404 compliance plan. COSO is considered to be the model internal control framework and references the same internal control objectives and components as are used by the Turnbull Guidance which assists UK boards in assessing the effectiveness of a company’s risk and control processes under the Combined Code.

The corporate executive management team receives periodic information regarding internal control issues arising at the business units. The primary focus of this aspect of the system is the corporate internal audit group that is responsible for monitoring the process, ensuring that issues common to more than one business unit are identified and that all relevant matters are brought to the attention of the Boards as a whole. The internal audit group is supported by the corporate accounting, finance and legal groups, as well as the CEO, Chief Operating Officer and the Chief Financial and Accounting Officer (the “Certifying Officers”). The Certifying Officers are required by rules of the U.S. Securities and Exchange Commission to file written certifications on a quarterly basis with the SEC certifying, among other items, that they have disclosed to the auditors and the audit committee all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Carnival Corporation & plc’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in Carnival Corporation & plc’s internal controls over financial reporting.

The Certifying Officers will be required under new SEC rules to certify to the SEC that they designed such internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Certifying Officers will also be required to evaluate such internal controls.

In the UK, the directors of Carnival Corporation & plc are responsible for the Carnival system of internal controls but recognise that any such system can provide only reasonable and not absolute, assurance against material misstatement or loss. The Audit Committees review the adequacy of internal controls within Carnival Corporation & plc on an annual basis in accordance with the framework of internal control as set forth by COSO and mirrored within the Turnbull Guidance.

The system of internal control was in place throughout the year and has continued in place up to the date of approval of this report. The system is designed to manage rather than eliminate the risk of failure to achieve business objectives. The Boards confirm that they have reviewed its effectiveness and that it is in compliance with the Turnbull Guidance.

Statement of Compliance with the June 1998 Combined Code

Throughout the period from January 1, 2003 to the date of the DLC transaction with Carnival Corporation, Carnival plc has complied with the provisions set out in Section 1 of the June 1998 Combined Code. Since the DLC transaction with Carnival Corporation on April 17, 2003, other than the

6

combined role of the Chairman and Chief Executive Officer, which has been commented on above under the heading “The Chairman and the Chief Executive Officer” and the issues noted in the Directors’ Remuneration Report, Carnival Corporation & plc has complied with the provisions in the June 1998 Combined Code. Although the new Combined Code is only effective for reporting years beginning on or after November 1, 2003, the Nominating & Governance Committees and the Boards have reviewed the provisions of the new code and have implemented changes to their corporate governance procedures such that, subject to the issues noted above, at this time Carnival is significantly advanced towards compliance with the new code.

7

Annex E

Environmental Policy

Carnival Corporation & plc is an international company providing cruise vacations worldwide. Our core values include preserving the marine environment and in particular the pristine condition of the waters upon which our vessels sail. We are committed to pollution prevention, regulatory compliance and continuous improvement of our environmental management. Our goal is to be the industry leader for environmental excellence. We will achieve this goal by continuously improving our processes to minimize environmental impact and waste.

Carnival Corporation & plc will realize its objectives and commitment to environmentally conscious practices by:

(a)	fostering a corporate culture of environmental compliance that extends to all shoreside and shipboard personnel;

(b)	requiring its operating lines and employees not to impose budgetary constraints when the expenditure of funds is necessary to ensure environmental compliance;

(c)	requiring its operating lines to implement procedures and install equipment that assists in ensuring environmental compliance;

(d)	developing an environmental compliance system that ensures compliance with applicable environmental laws and regulations;

(e)	implementing processes to ensure awareness of and compliance with changing environmental regulations;

(f)	implementing processes to improve onboard equipment, operating procedures and training; and

(g)	improving mechanisms for detecting, correcting and preventing noncompliance.

To assist in ensuring we are meeting our environmental goals, we have established the Carnival Corporation Environmental Hotline for Carnival Cruise Lines, Costa Cruises, Cunard Line, Holland America Line, Seabourn Cruise Line, Windstar Cruises, Princess, P&O Cruises, AIDA, Swan Hellenic, Ocean Village, and P&O Cruises Australia.

The purpose of this service is to provide a mechanism for reporting any concerns you may have regarding environmental practices, policies or events. Environmental Compliance staff will review the messages and address them appropriately.

Environmental Hotline

(888) 290-5105 (North America)

environmental@carnival.com

1

CARNIVAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2004

The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint Micky Arison and Arnaldo Perez, and each of them, proxies and attorneys in fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 22, 2004 or any postponement or adjournment of the annual meeting.

Please mark your vote as indicated in this example:    ☒

A vote “FOR” Proposals 1 through 7 is recommended by the Board of Directors.

1.	To vote for the election of the following nominees:

Micky Arison, Ambassador Richard G. Capen, Jr., Robert H. Dickinson, Arnold W. Donald, Pier Luigi Foschi, Howard S. Frank, Baroness Hogg, A. Kirk Lanterman, Modesto A. Maidique, John P. McNulty, Peter Ratcliffe, Sir John Parker, Stuart Subotnick and Uzi Zucker.

FOR all nominees	☐

WITHHOLD all nominees	☐

WITHHOLD authority to vote for any individual nominees	☐

(INSTRUCTION: To WITHHOLD authority to vote any individual nominees, write that nominee’s name on the line below.)

2.	To appoint PricewaterhouseCoopers as independent auditors for Carnival plc and to ratify the selection of PricewaterhouseCoopers LLP as independent certified public accountants for Carnival Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To authorize the audit committee of Carnival plc to agree the remuneration of the independent auditors.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	To receive the accounts and reports for Carnival plc for the financial period ended November 30, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	To approve the directors’ remuneration report of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	To approve limits on the authority to allot shares by Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

7.	To approve the disapplication of pre-emption rights for Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

8.	In their discretion, the proxies are authorized to vote upon such other business as may come before the annual meeting, or any adjournment(s) thereof.

I will be attending the annual meeting  ☐. Print name below.

PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1 through 7.

Signature	Signature
(Please sign exactly as name appears above.)

Dated: , 2004

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Annual General Meeting

Name of Shareholder(s)

I/We, hereby appoint The Chairman of the meeting, or (SEE NOTE 5)

to attend and vote on my/our behalf at the Annual General Meeting of Carnival plc (the Company) to be held on Thursday, 22 April 2004 and at any adjournment of the meeting. I would like my proxy to vote on the resolutions proposed at the meeting as indicated on this form.

Please indicate your vote by marking the appropriate boxes in black ink like this:

Signature	Date
This card should not be used for any comments, change of address, or other queries. Please send separate instruction.

Product ID

Resolution		For	Against	Withheld
1.	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc	☐	☐	☐

2.	To re-elect Ambassador Richard G Capen Jr as a director of Carnival Corporation and Carnival plc	☐	☐	☐

3.	To re-elect Robert H Dickinson as a director of Carnival Corporation and Carnival plc	☐	☐	☐

4.	To re-elect Arnold W Donald as a director of Carnival Corporation and Carnival plc	☐	☐	☐

5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc	☐	☐	☐

6.	To re-elect Howard S Frank as a director of Carnival Corporation and Carnival plc	☐	☐	☐

7.	To re-elect Baroness Hogg as a director of Carnival Corporation and Carnival plc	☐	☐	☐

8.	To re-elect A Kirk Lanterman as a director of Carnival Corporation and Carnival plc	☐	☐	☐

9.	To re-elect Modesto A Maidique as a director of Carnival Corporation and Carnival plc	☐	☐	☐

10.	To elect John P McNulty as a director of Carnival Corporation and Carnival plc	☐	☐	☐

11.	To re-elect Peter Ratcliffe as a director of Carnival Corporation and Carnival plc	☐	☐	☐

12.	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc	☐	☐	☐

13.	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc	☐	☐	☐

14.	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc	☐	☐	☐

15.	Appointment of Carnival plc’s independent auditors and ratification of Carnival Corporation’s independent certified public accountant	☐	☐	☐

16.	Authorisation of Carnival plc’s audit committee to agree the independent auditors’ remuneration	☐	☐	☐

17.	Receiving of Carnival plc annual accounts and reports	☐	☐	☐

18.	Approval of Carnival plc remuneration report	☐	☐	☐

19.	Renewal of Carnival plc section 80 authority	☐	☐	☐

20.	Renewal of Carnival plc section 89 authority	☐	☐	☐

Admission Card

Carnival plc Annual General Meeting

Thursday 22 April 2004 at 10.00am (New York time)

Venue: The Auditorium at Equitable Center

787 Seventh Avenue New York, New York U.S.A.

If you come to the meeting please bring this card with you. It is evidence of your right to attend and vote at the Meeting and will help you gain admission as quickly as possible. Please also see overleaf.

Poll Card

Please bring this card with you to the meeting. Do NOT post this card to the Registrar.

RESOLUTIONS		For	Against	Withheld

1	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc

2	To re-elect Ambassador Richard G Capen Jr as a director of Carnival Corporation and Carnival plc

3	To re-elect Robert H Dickinson as a director of Carnival Corporation and Carnival plc

4	To re-elect Arnold W Donald as a director of Carnival Corporation and Carnival plc

5	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc

6	To re-elect Howard S Frank as a director of Carnival Corporation and Carnival plc

7	To re-elect Baroness Hogg as a director of Carnival Corporation and Carnival plc

8	To re-elect A Kirk Lanterman as a director of Carnival Corporation and Carnival plc

9	To re-elect Modesto A Maidique as a director of Carnival Corporation and Carnival plc

10	To elect John P McNulty as a director of Carnival Corporation and Carnival plc

11	To re-elect Peter Ratcliffe as a director of Carnival Corporation and Carnival plc

12	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc

13	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc

14	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc

15	Appointment of Carnival plc’s independent auditors and ratification of Carnival Corporation’s independent certified public accountant

16	Authorisation of Carnival plc’s audit committee to agreement the independent auditors’ remuneration

17	Receiving of Carnival plc annual accounts and reports

18	Approval of Carnival plc remuneration report

19	Renewal of Carnival plc section 80 authority

20	Renewal of Carnival plc section 89 authority

Name:

Signature:

Notes:

1.	A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend and (on a poll) vote instead of him. All of the proposed resolutions will be voted on a poll. A proxy need not be a shareholder of the Company.

2.	To be valid, your signed and dated proxy form must be completed, signed and deposited together with any power of attorney or authority under which it is signed or a certified copy of such power or authority (whether delivered personally or by post), at the offices of the Company’s registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6DA as soon as possible and no later than 3.00 pm on 20 April 2004. In the case of a corporation, the proxy form should be exercised under its common seal and/or the hand of a duly authorised officer or person. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others in their entirety as regards that share. If the Company is unable to determine which was executed last, none of them shall be valid in respect of that share.

3.	The “Vote Withheld” box is provided to enable you to abstain on any particular resolution. However, it should be noted that a “vote withheld” is not a vote in law and will not be counted in the calculation of the proportion of votes “for” and “against” a resolution but will be counted to establish if a quorum is present.

4.	If you would like to submit your proxy vote via the Internet, you can do so by accessing the www.sharevote.co.uk website. To do this you will need to use the Reference Number, Card ID and Account Number which are given opposite. Alternatively CREST members can submit their proxy through the CREST Electronic Proxy Appointment Service (ID7RA01).

5.	Only those shareholders registered in the register of members of the Company at 11.00 pm on 20 April 2004 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11.00pm 20 April 2004 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

6.	In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the register of members of the Company in respect of the relevant joint holding.

7.	To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issue’s agent (ID number 7RA01) by 3.00 pm on 20 April 2004. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST System) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

8.	Return of this form of proxy will not prevent a registered shareholder from attending the meeting and voting in person.